An Appraisal Report

                                       Of

                         One Main Place Shopping Center
                A 68,566 SF Neighborhood Shopping Center Building
                           5500 Telephone Road/SR-613
                     Pascagoula, Jackson County, Mississippi

                            Effective Date Of Report
                                 August 18, 1997

                                Specifically For
                               Mr. Lawrence Miller
                          Debt and Equity Markets Group
                      Merrill Lynch Mortgage Capital, Inc.
                                WFC - North Tower
                                250 Vessey Street
                          New York, New York 10281-1326

                                       By
                       Huber & Lamb Appraisal Group, Inc.
                          109 Westpark Drive, Suite 320
                         Brentwood, Tennessee 37027-5032

                                    09-97-568

               [Letterhead of HUBER & LAMB APPRAISAL GROUP, INC.]

November 25, 1997


Mr. Lawrence Miller
Debt and Equity Markets Group
Merrill Lynch Mortgage Capital, Inc.
WFC - North Tower
250 Vessey Street
New York, New York 10281-1326

RE:     AN APPRAISAL ASSIGNMENT OF ONE MAIN PLACE SHOPPING CENTER
        A 68,566 SF NEIGHBORHOOD SHOPPING CENTER BUILDING
        5500 TELEPHONE ROAD/SR-613
        PASCAGOULA, JACKSON COUNTY, MISSISSIPPI

Dear Mr. Miller:

At your request and authorization, we have appraised the above-referenced property for the purpose of estimating its current market value as of August 18, 1997, assuming an individual property sale. In addition, you have requested the estimated value of the subject assuming it is part of a 18 property portfolio sale. The property rights being appraised are the leased fee interest in the subject property. It is our understanding that the report will be used to assist in real estate mortgage finance underwriting of the subject property.

ASSUMING SINGLE ASSET PROPERTY SALE

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of August 18, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the leased fee interest in the subject property is:

                      THREE MILLION FIFTY THOUSAND DOLLARS
                                  ($3,050,000)

ASSUMING PORTFOLIO SALE

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of August 18, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the leased fee interest in the subject property, assuming the property is sold as part of the 18 property portfolio described herein, is:

               THREE MILLION FOUR HUNDRED THIRTY THOUSAND DOLLARS
                                  ($3,430,000)

Mr. Lawrence Miller
November 25, 1997
Page 2


MARKETING PERIOD: The marketing period is estimated to be 12 months, assuming the subject is placed on the market at the final value estimate conclusion above.

Three approaches to value were utilized in the valuation process for the subject development. These included the cost approach, the sales comparison approach and the income capitalization approach.

The narrative appraisal report that follows contains the identification of the property, the assumptions and limiting conditions, pertinent facts about the area and the subject property, comparable data, the results of the investigations and analyses, and the reasoning leading to the conclusions contained herein. Our analysis, opinions, and conclusions were developed, and this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

As requested by the client, the following statements relate to the permitted use of the subject appraisal report.

o The report may be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan evidenced by a note (the "Property Note") secured by the Property.

o The report may be relied upon by any purchaser in determining whether to purchase the Property Note for this transaction from Merrill Lynch Mortgage Capital Inc.

o The report may be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Mortgage Note.

o The report may be included with and referred to in materials offering the Property Note or an interest in the Property Note for sale.

The uses previously described are considered to be consistent with the client's intended uses of the report. However, no other entity other than the previously described entities may rely upon this appraisal report without prior written consent from the appraiser.

Mr. Lawrence Miller
November 25, 1997
Page 3



We appreciate the opportunity to be of service to you. Should you have any questions concerning this appraisal, please do not hesitate to contact this office. For further information, your attention is directed to the following report.

Respectfully submitted,
HUBER & LAMB APPRAISAL GROUP, INC


/s/ James E. Lamb                                 /s/ Craig A. Johnson

James E. Lamb, MAI                                Craig A. Johnson
State Certified General Real Estate Appraiser     Associate Appraiser
Licensee #CG-557                                  State Certified General
                                                    Real Estate Appraiser
                                                  Licensee #TG-431 (Mississippi)
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                                                               TABLE OF CONTENTS
================================================================================

Summary of Important Facts and Conclusions.....................................1
The Appraisal Assignment.......................................................3
    Identification of Subject Property.........................................3
    Purpose & Use of The Appraisal Report......................................3
    Property Rights Being Appraised............................................3
    Significant Dates of Appraisal Assignment..................................3
    Scope of the Appraisal.....................................................3
    Subject Property Sales History.............................................4
Definition of Terms............................................................5
Assumptions and Limiting Conditions............................................9
Jackson County Analysis.......................................................11
    City/County Map...........................................................14
Shopping Center Market Analysis...............................................15
Neighborhood Analysis.........................................................20
    Neighborhood Map..........................................................23
Site Analysis.................................................................24
    As-Built Survey...........................................................27
    Tax Plat Map..............................................................28
    Flood Plain Map...........................................................29
Description of Improvements...................................................30
    Site Plan.................................................................33
Photographs of Subject Property...............................................34
Subject Property Zoning.......................................................37
    Zoning Map................................................................39
Highest and Best Use..........................................................40
Real Estate Tax Analysis......................................................44
Appraisal Procedure...........................................................46
Land Valuation................................................................48
    Land Sales................................................................50
      Comparable Land Sales Map...............................................54
    Land Valuation Summary....................................................56
Cost Approach.................................................................62
    Subject's Marshall Valuation Cost Data....................................63
    Analysis of Depreciation..................................................65
    Cost Approach Summary.....................................................69
Sales Comparison Approach.....................................................70
    Comparable Improved Sales Data............................................72
      Comparable Improved Sales Map...........................................82
    Sales Comparison Approach Analysis........................................83
      Sales Comparison Approach Reconciliation................................87
Income Capitalization Approach................................................89
    Comparable Improved Rental Data...........................................91


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 1
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                                                      Table of Contents, cont'd.
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      Comparable Improved Rental Map.........................................101
    Potential Gross Income Analysis..........................................102
    Expense Analysis.........................................................107
    Stabilized Operating Statement...........................................111
    Direct Capitalization Rate Analysis......................................112
      Subject's Potential Mortgage Terms Analysis............................114
      Debt Coverage Ratio Analysis:  A Test of Reasonableness................115
    Discounted Cash Flow Analysis............................................116
      Discounted Cash Flow Summary...........................................126
    Income Capitalization Approach Reconciliation............................129
Correlation and Final Estimate of Value......................................130
Certification of Value.......................................................133
Portfolio Sale Market Value Estimates........................................134
Certification of Value - Portfolio Sale Market Value Estimates...............141
Summary of Qualifications....................................................142
Addenda......................................................................147


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 2
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                                                      SUMMARY OF IMPORTANT FACTS
                                                                   & CONCLUSIONS
================================================================================

VALUATION CONCLUSION:
 SINGLE ASSET SALE
  AS IS VALUE ESTIMATE:                     $3,050,000
   Cost Approach:                           $2,950,000
   Sales Comparison Approach:               $3,100,000
   Income Capitalization Approach:          $3,050,000

  INTEREST APPRAISED:                       leased fee

  VALUE ESTIMATE'S IMPLIED UNITS OF COMPARISON:
   Value/SF:                                $44.48/SF
   GIM:                                     9.17x
   Overall Rate:                            10.12%

 AS IS PORTFOLIO SALE VALUE ESTIMATE:       $3,430,000

      SPECIAL LIMITING CONDITION: The portfolio sale value estimate specifically assumes the subject property is part of the 18 property portfolio defined herein.

ESTIMATED MARKETING PERIOD:                 12 months, assuming the subject is
                                            placed on the market at the final
                                            value estimate conclusion above.

SIGNIFICANT APPRAISAL DATES:
  DATE OF APPRAISAL REPORT:                 November 25, 1997
  EFFECTIVE DATE OF APPRAISAL:              August 18, 1997
  DATE OF INSPECTION:                       August 18, 1997

LOCATION:
  PHYSICAL LOCATION:                        Southeast corner of Telephone
                                            Road/SR-613 and Jefferson Avenue.
  CITY:                                     Pascagoula
  COUNTY:                                   Jackson
  STATE:                                    Mississippi

LEGAL DESCRIPTION:
  TAX MAP/PARCEL:                           40336014.000

PROPERTY DESCRIPTION:
 LAND AREA:
   Acres:                                   6.660
   Square Feet:                             290,110
   Zoning:                                  C-3 Commercial District

 IMPROVEMENTS:
   Property Type:                           Neighborhood shopping center


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 1
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                               SUMMARY OF IMPORTANT FACTS & CONCLUSIONS, CONT'D.
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    Tenancy:                                Multi-tenant
    Size (Gross Building Area):             68,566 SF
    Size (Net Rentable Area):               68,566 SF
    Year Built:                             1988
    Physical Occupancy at Completion:       100%

HIGHEST AND BEST USE:
    AS VACANT:                              Hold for investment and/or
                                            development as an office or retail
                                            services use.

    AS IMPROVED:                            Continued use as a shopping center
                                            on a multi-tenant basis.

ESTIMATED INCOME OPERATING DATA:
    GROSS POTENTIAL INCOME:                 $416,326
    STABILIZED VACANCY:                     5% of local shop space only
    NET OPERATING INCOME:                   $308,559


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 2
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                                                        THE APPRAISAL ASSIGNMENT
================================================================================

Identification of Subject Property

Property Name:                      One Main Place Shopping Center
Property Type:                      Neighborhood shopping center
Address:                            5500 Telephone Road/SR-613
General Location:                   Southeast corner of Telephone Road/SR-613
                                    and Jefferson Avenue
City:                               Pascagoula
County:                             Jackson
State:                              Mississippi
Tax Map/Parcel:                     40336014.000
Metes & Bounds Description:         See Exhibit 2 Addenda

Purpose & Use Of The Appraisal Report

Purpose of Report:                  Estimate the "as is" market value of subject
                                    property. The reader is referred to the
                                    Definition of Terms section of the report for the definition of market value as utilized in this analysis.

Client's Intended Use of Report:    Assist in real estate mortgage finance
                                    underwriting of the subject property.

Property Rights Being Appraised

      The property rights being appraised are the leased fee interest in the subject property. The reader is referred to the Definition of Terms section of the report for the definition of leased fee as utilized in this analysis.

Significant Dates of Appraisal

      The subject property is being appraised as of the effective date presented below. The appraised property is subject to the market influences and economic conditions that existed on that date. The Date of the Report represents the approximate date the appraisal report was performed and/or completed.

Date of Appraisal Report:           November 27, 1997
Effective Date Of Appraisal:        August 18, 1997
Date of Inspection:                 August 18, 1997

Scope Of The Appraisal

      In preparing this appraisal report, the appraisers have completed several steps to assemble the data and form the opinions presented in this written report.

      1. Considered the complexity of the property and the appraisal assignment in the context of the purpose and intended use of the appraisal report.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 3
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                                               The Appraisal Assignment, cont'd.
================================================================================

      2. Analyzed the Pascagoula economy and the subject neighborhood to determine the market conditions that effect the subject's market value.

      3.    Inspected the subject property and surrounding neighborhood.

      4. Gathered physical and/or factual data on the subject recorded data, physical characteristics of the site and improvements, and legal restrictions imposed by the municipal government.

      5. Analyzed the data gathered and determined their affects on market value in conjunction with the highest and best use of the real estate as if vacant and as improved.

      6. Considered the appropriateness of the three traditional appraisal approaches to value including the cost approach, sales comparison approach and the income capitalization approach.

      7. The application and process of each valuation approach are detailed in their respective report sections; however, the appraisers have thoroughly researched market data in each approach and have presented the most pertinent data and the reasoning and opinions leading to the conclusion of market value via each approach to value.

      8. Reconciled the analysis and value indications by the three approaches to value into a final market value conclusion.

Subject Property Sales History

      The following summarizes the most recent sales transaction and prior sales history of the subject property:

Current Owner of Record:            One Main Place Partners, Ltd.

Most Recent Transaction  Data:
     Transaction Date:              10/17/95
     Grantor:                       Gulf Village Shopping Center, Inc.

     Consideration:                 $2,150,000

     Deed Book/Page:                1073 / 326
     Comparison to
        Concluded Value:            The above value consideration does not
                                    compare well with the value presented within this appraisal report, due to changing market conditions for neighborhood shopping centers in the last 12 months.

Current Contracts:                  None reported

Current Listing:                    Not listed for sale


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 4
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                                                             DEFINITION OF TERMS
================================================================================

1. Market Value - The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

            Sources:    1.    Comptroller of the Currency; 12 CFR Part 34
                              Section 34.42(f) of Federal Regulations.

                        2. FDIC Final Rule on Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), effective September 19, 1990, as defined in 12 CFR Part 323.4.a.10.

2. Highest and Best Use - That reasonable and probable use that will support the highest present value, as defined, as of the effective date of the appraisal. Alternatively, that use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible, and which results in the highest land value.

3. Market Rent - The rental income that a property would most probably command on the open market; indicated by current rents paid and asked for comparable space as of the date of appraisal.

4. Market Price - The amount actually paid, or to be paid for a property in a particular transaction. This differs from market value in that it is an accomplished or historic fact, whereas market value is and remains an estimate until proven. Market price involves no assumption of prudent conduct by the parties, of absence of undue stimulus or of any other condition basic to the market value concept.

5. Appreciation - Increase in value due to increase in cost to reproduce, value over the cost, or value at some specified earlier point in time, brought about by greater demand, improved economic conditions, increasing price levels, reversal


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 5
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                                                   Definitions of Terms, cont'd.
================================================================================

      of depreciating environmental trends, improved transportation facilities, direction of community or area growth, or other factors.

6. Depreciation - A loss of utility and hence value from any cause. An effect caused by deterioration and/or obsolescence.

7. Investment Value - The value of an investment to a particular investor, based on his or her investment requirements; as distinguished from market value, which is impersonal and detached.

8. Functional Obsolescence - Impairment of functional capacity or efficiency. Functional obsolescence reflects the loss in value brought about by such factors as overcapacity, inadequacy, and changes in the art, that affect the property item itself or its relation with other items comprising a larger property. The inability of a structure to perform adequately the function for which it is currently employed.

9. External Obsolescence - Impairment of desirability or useful life arising from factors external to the property, such as economic forces or environmental changes which affect supply-demand relationships in the market. Loss in the use and value of a property arising from the factors of external obsolescence is to be distinguished from loss in value from physical deterioration and functional obsolescence, both of which are inherent in the property. Also referred to as locational or economic obsolescence.

10. Fee Simple Estate - Absolute ownership unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation.

11. Leased Fee Estate - An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

12. Leasehold Estate - The right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease.

13. Present Value - The current monetary value. It is the today's cash lump sum which represents the current value of the right to collect future payments. It is the discounted value of aggregate future payments.

14. Gross Sales Proceeds - The total amount of invoiced sales, before deducting returns, allowances, etc. over the forecasted sellout period.

15. Forecasting - Predicting a future happening or condition based on past trends and the perceptions of market participants, tempered with analytical judgment concerning the continuation of these trends and the realization of these perceptions in the future.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 6
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                                                   Definitions of Terms, cont'd.
================================================================================

16. Overall Capitalization Rate - An income rate for a total property that reflects the relationship between a single year's net operating income expectancy or an annual average of several years' income expectancies and total price or value; used to convert net operating income into an indication of overall property value.

17. Discount Rate - A rate of return on capital used to convert future payments or receipts into present value.

18. Internal Rate of Return - The annualized rate of return on capital that is generated or capable of being generated within an investment or portfolio over the period of ownership; similar to the equity yield rate; often used to measure profitability after income taxes, i.e., the after-tax equity yield rate; the rate of discount that makes the net present value of an investment equal to zero; discounts all returns from an investment, including returns from its termination, to equal the original investment.

19. Retail Value - The term "retail" refers to the aggregate sum of all the individual unit values as of the date of the appraisal. Generally applied to residential lot sales or condominium developments.

Source of Definitions: The American Institute of Real Estate Appraisers, The Dictionary of Real Estate Appraisal; American Institute of Real Estate Appraisers and Society of Real Estate Appraisers, Real Estate Terminology, Ed. Byrl N Boyce (Cambridge, MA: Ballinger Publishing Company, 1981); or standard industry definitions.

Supplemental Definitions

1. Market Value "As Is" on Appraisal Date: An estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the appraisal is prepared.

2. Prospective Value Upon Completion of Construction: The Value presented assumes all proposed construction, conversion, rehabilitation is hypothetically completed, or under other specified hypothetical conditions, as of the future date when such construction completion is projected to occur. If anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate shall reflect the market value of the property in its then "as-is" leased state (future cash flows must reflect additional lease-up costs, including tenant improvements and leasing commissions, for all areas not pre- leased). For properties where individual units are to be sold over a period of time, this value should represent that point in time when all construction and development costs have been expended for that phase, or those phases, under valuation.

3. Prospective Value Upon Achieving Stabilized Occupancy: The value presented assumes the property has attained the optimum level of long-term occupancy, which an income-producing real estate project is expected to achieve under


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 7
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                                                   Definitions of Terms, cont'd.
================================================================================

      competent management after exposure for leasing in the open market for a reasonable period of time at terms and conditions comparable to competitive offerings. The date of stabilization must be estimated and stated within the report.

4. Proposed Tract Development: Means a project of five units or more that is constructed, or is to be constructed, as a single development. A tract development may be units in a subdivision, condominium project, timeshare project, or any similar project meant to be sold as individual units over a period of time.

5. Fair Value - The cash price that might reasonably be anticipated in a current sale under all conditions requisite to a fair sale. A "fair sale" means that buyer and seller are each acting prudently, knowledgeably, and under no necessity to buy or sell. "Current sale" means that the property is exposed to the open market for a reasonable time considering the proeprty type and local market conditions. When a current sale is unlikely, i.e., when it is unlikely that the sale can be completed within 12 months, the appraiser should discount to present value any and all cash flows which might be generated by the property to obtain the estimate of fair value. These cash flows include, but are not limited to, those arising from ownership, development, operation, and sale of the property. The discount applied should reflect the appraiser's judgement of what a prudent, knowledgeable purchaser under no necessity to buy would be willing to pay to purchase the property in a current sale. Whenever the appraiser believes that more than one year is necessary for a fair sale of the property, the appraiser shall state and justify the estimated holding period, cash flows and the discount rate applied.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 8
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                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

      Standard Rule 2-2g of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute requires the appraiser to clearly and accurately set forth all facts, assumptions and conditions that affect the analysis, opinions and conclusions upon which the appraisal is based. In compliance therewith, and to assist the reader in interpreting this report, such assumptions and limiting conditions are set forth as follows:

1. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

2. No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, notwithstanding the fact that such matters may be discussed in the report.

3. The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinion herein stated.

4. The valuation is reported in dollars of currency prevailing on the date of appraisal.

5. Maps, plats, and exhibits included herein are for illustration only as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

6. All information and comments pertaining to this and other properties included in the report represent the personal opinion of the appraiser, formed after examination and study of the subject and other properties. While it is believed the information, estimates and analyses are correct, the appraiser does not guarantee them and assumes no liability for errors in fact, analysis or judgement.

7. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser or the firm with which he is connected, or any re- ference to the Appraisal Institute or the MAI or RM designation) shall be disseminated to the public through advertising media, public relations media, news media, sales media or any other public means of communication without prior written consent and approval of the undersigned.

8. The appraiser is not required to give testimony or to appear in court by reason of this appraisal, unless prior arrangements have been made.

9. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

10. Certain information concerning market and operating data was obtained from others. This information is verified and checked, where possible, and is used in this appraisal only if it is believed to be accurate and correct. However, such information is not guaranteed.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 9
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                                    Assumptions and Limiting Conditions, cont'd.
================================================================================

11. Real Estate Values are influenced by a large number of external factors. The data contained herein is all of the data we consider necessary to support the value estimate. We have not knowingly withheld any pertinent facts, but we do not guarantee that we have knowledge of all factors which might influence the value of the subject. Due to rapid changes in the external factors, the value estimate is considered reliable only as of the date of the appraisal.

12. Opinions of value contained herein are estimates. There is no guarantee, written or implied, that the subject property will sell for such amounts.

13. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures which would render it more or less valuable. No responsibility is assumed for such conditions or for engineering which may be required to discover such factors.

14. If the subject of the appraisal is an improved property, the appraiser has personally inspected the property and finds no obvious evidence of structural deficiencies except as stated in this report; however, no responsibility for hidden defects or conformity to specific governmental requirements, such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

15. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

16. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act (aka, ADA). It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

17. The value estimate assuming a portfolio sale specifically assumes the property is sold as part of the 17 property portfolio described within the attached report. As is the case with any value estimate, the portfolio sale value estimate is based on a sale within a typical marketing period of 12 months or less. Any fluctuations in market conditions can possibly have more significant effects on portfolio value than individual property sales.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 10

                                                         JACKSON COUNTY ANALYSIS
================================================================================

Physical Characteristics

      Jackson County is situated in the southeast section of Mississippi, on the Gulf of Mexico. The County contains a total of 744 square miles of area, of which 56 square miles are incorporated areas of: Pascagoula, Moss Point, Ocean Springs and Gautier. Therefore, only eight (8) percent of the total area is incorporated. It is important to note, however, that there are several communities in Jackson County that are not incorporated, but account for a considerable amount of population. Gautier became an incorporated city in the mid-1980's, and the City of Moss Point annexed portions of Escatawpa in the early 1990's.

      The four incorporated areas mentioned above (Pascagoula, Moss Point, Ocean Springs and Gautier) are all located in the southern portion of the County, along the Gulf of Mexico and Pascagoula Rivers. Pascagoula is situated along the Gulf of Mexico and Pascagoula Rivers. Pascagoula is situated along the Gulf of Mexico and the east bank of the East Pascagoula River. Moss Point is located north of Pascagoula, on the Escatawpa River. Gautier is located on the Gulf of Mexico and the west bank of the West Pascagoula River and Ocean Springs is located on the Gulf of Mexico and the Biloxi Bay, in the western section of the County.

Community Influences

      Pascagoula and Moss Point are industrial employment centers for the area, while Gautier and Ocean Springs are bedroom communities. Gautier has developed over the last 20 years due to the industrial expansion in Pascagoula and the scarcity of residential land in Pascagoula. It is now the location of a regional mall and three community shopping centers, and thus, it became the shopping center for the area. However, Wal-Mart and K-Mart have built new shopping centers in Pascagoula and Ocean Springs, and several of the neighborhood shopping center spaces around the Singing River Mall are now vacant. In fact, one of the shopping centers, located directly across from the mall, sold at auction several years ago.

      Ocean Springs has consistently been a favorite bedroom community in the area. It was a resort community until the early part of this century and it is now the fastest growing residential area of the County. It not only serves as a bedroom community for Pascagoula/Moss Point, but Biloxi/Gulfport as well. It is also a popular retirement community. It is interesting to note that from 1986 to 1991, Ocean Springs increased in total water meters by 10.8%, while Pascagoula increased by less than 2%, and Moss Point did not grow at all. Since 1991, however, Ocean Springs has embarked on an unprecedented growth cycle that is partially due to the Navy Homeport, but mainly to legalized gaming in Biloxi-Gulfport.

Population

      The County's total population, in the 1995 estimate, was approximately 126,800 people. Of that estimate, Pascagoula contained 27,400, Moss Point - 18,100, Ocean Springs - 16,200 (does not include recently annexed area to the east) and Gautier - 11,000. The Pascagoula median household income is approximately $24,410. The


================================================================================

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 11

================================================================================

Pascagoula per capita income is approximately $11,560. The average age in Pascagoula is 34 years.

      The unincorporated areas of Jackson County contain an estimated total of 54,100 people, according to the Census. This large number, outside the city limits, is primarily due to the fact that the municipalities are limited in growth potential by natural boundaries such as swamps, the Gulf, rivers, and undesirable lowlands.

      Pascagoula's existing tax base is not growing at a fast enough rate to keep up with escalating operating costs. In addition, a large regional shopping center, the Singing River Mall, was built in Gautier. This mall spawned growth of surrounding neighborhood shopping centers, and it made Gautier the shopping center of Jackson County. Consequently, much of the sales tax revenue has been lost from the other communities. This could be a potential problem for those communities since it could cause taxes to increase. However, within the last few years, Wal-Mart and K-Mart have built new shopping centers in Pascagoula and Ocean Springs, and a significant amount of the shopping center space around the Mall in Gautier is vacant or rented for low rates. The taxes in Pascagoula have increased by an average of only about 2.4% per year, over the last five years. However, there is not enough land available for sustained growth like that found in Ocean Springs.

Economics

      Jackson County ranks in the top ten of the 82 counties in Mississippi for per capita personal income, which was estimated to be $12,800 in 1995. It is the home of Mississippi's largest seaport, and it is the most industrialized county in the state.

      Litton Industries' Ingalls Shipbuilding Division is one of the largest shipyards in the United States, and it has been a very successful defense contractor with the Navy for the past thirty (30) years. However, the shipyard employed over 24,000 people in 1977, and the employment was reduced to about 11,000 in the early 1980's. This had a very negative impact on the local economy for several years, but the current employment has been stable for the last few years. However, the shipyard was not successful in a bid for a major Navy contract, and the workforce was reduced in late 1996 to about 9,000 employees. Recently, they have begun to rehire, due to new work in the offshore oil exploration and production industry. However, these "ups and downs" in the shipyards work force are typical characteristics of Ingall's since the employment requirements fluctuate during the building stages.

      The reader must be advised that the shipyard is dependent upon the U.S. Navy for the majority of their work. They apparently cannot compete with foreign shipyards for commercial shipbuilding, since costs are considerably less in some other shipbuilding countries. This point is made to illustrate how important the U.S. Navy budget is to the local economy. Therefore, the Navy budget is always of great concern to local business and political leaders. It is clear that the "600 ship Navy" goal of the 1980's is not the goal of the 1990's, and several shipbuilding programs, including those at Ingalls, are under scrutiny.

      The bright spot in the local economy has been the resurgence of activity in the offshore oil industry. The oil industry suffered a drastic downturn in the early


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 12

================================================================================

1980's, and offshore rigs and supply boats were no longer in demand. Consequently, much of that hardware was sold at reduced prices and converted to other uses. There has been very little construction of that type of equipment (rigs and supply boats) since then, and new production in the Gulf is requiring new construction now. Consequently, Halter Marine and HAM Industries, two local companies, have hundreds of new jobs to fill.

      In addition to the shipyards, one of the largest oil refineries in the United States is located in Pascagoula, in the Stennis Industrial Park. This is the Chevron Refinery that has always been, and is expected to remain, "stable."

      When Ingalls Shipyard expanded in the early 1970's, the entire area enjoyed a "boom town" growth. Building permits in Jackson County were almost 1,100 in 1972, and 1,500 in 1973. As a comparison, building permits in the last three years have averaged between 550 and 650 per year.

      It is also important to note that Pascagoula has a Homeport for Naval vessels that officially opened in July of 1992. The County also has a "high tech" industrial park at the intersection of Interstate 10 and Highway 57, near the geographic center of the County. This development is known as Sunplex, and it is designed to attract lighter, high technology industries to diversify the industrial base. It has had limited success in attracting new "outside" industry.

      In summary, Jackson County has much potential as an industrial area, but is still dependent on the Navy. It will take years to diversify to a point that it will not "live and die" with the shipyard. However, the new construction demand from the offshore oil industry will stabilize the area for several years.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 13

                                 ===============
                                 CITY/COUNTY MAP
                                 ===============

                                [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 14
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                                                 SHOPPING CENTER MARKET ANALYSIS
================================================================================

Introduction

      Trends in the shopping center market are examined in this section of the appraisal report in an effort to assess current, as well as future, influences on property value. The data most commonly utilized in the analysis of shopping center feasibility includes the supply of shopping center space and ongoing, or planned new construction. Additionally, absorption rates, occupancy levels and the direction of rental rates and expenses are viewed as critical in determining the marketability and ultimate feasibility of a project.

Information Source

Huber & Lamb:                       A survey of comparable properties in the
                                    subject's submarket was also conducted by Huber & Lamb Appraisal Group, Inc. This data is useful in delineating and identifying trends in the immediate market area of the subject as indicated by the subject and most competitive properties.

Published Surveys:                  A published shopping center survey is not
                                    available for the subject retail market.

Jackson County Submarket Analysis

        Type of Shopping Center:    The shopping center market can be delineated
                                    into three general categories based on
                                    physical size and tenancy. The following summarizes these classifications.

          Neighborhood:             Usually under 100,000 SF, 1 or 2 anchors,
                                    usually anchored by grocery. Typically draws shoppers from within a three mile radius.

          Community:                100,000 - 300,000 SF built around discount
                                    department store, variety store or junior department store and usually including supermarket. Draws shoppers from at least a seven mile radius.

          Regional:                 Usually over 300,000 SF with at least one
                                    major department store. Typically enclosed mall type shopping centers drawing shoppers from a greater than 10-mile radius.

     Submarket by Location:         In addition to physical attributes, the
                                    market is also segregated into submarkets based on geographical location and neighborhood characteristics.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 15

================================================================================

          Pascagoula:               Within Pascagoula, significant retail
                                    development is generally located within one overall submarket. Shopping center development tends to be along primary traffic arteries and more particularly along
                                    US-90. However, within Jackson County, the submarkets can be generally segregated based upon city. Pascagoula the eastern most submarket and is the largest market based on population base.

          Gautier: Gautier, which is located in the center of the populated areas of Jackson County, had become a sub-regional retail location for the county with the development of the Singing River Mall and three surrounding shopping centers.

          Ocean Springs:            Ocean Springs the western most submarket
                                    within the county and represents a growing bedroom community. The submarket has seen a resurgence with the development of a Wal-Mart center in 1996.

Historical Perspective:             The shopping center development in Jackson
                                    County has been very limited over the past two decades. Several of the existing shopping centers were originally developed in the 1960's and early 1970's. The late
                                    1980's development of the Singing River Mall in Gautier generated significant shopping center development surrounding the mall in the late 1980's and early 1990's; however, the population base in that immediate locale is somewhat limited. The new shopping centers in the Singing River Mall area have significant vacancies with low rents.

                                    The most recent development activity has primarily been in the form of extensive renovations of existing older shopping centers and re-tenanting of the space. The Chicot Crossing Shopping Center and Delchamps Plaza are examples of this renovation trend, both of which are located in Pascagoula. Both of these renovation projects occurred in 1996. The availability of land in Pascagoula is highly limited because of water features such as rivers, swamp areas and the ocean. Thus, renovation of older centers in good locations have become viable alternatives to new development. In the case of the Delchamps Plaza Shopping Center, the renovation was completed in conjunction with the development of the adjacent Wal-Mart.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 16

================================================================================

Subject Most Competitive Market Occupancy Analysis

Description:                        Huber & Lamb has completed a survey of the
                                    most competitive properties with the subject located within the submarket. These properties are considered most direct competition of the subject and are utilized as the comparable rents in the income capitalization approach. This analysis provides insight on the micro market level of the subject as compared to the previous general market analysis.

                         Most Competitive Market
                            Occupancy Summary

   ==========================================================================
                                              Square
   Comparable Apartment             Rent No.   Feet    Year Built  Occupancy
   --------------------------------------------------------------------------
   One Main Place Shopping Center   Subject   68,566     1988        100%
   --------------------------------------------------------------------------
   Delchamps Plaza Shopping Center     1     154,771     1996 Ren.   100%
   --------------------------------------------------------------------------
   Chicot Crossing Shopping Center     2     122,360     1996 Ren.    91%
   --------------------------------------------------------------------------
   Southgate Plaza Shopping Center     3     108,064     1979         96%
   --------------------------------------------------------------------------
   Deep South Shopping Center          4      60,000     1961         90%
   --------------------------------------------------------------------------
   Sea Shores Plaza Shopping Center    5     207,572     1983         95%
   ==========================================================================
   Totals/ Weighted Avgs.             ---    721,333     ----         96%
   ==========================================================================

Total SF Occupied:                  689,619 SF
Total SF Vacant:                    31,714 SF

Analysis:                           The most competitive shopping center
                                    properties, including the subject have an occupancy rate at 90% or higher. The lowest occupancy is set by a property developed in 1961. Chicot Crossing has appromately 8,600
                                    SF of space converted to warehouse. The
                                    space was originally a tenant space with deep bay depths. When the property was renovated in 1996, the front 60' of depth was utilized for two tenants leaving the remaining converted warehouse space.
                                    Excluding the warehouse space, the retail space in Chicot Crossing is 97% occupied.
                                    The subject's occupancy is at the top of the overall occupancy. The most competitive market's occupancy is obviously reflective of the good health of the submarket. The subject property was built in 1988.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 17

================================================================================

Investment Desirability:            The retail real estate investor market is
                                    becoming cautious. Retail sales nationally were weaker than expected in 1995, particularly for the Christmas season and only reflected moderate increases for 1996 for same store sales. In addition, the market is changing significantly with the on-slaught of superstores and the significant growth in catalogue retail sales. Thus, tenant type and center design is constantly changing as well as consumers' buying habits.

                                    It is inevitable that a certain percentage of these superstores will fall out due to increased competition. Thus, while power centers were the investors choice only one to two years ago, they have fallen out of favor over the past several months. Investors are considering neighborhood and community centers to be a better investment. People will always have to buy groceries, get their hair cut, buy pizza and purchase consumable items and services from local neighborhood and community stores. This is considered a positive for the subject.

Potential New Construction:         The likelihood of new major
                                    retail/commercial development in the
                                    Pascagoula/Moss Point area is slight, since the local population has remained relatively the same over the past few years. The last major development was of the Chicot Crossing
                                    Shopping Center and Delchamps Plaza Shopping
                                    Center four blocks north. These two centers were redevelopments of existing properties.
                                    Vacant commercial land is in short supply along US-90 in Pascagoula.

Conclusions

      The overall Pascagoula/Jackson County shopping center market has been negatively affected in the period of 1982 through 1994 from the significant decline in the local economy, due to the reduction offshore oil exploration and more recently to cuts in the national defense budget. However, the data indicates the market has had significant improvements in occupancy for the neighborhood and community center market with increasing occupancies and rents, and is further being bolstered by similar improvements in the economy and employment sector.

      In the final analysis, the economy is maintaining strength with increased employment and retail sales. Neighborhood shopping centers are gaining strength, particularly well anchored centers in good locations. Speculative new development is currently limited; however, the new development around the Singing River Mall is anticipated to absorb well given the preleasing activity from superstores. This should


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 18

================================================================================

result in continued high occupancies and moderate rent appreciation over the foreseeable future, or at least two years.

Subject Property Conclusions

      The subject property can be classified as an anchored neighborhood center. The subject's retail submarket is relatively strong with high occupancies in the newer or renovated centers and moderate occupancies in the older centers. The tenant mix for the subject is appropriate for the local market it serves. In addition, the potential for new development and competition is highly limited because of limited land availability and no known new construction is anticipated in the short term. Thus, the subject property is considered an average quality investment property with the most probable buyer being a regional buyer.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 19

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

Neighborhood Defined

      A neighborhood, as defined by the 9th edition of The Appraisal of Real Estate is "a grouping of complementary land uses" effected by similar operation of the four forces that affect property value. These forces include social, economic, governmental and environmental factors. A neighborhood is further defined by the revised edition of Real Estate Appraisal Terminology as being a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises. Neighborhood boundaries may consist of well-defined natural or manmade barriers or they may be more or less defined by a distinct change in land use or in the character of the inhabitants. The overriding purpose of describing and analyzing a particular neighborhood is to observe and/or quantify data indicating discernible patterns or urban growth, structure and change that may enhance or detract from property values.

Neighborhood Boundaries

North:    Escatawpa River
East:     SR-63/SR-601/L&N Railroad ROW
South:    Gulf of Mexico
West:     East Pascagoula River

      Comments: The boundaries for the subject neighborhood were chosen because they contain homogeneous and dependent land uses delineated by distinct man-made boundaries. The neighborhood boundaries cover an area of approximately 20 miles. These boundaries constitute most of Pascagoula and Moss Point.

General Neighborhood Data

Distance from CBD:                  3 miles south
Distance from Airport:              30 miles northeast (Mobile, AL)
Percent Built-Up:                   90%
General Land Uses:
   Single Family:                   45%
   Apartment:                       20%
   Retail, Office:                  25%
   Industrial, heavy commercial:    10%
Types of  Commercial Tenancies:
   Predominant:                     Multi-tenant
   Secondary:                       Limited free standing owner occupant
Predominant Property Age Range:     1960's - 1990's
Neighborhood Life Cycle Stage:      Stable to revitalization
Public Transportation:              None

      Comments: The immediate area around the subject property would be described as a secondary retail/commercial corridor of Pascagoula and Moss Point. It should be noted that Pascagoula doesn't have a well defined CBD that is normally found in most American cities. Since the neighborhood is generally Pascagoula and Moss Point, it contains a very wide range of development types and ages.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 20

================================================================================

Major Traffic Arteries/Access

===============================================================================
Street Name           Type                   Direction     No. of Lanes
-------------------------------------------------------------------------------
Denny Avenue/US-90    Primary neighborhood   east-west     4 lane + turn lane &
                      artery                               service road
-------------------------------------------------------------------------------
Telephone Road/Main   Neighborhood artery    north-south   4 lane
Street/SR-613
-------------------------------------------------------------------------------
SR-63                 Primary neighborhood   north-south   4 lane limited access
                      artery                                highway
-------------------------------------------------------------------------------
Market Street         Neighborhood artery    east-west     4 lane
===============================================================================

      Accessibility: The major traffic arteries provide average ingress and egress for the neighborhood. Denny Avenue/US-90 is the primary retial/commercial corridor for Pascagoula and Moss Point. US-90 use to the primary coastal highway along the Gulf of Mexico from Louisiana to Florida, prior to the construction of IH-10. The traffic arteries in the previous chart provide adequate accessibility throughout the neighborhood. IH-10 has two interchanges that provide accessibility to Pascagoula and Moss Point.

Neighborhood Utilities & Infrastructure

===============================================================================
Item                Adequacy            Provider              Cost
-------------------------------------------------------------------------------
Sewer               Adequate            Public                Typical
-------------------------------------------------------------------------------
Water               Adequate            Public                Typical
-------------------------------------------------------------------------------
Gas                 Adequate            Public                Typical
-------------------------------------------------------------------------------
Power               Adequate            Singing River Power   Typical
-------------------------------------------------------------------------------
Telephone           Adequate            Bell South            Typical
-------------------------------------------------------------------------------
Interior Roads      Adequate            Public                N/A
===============================================================================

      Comments: The neighborhood utilities and infrastructure are considered typical for the area and no negative influences are noted.

Trends

      General Neighborhood History: The subject neighborhood is a highly developed coastal community with an extensive history because of its urban location. Commercial development along Telephone Road/SR-613 as it currently exists began in the late 1970's into the 1980's with retail strip centers and free standing commercial buildings. Given the recent economic change in the area, with the introduction of gaming and the slight resurgence in offshore oil exploration, redevelopment began again in the mid-1990's with the renovation of quality retail centers that often included two major anchors.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 21

================================================================================

      New Development: In general, the subject neighborhood is a retail and commercial district with occasional redevelopment. The likelihood of new major retail/commercial development in the Pascagoula/Moss Point area is slight, since the local population has remained relatively the same over the past few years. The last major development was of Chicot Crossing and Delchamps Plaza Shopping Center four blocks north. These two centers were redevelopments of existing properties. Vacant commercial land is in short supply along primary traffic arteries in Pascagoula.

Conclusions

      In spite of the slight decline in the economic base within the subject's area over the past ten years, the residential areas have remained relatively static over the years. Prospects for improving rents for the subject property appear good to average as the subject property offers a niche product with lower rents than those generally found in the subject's neighborhood for retail uses with good anchors.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 22

                                ================
                                NEIGHBORHOOD MAP
                                ================

                                [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 23

                                                                   SITE ANALYSIS
================================================================================

Location:                           5500 Telephone Road/SR-613; Southeast corner
                                    of Telephone Road/SR-613 and Jefferson
                                    Avenue.

Size:
      Acres:                        6.660
      Square Feet (SF):             290,110 SF
      Source:                       Metes & bounds description

Shape: Semi-rectangular; Improvements are situated parallel to 5500 Telephone Road/SR-613.

Frontage:
      Telephone Road/SR-613:        454.64'

      Jefferson Avenue:             650.32'

Street Improvements:
      Telephone Road/SR-613:
        Street Type:                Secondary neighborhood artery
        Traffic Direction:          North - south
        Quality; Condition:         Asphalt with curbs and gutters; average
        Number of Lanes:            Four; with one turn lane
        Driveway Cuts:              Two
        General Traffic Patterns:   Heavy

      Jefferson Avenue:
        Street Type:                Secondary neighborhood artery
        Traffic Direction:          East - west
        Quality; Condition:         Asphalt with curbs and gutters; average
        Number of Lanes:            Four; with one turn lane and grassed median
        Driveway Cuts:              Two
        General Traffic Patterns:   Moderate

Visibility:                         Good, for stores fronting Telephone
                                    Road/SR-613

Ingress/Egress:                     Good. Two curb cuts on Telephone Road/SR-613
                                    and two side entrances on the northside. No limiting factors noted.

Topography:                         Level.

Subsoil Conditions & Drainage:      The appraisers are not aware of an
                                    engineering study made to determine the
                                    subsoil conditions. Upon inspection of the subject and surrounding improvements, conditions appear adequate to support the subject structure. Drainage appears to be adequate.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 24

================================================================================

Flood Plain:                        No
      FEMA Map #:                   285260 0003 C
      Effective Date:               03/15/84

Nuisances & Hazards:
Environmental:                      Based on our site inspection, the appraisers
                                    did not observe any hazardous materials on the subject site. In September of 1995 a Phase I Environmental Site Assessment was conducted by ATEC Associates, Inc. They have determined that no environmental problems exist on the subject property. However, the appraisers are not qualified to detect such substances and would recommend an environmental audit be performed by an expert in this field to determine the possible existence of any potentially hazardous substances. No responsibility is assumed by the appraisers for any such conditions and the value estimate contained in this report is predicated on the assumption that there are no such hazardous materials existing on the site.

      General: No other nuisances or potential hazards were noted.

Easements:                          Neither the survey nor the on-site
                                    inspection of the property indicated any unusual or detrimental easements other than typical utility easements.

Utilities & Services:               All typical public utilities including
                                    sewer, water, gas, electric and telephone are available and in use at the site.
                                    Capacity is considered adequate for any
                                    potential feasible development of the site.

Surrounding Land Uses:              Retail uses abut the subject site on the
                                    westside across Telephone Road/SR-613 and to the south. To the northside across Jefferson
                                    Avenue are some retail properties and a
                                    vacant lot. To the east or rear of the
                                    subject property is a vacant lot, between the subject and the Parkway Baptist Church.
                                    To the northwest across the intersection of Jefferson Avenue and Telephone Road/SR-613 is retirement community. Residential use can be found the southeast of the subject tract.

      Conclusion: The subject site is compatible with surrounding parcels both in physical features and use. Additionally, it is functionally adequate for the existing improvements and development of any potential feasible development consistent with surrounding land uses. There is no evidence of any negative site factors that would hamper the existing use, value, or marketability of the subject site.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 25

================================================================================

      The reader is directed to the site analysis exhibits provided on the following pages.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 26

                                 ===============
                                 AS-BUILT SURVEY
                                 ===============

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 27

                                  ============
                                  TAX PLAT MAP
                                  ============

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 28

                                 ===============
                                 FLOOD PLAIN MAP
                                 ===============

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 29

                                                     DESCRIPTION OF IMPROVEMENTS
================================================================================

      The data and analysis included in this report section describes the building and improvement data relevant to the appraisal problem. Sources of the data are identified and information not available to the appraiser is noted where necessary. The data presented is analyzed based upon the functional utility and physical condition relative to their influence on the value conclusion of this assignment.

Property Type and Character

Property Type:                      Neighborhood shopping center

Building Age:
     Year Built:                    1988
     Actual Age:                    9 years
     Total Economic Life:           45 years*
     Effective Age:                 9 years*
     Remaining Economic Life:       36 years*
     * See Condition Analysis to follow

No. of Stories:                     1

Size:
     Gross Building Area (GBA):     68,566 SF
     Net Rentable Area (NRA):       68,566 SF
     Source:                        Rent roll and tax records
     Floor-to-Area Ratio:           0.24:1

Typical Small Shop Bay Depth:       60 to 70'

Typical Small Shop Bay Width:       80' to 85'

Anchor Space:
     Tenants:                       Bruno's (Food World) and Big 'B'/Revco
     Total Size:                    57,866 SF
     % Anchor:                      84.39%

      Comment: The anchor spaces are specifically designed for the anchor tenants. However, the open "big box" space is easily adaptable to other tenants. A loading dock is located in the rear of the Bruno's (Food World) and Big 'B'/Revco space. The Big 'B'/Revco space has not been occupied since the signing of the lease agreement. Big 'B'/Revco changed their minds for a indeterminate period, regarding the occupancy of this space. Currently, in the retail drug store business companies are buying and/or merging with other companies. This is the situation with Big 'B'/Revco with their


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 30

================================================================================

recent acquisition by CVS Drugstore. The uncertainty at the corporate level has caused indecision regarding this location.

Tenancy:
     No. of Tenants:                4
     Type Occupancy:                Multi-tenant
     Current Physical Occupancy:    100%

General Construction Components

Data Sources:
     Building Plans Provided:       Plans and specifications were not made
                                    available to the appraisers.
     Other:                         Property inspection by the appraisers,
                                    discussions with representatives of the
                                    property owner and information available from the Tax Assessor's office.

Foundation:                         Concrete slab

Structural System:                  Concrete block

Roof System:                        Built-up composition cover over metal rib
                                    decking on steel-bar joists

Exterior Walls:                     The exterior walls are brick on store fronts
                                    and painted concrete block on sides and
                                    rear.

Exterior Doors:                     Storefront glass in aluminum frame

Exterior Windows:                   Glass in  aluminum frame

Electrical:                         Electrical fixtures and systems were noted
                                    to be in average quality. Average commercial service. Assumed to comply with all governing codes and good industry standard practice.

H.V.A.C.:                           Each lease space has an electric package
                                    heating and cooling units. Ground level.

Plumbing:                           Each lease space has a men's and women's
                                    restroom. All restaurants have special
                                    plumbing for sinks and restrooms.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 31

================================================================================

Site Improvements

Signage:                            One lighted sign on Telephone Road/SR-613

Parking Area:                       Asphalt paved with adequate parking spaces;
                                    average condition. Heavy duty concrete in
                                    the rear of the center for truck loading
                                    area.
     No. of Spaces:                 356
     No./1,000 SF of GBA:           5.19/1,000 SF

Fencing:                            None

Concrete Walks:                     Concrete along retail area

Condition/Quality

Construction Quality:               Average and typical of the local market

Condition of Improvements:          Average to good given actual age.

Effective Age Analysis

      The improvements actual age is 9 years. This is not unusual in this neighborhood. The typical economic life for similar structures is 45 years. The condition, quality of construction and effective maintenance program by the current owner has maintained the economic life of the property. Based on the condition/quality analysis presented, a 36 year remaining economic life is considered reasonable before significant capital expenditures would be required to extend the economic life. This yields an estimated 9 year effective age.

Functional Utility Analysis

      The overall property is considered to have average functional utility based upon the property type and use. The straight line shape of the center parallel to the highway is considered to be a functional shape with good visibility from the road. The local space bay depths are considered to be optimal for the market.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 32

                                    =========
                                    SITE PLAN
                                    =========

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 33

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================

                               [GRAPHIC OMITTED]

          Front view of the subject on Telephone Road/SR-613.

                               [GRAPHIC OMITTED]

               Front view of subject looking to the east.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 34

================================================================================

                               [GRAPHIC OMITTED]

              View of the rear of the center facing west.

                               [GRAPHIC OMITTED]

View of Telephone Road/SR-613 facing north with the subject property on the right.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 35

================================================================================

                               [GRAPHIC OMITTED]

View of Telephone Road/SR-613 facing south with the subject property on the left.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 36

                                                         SUBJECT PROPERTY ZONING
================================================================================

Subject Zoning Data Summary

Subject Zoning Designation:         C-3 Commercial District

Zoning Authority:                   City of Pascagoula

Purpose of Zoning District:         Intended to provide for a wide range of
                                    commercial and light industrial uses and concerned with retail trade and consumer services; amusement and entertainment establishment; drive-in stores, eating places, automobile servicing, mobile home sales and parks and financial institutions;
                                    and offices. The uses in these districts service a wide market area and, therefore, ease of automotive access is a requisite.
                                    However, it is not intended that these
                                    districts permit uses which generate large volumes of truck traffic. Bulk regulations are designed to control building volumes such that compatibility with vicinity residential uses is promoted, while maintaining maximum flexibility in commercial activities. Appropriate open space between commercial and residential areas is required unless appropriate design features are accomplished under the planned unit development procedures for this district.

Permitted Uses:                     Commercial activities that are permitted by
                                    right are convenience sales and services, automobile franchise dealers, churches, motels, hotels, automobile servicing, mobile home sales and parks, automotive parking, truck terminals, drive-in theaters, nurseries, bottling plants, ice plants, animal hospitals, kennels, welding shops, food service, medical service, general personal service, financial services, consulting and administrative services, business and communication services, undertaking service, drive-in food service, automotive services, general retail sales and service, consumer laundry and repair, retail business supply, group assembly, wholesale sales, and construction sales and service.

Regulations

Yard Fronting any Street:           10'; 50' for residential adjoining
Side Yard:                          5' for commercial and industrial; 25' for
                                    residential
Rear Yard:                          5'; if adjoining residential the rear shall
                                    be the same as the adjoining residential


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 37

================================================================================

Maximum Floor Ratio (FAR):
     Base FAR:                      None

Maximum Height:                     None

Required Off-Street Parking:        None

Improvements Conformity:            Improvements appear to conform to the zoning
                                    regulations.

Deed Restrictions:                  None known to the appraisers

Public Restrictions:                None known to the appraisers

      The reader's attention is directed to the zoning map exhibit presented on the following page.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 38

                                   ==========
                                   ZONING MAP
                                   ==========

                               [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 39

                                                            HIGHEST AND BEST USE
================================================================================

Introduction

      In highest and best use analysis, an appraiser identifies the most profitable, competitive use to which a property can be utilized. Highest and best use may be defined as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

      Proper analysis includes consideration of the highest and best use of a given property 1) as if vacant, and 2) as improved. The purpose of determining the highest and best use of land as though vacant is to identify a site's potential use, which governs its value. The purpose of determining the highest and best use of property as improved is to identify the use that is expected to produce the greatest overall return on the capital invested, and to assist the appraiser in the selection of comparable properties.

      A property's highest and best use must be 1) physically possible, 2) legally permissible, 3) financially feasible, and 4) maximally productive. These criteria will be considered sequentially and conditionally in this section of the appraisal report.

      The highest and best use analysis and conclusions form the foundation for the application of the three approaches to value and the reconciliation and final value estimate. The data presented in the previous sections of this report is analyzed and used as support for establishing the opinion of highest and best use. Therefore, only the more distinctive characteristics from each section that have substantial impact on the highest and best use are analyzed. The reader is referred to the previous sections for the detailed data.

Highest and Best Use as Vacant

      The initial step in analyzing the highest and best use of the appraised property is to consider the land as if vacant. Highest and best use of land or a site as vacant assumes that a parcel of land is vacant or can be made vacant by demolishing any improvements.

1. Physically Possible

      The size, shape, location, topography, and surrounding land use pattern of a parcel of land affects its physical utility and adaptability. These and other physical characteristics are considered in analyzing the physical capabilities of the site and most probable uses.

      Report Section Reference:     Site Analysis and Neighborhood Analysis

----------

      (1) The Appraisal of Real Estate, Ninth Edition, (Chicago: American Institute of Real Estate Appraisers, 1987), p. 269.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 40

================================================================================

     General Site Features:
        Physical Characteristics:   The Semi-rectangular shape, average
                                    frontage, level topography, soil conditions and 6.660 acre size are functional for almost any type of development consistent with neighborhood trends. No unusual site development costs would be required.

        Utilities & Services:       All public utilities are available to the
                                    site in adequate supply and capacity to
                                    permit development of any probable use of the site. The site fronts on a public street that is in good condition.

        Functional Utility:         Considering the general site features, the
                                    functional utility and physical adaptability of the subject site is considered average and will allow most any typical development prevalent in the area.

     Surrounding Land Uses:         Retail uses abut the subject site on the
                                    westside across Telephone Road/SR-613 and to the south. To the northside across Jefferson
                                    Avenue are some retail properties and a
                                    vacant lot. To the east or rear of the
                                    subject property is a vacant lot, between the subject and the Parkway Baptist Church.
                                    To the northwest across the intersection of Jefferson Avenue and Telephone Road/SR-613 is retirement community. Residential use can be found the southeast of the subject tract.

     Limiting Factors:              No limiting physical factors noted

      Physically Possible Conclusion: The physical characteristics of the site and available utilities and services are adequate for a variety of uses and do not significantly limit the potential development of the site except to the density which would be allowed under the current zoning.

2. Legally Permissible Uses

      The analysis of legally permissible uses of the property includes consideration of zoning ordinances, private and deed restrictions, historic district controls and environmental regulations.

     Report Section Reference:      Zoning Analysis

     Zoning Designation:            C-3 Commercial District

     Permitted Uses:                Commercial activities that are permitted by
                                    right are convenience sales and services, automobile franchise dealers, churches, motels, hotels,


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 41

================================================================================

                                    automobile servicing, mobile home sales and parks, automotive parking, truck terminals, drive-in theaters, nurseries, bottling plants, ice plants, animal hospitals, kennels, welding shops, food service, medical service, general personal service, financial services, consulting and administrative services, business and communication services, undertaking service, drive-in food service, automotive services, general retail sales and service, consumer laundry and repair, retail business supply, group assembly, wholesale sales, and construction sales and service. See Zoning Analysis for more information.

     Deed Restrictions:             None known to the appraisers

     Public Restrictions:           No public restrictions are known.

     Possibility of
        Zoning Change:              None known to the appraisers

      Legally Permissible Uses Conclusions: Based upon the factors analyzed and the legally permissible uses for the subject, the best uses appear to be retail services.

3. Financially Feasible

      In determining which uses are physically possible and legally permissible, an appraiser eliminates some uses from consideration. Then the uses that meet the first two criteria are analyzed further to determine which are likely to produce an income, or return, equal to or greater than the amount required to satisfy operating expenses, financial obligations and capital amortization. All uses that are expected to produce a positive return are regarded as financially feasible.

     Most Probable Uses:            Based upon the analysis of physically
                                    possible uses and legally permissible uses, the best and most probable uses are limited to the highest density of retail space physically possible.

     Feasibility:                   All of the most probable uses listed above
                                    are considered financially feasible based upon land values in the immediate area.

        Income: The use with the highest potential net operating income is retail sales, particularly a shopping center complex.

        Occupancies:                Overall occupancy for retail shop space in
                                    Pascagoula and Moss Point is estimated to be near 94%. This is considered sufficient to justify new construction.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 42

================================================================================

      Feasibility Conclusion: The analysis of potential income and return on investment as well as demand (occupancy) indicates that retail services with a low percentage of office space would yield the highest return.

4. Maximally Productive

      A comparison of the financially feasible uses indicates that retail services with low office percentage would yield the highest return to the land.

Highest and Best Use
  As If Vacant Statement:           The highest and best use of the subject site
                                    assuming it is vacant is development of a neighborhood shopping center.

Highest and Best Use as Improved

      The preceding analysis of the site as vacant is also relevant to the highest and best use of the subject property, as improved. If the existing improvements are the same as those indicated for the highest and best use as vacant, the four tests for highest and best use do not have to be applied here because the conclusions reached in testing for the highest and best use of the site as though vacant are applicable to the analysis as improved.

Conformance to Highest and Best
  Use as Vacant:                    The existing improvements of the subject
                                    property generally conform to the highest and best use as vacant.

Possible Demolition, Renovation or
  Conversion in Use:                A comparison of the land value estimate and
                                    the value estimate of the property as
                                    improved in the forthcoming valuation
                                    section indicates that the improvements
                                    contribute significant value to the
                                    property. Therefore, demolition is not
                                    justified. An economic analysis shows
                                    remodeling, renovation or conversion of the subject to another use is not economically justified.

Highest & Best Use
   As Improved Statement:           The highest and best use as improved is
                                    continued use as an neighborhood shopping center development.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 43

                                                        REAL ESTATE TAX ANALYSIS
================================================================================

Taxing Authorities:                 The subject property is located within the
                                    taxing jurisdictions of the City of
                                    Pascagoula and Jackson County. The City of
                                    Pascagoula and Jackson County tax rate
                                    represents all local municipal tax charges.
                                    The property is subject to the following taxing jurisdictions and 1997 Ad Valorem Tax rate.

Real Estate Tax Rates

     Tax Rate's Year:               1997

     Pascagoula/Jackson County:     $147.55 per $1,000 of Assessed Value

     Tax Bill Due Date:             Between October and February

Assessment Ratio

      The taxing authority applies an assessment ratio to each property's tax appraised value for the calculation of taxes. The assessment ratio applied is determined by the property type as follows:

     Commercial Property            15%

Subject Real Estate Tax Data

     Real Estate Tax District:      City of Pascagoula & Jackson County
     Real Estate Tax Rate:          $147.55 per $1,000 of Assessed Value
     Assessment Ratio:              15%
     Tax Appraised Value:           $2,069,070

Tax Comparables

================================================================================
                      Appraised    Assessed   Tax Rate   Tax              Taxes
    Comparables         Value        Value     /$100   Expense  Size (SF)  /SF
--------------------------------------------------------------------------------
Delchamps Plaza S/C   $5,957,550    $893,633  $147.55  $131,856  154,771  $0.85
--------------------------------------------------------------------------------
Sea Shores Plaza S/C  $6,774,980  $1,016,247  $147.55  $149,948  207,572  $0.72
--------------------------------------------------------------------------------
Chicot Crossing S/C   $2,316,000    $347,400  $147.55   $51,259  122,360  $0.42
--------------------------------------------------------------------------------
Subject               $2,069,070    $310,361  $147.55   $45,794   68,566  $0.67
================================================================================

     Note: The assessed value is calculated based on a 15% assessment ratio.

Subject Tax Expense Analysis:       The subject property is at the mid-point of
                                    the tax expense per SF range. All of the comparables are relatively similar properties; however, the subject has a higher percentage of big box space. After discussions with the local tax assessor and


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 44

================================================================================

                                    considering it being an existing property, the tax expense and appraised value are considered reasonable in comparison to the comparable properties.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 45

                                                             APPRAISAL PROCEDURE
================================================================================

Introduction

      The estimation of market value of a property that is being appraised is accomplished by the comparison and analysis of as many techniques as are appropriate. Three approaches are generally used to produce value indications.

Cost Approach:                      This valuation technique is based on the
                                    premise that the value of a property can be indicated by the current cost to construct a reproduction or replacement of the improvements minus the amount of depreciation evident in the structures from all causes plus the value of the land and entrepreneurial profit. The Cost Approach is particularly useful for appraising new or nearly new improvements. Current costs for constructing improvements are derived from cost estimators, cost publications, builders or contractors. Depreciation is measured by market research and/or through the application of specific mathematical procedures. Land value is estimated separately by direct sales comparison.

Sales Comparison Approach           This approach is most viable when an
                                    adequate number of properties of similar type have been sold recently or are currently offered for sale in the subject market. The application of this approach produces a value indication for a property through comparison with similar properties, called comparable sales. The sale prices of properties judged to be most comparable tend to set a range in which the value indication for the subject falls.

Income Capitalization Approach:     This approach to value is applicable to
                                    properties capable of producing a net income stream. By using the income capitalization approach, the appraiser measures the present value of the future benefits of property ownership. Income streams and the value of property upon resale (reversion) are capitalized or converted into a present, lump-sum value. Research and analysis of data for this approach are conducted against a background of supply and demand relationships. This background provides information on trends and market anticipation that must be verified for data analysis.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 46

================================================================================

Reconciliation of Approaches:       The strengths and weaknesses of each
                                    approach used are weighed in the final
                                    analysis. The approach or approaches
                                    offering the greatest quantity and quality of supporting data are typically given most consideration and the final estimate of value is correlated.

Approaches Utilized
     In This Assignment:            The Cost, Sales Comparison and Income
                                    Capitalization Approaches to value have each been utilized in estimating the market value of the subject property as of the effective date of appraisal.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 47

                                                                  LAND VALUATION
================================================================================

Introduction

      A reliable value indication for the subject parcel is provided by an analysis and comparison of other comparable sites which have sold in the marketplace. Many factors influence the price of land. The technique involved in the value estimate of the land uses the principle of substitution as the basis for analysis, and the methodology includes an analysis of what buyers in the area have been paying for similar properties. Therefore, the value of the subject site is derived from sales and listings of comparable properties in the area. The comparable land sales included in this report are analyzed with respect to market conditions (time), location, physical characteristics (functional utility) and size.

      Dollar or percentage adjustments are made to the sale price of each comparable. Positive adjustments are made for deficiencies in the comparable property relative to the subject site. Negative adjustments are made for superior characteristics of the sale relative to the subject. When sufficient sales data is available, a "paired sales" analysis is utilized. This is a procedure in which sales are compared in pairs to identify the effect of specific differences on sale price. When such data is unavailable or inconclusive, adjustments are made based on discussions with active market participants (buyers, sellers, investors and developers), historical sales data, or the appraiser's experience in valuing similar properties.

      The sales on the following pages are considered to have a reasonable degree of comparability to the land being appraised. Information pertaining to these transactions has been verified by either the buyer, seller, broker, or other sources considered reliable and having knowledge of the particular transaction.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 48

================================================================================


                                                      Comparable Land Sales Data
================================================================================


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 49

                                                     LAND SALE COMPARABLE NO. 1:
================================================================================

PROPERTY DATA

   Location:    Northside of US-90, just west of Beasley Road, Gautier, MS

   County:      Jackson

   Grantor:     William R. Wilson, Jr.

   Grantee:     Jeffrey Mattixon

   Map(s):      N/A

   Parcel(s):   N/A

   Sale Date:   01/11/96                    Book/Page:           1079   /    275

SITE DATA

   Size (Acres):    4.83

   Size (SF):       210,395

   Zoning:          Commercial

   Utilities:       All available to site

   Frontage:        470.15' along US-90

   Shape:           Rectangular

   Topography:      Level

   Easements:       None detrimental

   Improvements:    None of value at sale date

   Intended Use:    Future Commercial Development

TRANSACTION DATA

   Consideration:     $200,000                  Price/SF:  $0.95

   Cash Equivalent:   $200,000             Adj. Price/SF:  $0.95

   Financing:         All cash to seller.

   Verified By:       Jim Horne, MAI

   Comp_Code:         1294

COMMENTS:   This tract of land is located a half mile west of Singing River
            Mall.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 50

                                                     LAND SALE COMPARABLE NO. 2:
================================================================================

PROPERTY DATA

   Location:    Southwest corner of US-90 and Dolphin Drive, Gautier, MS

   County:      Jackson

   Grantor:     John Hendley

   Grantee:     James G. Robinson

   Map(s):      N/A

   Parcel(s):   N/A

   Sale Date:   03/05/96                    Book/Page:           1082   /    606

SITE DATA

   Size (Acres):    8.18

   Size (SF):       356,321

   Zoning:          Commercial

   Utilities:       All available to site

   Frontage:        Along US-90 and Dolphin Drive

   Shape:           Rectangular

   Topography:      Level

   Easements:       None detrimental

   Improvements:    None of value at sale date

   Intended Use:    Future Automobile Dealership

TRANSACTION DATA

   Consideration:     $450,000                  Price/SF:  $1.26

   Cash Equivalent:   $450,000             Adj. Price/SF:  $1.26

   Financing:         All cash to seller.

   Verified By:       Jim Horne, MAI

   Comp_Code:         1295

COMMENTS:   This tract of land is located across US-90 from the Singing River
            Mall and Lowe's Home Center. The property was previously filled and site-prepped.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 51

                                                     LAND SALE COMPARABLE NO. 3:
================================================================================

PROPERTY DATA

   Location:    Northwest corner of US-90 and Dolphin Drive, Gautier, MS

   County:      Jackson

   Grantor:     Misty Meadows Farms

   Grantee:     Lowe's Home Centers

   Map(s):      N/A

   Parcel(s):   N/A

   Sale Date:   08/21/92                    Book/Page:           1000   /    956

SITE DATA

   Size (Acres):    10

   Size (SF):       435,600

   Zoning:          Commercial

   Utilities:       All available to site

   Frontage:        Along US-90 and Dolphin Drive

   Shape:           Semi-Rectangular

   Topography:      Level

   Easements:       None detrimental

   Improvements:    None of value at sale date

   Intended Use:    Future Lowe's Home Center

TRANSACTION DATA

   Consideration:     $400,000                  Price/SF:  $0.92

   Cash Equivalent:   $400,000             Adj. Price/SF:  $0.92

   Financing:         All cash to seller.

   Verified By:       Jim Horne, MAI

   Comp_Code:         1296

COMMENTS:   This 10 acre site is located adjacent to a regional mall (Singing
            River) and it has been on the market for 10 years (since the mall was built). There was an over-building of shipping centers in the area around the mall and demand for vacant space was low. This tract of land has been cleared and filled, which is important since


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 52

                                                     Land Sale Comparable No. 3:
================================================================================

                  the surrounding lands are 404 wetlands and they cannot be developed. The site will be used for a building supply store.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 53

                                 ==============
                                 LAND SALES MAP
                                 ==============

                               [GRAPHIC OMITTED]

--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 54

                                 ==============
                                 LAND SALES MAP
                                 ==============

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 55

                                         COST APPROACH - LAND VALUATION ANALYSIS
================================================================================

Comparable Land Sales Summary

         ==============================================================
                          Subject     Sale #1     Sale #2      Sale #3
         ==============================================================
         Sale Date        Current    01/11/96    03/05/96     08/21/92
         --------------------------------------------------------------
         Size/Acres          6.66        4.83        8.18        10.00
         --------------------------------------------------------------
         Zoning               C-3   Commercial  Commercial  Commercial
         --------------------------------------------------------------
         SP/SF                N/A       $0.95       $1.26        $0.92
         --------------------------------------------------------------


Introduction

      A search for comparable land sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The sales used herein represent the most comparable data available at the time of the report. Adjustments to these land prices for market financ- ing, market conditions (time), location, physical characteristics (functional utility) and size, as they relate to the subject property, are made accordingly.

      The Pascagoula area has limited comparable land sales in the subject neighborhood because of limited availability of vacant land. Recent development in the area has been in the form of renovation of older shopping centers. Therefore, the search for land sales was expanded to the Singing River Mall area, which is a generally similar retail type area as the subject location.

      Following is a discussion of the major factors which influence the value of the subject site. It should be noted that financing, conditions of sale and time adjustments are made first to each of the comparables in order to reflect authentic and current pricing trends. The net percentage of the remaining adjustments for location, physical characteristics (utility) and size is then applied to the "time adjusted" sales price to reflect the indicated value of the subject.

Unit of Comparison:           SP/SF; sales price per square foot Analysis:
                              Discussions with brokers and developers in the subject market indicated that this is the basic unit of comparison from which they make their acquisition decisions for land similar to the subject.

Financing:                    The transactions are either all cash transactions
                              or are considered to represent typical market financing and do not require an adjustment for non-market financing. As such, no adjustments are made for factors relating to financing.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 56

================================================================================

Conditions of Sale:           All of the comparable sales are considered to have
                              typical conditions of sale, therefore no adjustments were made.

Market Conditions:
     Description:             This adjustment, often referred to as the "time
                              adjustment", reflects the direction of change in the market from the sale date of the comparable to the valuation date of the subject property.

     Analysis:                The adjustment to Sale No. 3 reflects inferior
                              market conditions at the time related to the local
                              economic recession.  The adjustment to the sale
                              indicates that the market has improved since 1992.
Location:
     Description:             Locational features include visibility, access and
                              proximity to other quality development.

     Analysis:                Most of the sales are located in a similar
                              neighboring community. Sale Nos. 2 and 3 are adjusted for there stronger locations, closer to the Singing River Mall. Sale No. 1 is the most similar to the subject in location with no adjustment. Physical Characteristics

      The analysis of physical attributes considers shape, frontage, topography, zoning and the availability of public utilities. Only those physical characteristics which impact the sales price of the comparable relative to the subject will be addressed. The physical elements of the sales as they relate to the subject are addressed as follows.

     Shape
        Description:          The shape of a site will determine its
                              adaptability to possible uses. Some configurations may restrict structural design or limit the buildable/usable area of the parcel. A site must have adequate depth to accommodate the layout of the improvements, but should not be excessive in relation to the parcel's frontage and size.

        Analysis:             All of the comparable sales have a shape adequate
                              for their intended use. As such, no adjustments are deemed appropriate for the comparables.

Frontage:
        Description:          The amount of street frontage is important to
                              commercial properties and, in particular, retail properties.

        Analysis:             All of the comparable sales have a frontage
                              adequate for their intended use. As such, no adjustments are deemed appropriate for the comparables.


================================================================================

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 57

================================================================================

     Topography:
        Description:          The topography of a site can significantly impact
                              the costs of development. Consideration must be given to the contour, grade and drainage of the sale tracts in relation to the appraised property.

        Analysis:             The subject tract has a level topography. All of
                              the comparable sales were considered to have similar topographical characteristics at the time of sale. Thus, no adjustments for topography are deemed necessary to the sales.

     Zoning:
        Description:          Zoning is often the most basic criteria in
                              selecting comparables. Sites zoned the same as the subject property are the most appropriate comparables. When sufficient sales in the same zoning category are not available, data from similar categories may be used after adjustments have been made. These adjustments are based on the allowable uses, permitted density and restrictions within the ordinance in comparison to the subject.

        Analysis:             All of the sales utilized in this land valuation
                              have the same or comparable zoning designation as the subject. Thus, no adjustments for zoning are deemed necessary to the sales.

Utilities:
        Description:          The availability and proximity to public utilities
                              (water, sewer, electricity, gas and telephone) is an important attribute to the development of any property. This adjustment reflects the difference in sales price caused by the distance and capacity of utility services to the comparable sites and also considers the cost of bringing utilities to the tract.

        Analysis:             All utilities were available to the comparable
                              sites at the time of their sale, as they are to the subject. No adjustment is made for factors associated with utilities.

     Size:
        Description:          Most types of development have an optimal site
                              size. If a site is larger than optimal, the value of the excess land tends to decline at an accelerating rate. As a result, larger tracts of land typically sell for less per unit of comparison than smaller parcels, all other factors being equal.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 58

================================================================================

        Analysis:             The subject land contains 6.660 acres of land. The
                              comparable sales have land sizes ranging from 4.83 to 10.00 acres. Thus, no adjustments for size are deemed necessary to the sales.

      On the following page is an adjustment grid of the comparable sales utilizing the adjustments noted in the previous analysis.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 59

                  Comparable Land Sales Adjustment Grid

                Subject      Sale #1     Sale #2      Sale #3
                          ---------------------------------------
Sale Price                    $0.95       $1.26        $0.92
                          ---------------------------------------
Elements of Comparison
                          ---------------------------------------
Date of Sale                 01/11/96    03/05/96     08/21/92
                          ---------------------------------------
 Comparison                  Similar     Similar      Inferior
                          =======================================
 Adjustment                     0%          0%          30%
                          =======================================

                          ---------------------------------------
Adjusted Price                $0.95       $1.26        $1.20
             ----------------------------------------------------
Location        Average      Average       Good         Good
             ----------------------------------------------------
  Comparison                 Similar     Superior     Superior
                          =======================================
  Adjustment                    0%         -25%         -25%
             -------------=======================================
Shape            Semi-                                  Semi-
Shape         rectangular  Rectangular Rectangular  Rectangular
             ----------------------------------------------------
  Comparison                 Similar     Similar      Similar
                          =======================================
  Adjustment                    0%          0%           0%
             -------------=======================================
Frontage          Good         Good        Good         Good
             ----------------------------------------------------
  Comparison                 Similar     Similar      Similar
                          ---------------------------------------
  Adjustment                    0%          0%           0%
             ----------------------------------------------------
Topography       level        Level       Level        Level
             ----------------------------------------------------
  Comparison                 Similar     Similar      Similar
                          =======================================
  Adjustment                    0%          0%           0%
             -------------=======================================
Zoning            C-3       Commercial  Commercial   Commercial
             ----------------------------------------------------
  Comparison                 Similar     Similar      Similar
                          =======================================
  Adjustment                    0%          0%           0%
             -------------=======================================
                 All           All         All          All
Utilities     Available     available   available    available
             ----------------------------------------------------
  Comparison                 Similar     Similar      Similar
                          =======================================
  Adjustment                    0%          0%           0%
             -------------=======================================
Size/Acres        6.66         4.83        8.18        10.00
             ----------------------------------------------------
  Comparison                 Similar     Similar      Similar
                          =======================================
  Adjustment                    0%          0%           0%
             -------------=======================================
Other             N/A
             ----------------------------------------------------
  Comparison                 Similar     Similar      Similar
                          =======================================
  Adjustment                    0%          0%           0%
                          =======================================
Net Adjustment                  0%         -25%         -25%
                          =======================================
Final Adjustment Sale Price   $0.95       $0.95        $0.90
                          =======================================


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 60

================================================================================

Reconciliation

      The sales prices ranged from $0.92 to $1.26 per square foot before the adjustment process. The indicated value of the subject property ranged between $0.90 and $0.95 per square foot after the analysis. The adjusted value range is considered very narrow and provides consistent and reliable data from which to estimate the subject's land value. The most weight is placed on Sale No. 1 because it had no adjustments. In the final analysis, the subject's land value was based on the high end of the range of sales.

      Based on this analysis, a value of $0.95/SF is considered highly supportable. Thus, the market value of the fee simple interest in the subject parcel as if vacant, contingent to the assumptions and limiting conditions stated herein, as of August 18, 1997 is calculated below:

                               Land Value Estimate

                        Land Size (SF)           290,110

                        Estimated Value/SF  x      $0.95
                                                --------

                        Estimated Value         $275,604

                        Rounded                 $280,000


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 61

                                                                   COST APPROACH
================================================================================

Introduction

      The principle of substitution is basic to the Cost Approach. The principle affirms that no prudent investor would pay more for a property than the amount for which the site can be acquired and for which improvements that have equal desirability and utility can be constructed without undue delay. An indication of value may be produced by adding the depreciated value of the improvements to the land value estimated by market (direct sales) comparison. The depreciated value of the improvements is determined by first estimating the reproduction or replacement cost new and subtracting depreciation from all causes, if any.

      In providing complete building cost estimates, an appraiser must consider direct (hard) costs, and indirect (soft) costs. Both types of costs are essential for a reliable reproduction or replacement cost estimate. In addition, any entrepreneurial profit likely to be realized from the building project must be estimated.

Cost Data

     Source:                  Marshal Valuation Service Manual - calculator cost

      About the Source: This publication is a widely accepted cost data source in the appraisal industry. The cost data presented in this manual are based on years of valuation experience, thousands of appraisals and continual analysis of the costs of new buildings. This publication has been recognized as an authority in the appraisal field for over fifty years.

      Costs Included In Source: The base calculator costs depicted in the Marshal Valuation Service Manual include the following:

      1.    Architects's and engineer's fees;

      2. Normal interest on only the building improvement funds during the period of construction and processing fee or service charge;

      3.    Sales taxes on materials;

      4. Normal site preparation including finish, grading and excavation for foundation and backfill;

      5.    Utilities from structure to lot line figured for typical setback;

      6. Contractor's overhead and profit including job supervision, workmen's compensation, fire and liability insurance, unemployment insurance, equipment , temporary facilities, security, etc.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 62

================================================================================

      Costs Not Included In Source: The base calculator costs depicted in the Marshal Valuation Service Manual do not include the following:

      1. Costs of buying or assembling land such as escrow fees, legal fees, property taxes, right of way costs, demolition, storm drains, or rough grading, are considered costs of doing business or land improvement costs.

      2.    Pilings or hillside foundations;

      3.    Interest or taxes on the land;

      4.    Feasibility studies, appraisal or consulting fees, etc.;

      5. Discounts or bonuses paid for financing, project bond issues, development overhead or fixture and equipment purchases, etc.;

      6. Yard improvements including signs, landscaping, paving, walls, yard lighting, pools or other recreation facilities;

      7. Off site costs including roads, utilities, park fees, jurisdictional hook-up, tap, impact or entitlement fees and assessments, etc.;

      8. Marketing costs to create first occupancy including model or advertising expenses, leasing or broker's commissions or temporary operation of property owners associations.

Subject's Marshall Valuation Cost Data

   Summary of Subject General Building Characteristics:
      Property Type:                Neighborhood shopping center
      Structure:                    Masonry
      No. of Stories:               1
      Gross Building Area:          68,566 SF

   Classification                   Class C Neighborhood Center

   Type (Quality)                   Average

   Region/Climate                   Central/Moderate

   Page Reference                   Section 13, Page 28

   Page Reference Date              September 1995

   Current Multiplier Page          August 1997

   Local Multiplier Page Date       July 1997

   Cost Method                      Calculator; therefore, replacement cost

      The reader is directed to the base cost and adjustments presented on the following page.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 63

================================================================================

      MVS Base Cost & Adjustments

                       =========================================================
                       1        Base Square Foot Cost                    $46.08
                       ---------------------------------------------------------
                       2               Square Foot Refinements
                       ---------------------------------------------------------
                       3        Heating Cooling, ventilation              $0.00
                       ---------------------------------------------------------
                       4        Elevator                                  $0.00
                       ---------------------------------------------------------
                       5        Miscellaneous                             $1.50
                                                                          -----
                       ---------------------------------------------------------
                       6          Total SF Refinements                   $47.58
                       ---------------------------------------------------------

                                       Height & Size Refinements
                       ---------------------------------------------------------
                       7        Number of Stories Multiplier              1.00
                       ---------------------------------------------------------
                       8        Height per story multiplier               1.04
                       ---------------------------------------------------------
                       9        Floor area-perimeter multiplier           0.81
                                                                          ----
                       ---------------------------------------------------------
                       10         Combined multipliers (7x8x9)            0.84
                       ---------------------------------------------------------

                                       Final Calculations
                       ---------------------------------------------------------
                       11       Refined SF Cost (Line 6x10)              $40.16
                       ---------------------------------------------------------
                       12       Current cost multiplier                    1.05
                       ---------------------------------------------------------
                       13       Local multiplier                           0.89
                                                                           ----
                       ---------------------------------------------------------
                       14       Final SF Cost (Line 11x12x13)            $37.53
                       =========================================================


     Site Improvements
       & Other Hard Costs:    Site improvement cost and other hard costs related
                              to the improvements must be added to the base structural cost estimate. The reader is directed to the Cost Summary exhibit at the end of this report section for a summary of these costs.

     Indirect Costs:          Indirect costs not included in the Marshall
                              Valuation base costs include loan interest on land, lease-up costs and professional fees.
                              Calculations for the loan interest on land and lease-up costs are presented below.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 64

================================================================================

     Land Loan Interest Calculations:

                                   Land Value Estimate                 $280,000

                                   Construction Interest Rate       x      9.00%

                                   Construction Period (Years)      x      0.75
                                                                           ----

                                     Land Interest                  =   $18,900

     Lease-up Cost Calculations:

                                   Commissions

                                     Market Rent/SF                       $4.53

                                     Net Rentable Area (SF)         x    68,566

                                     Commissions %                  x      6.00%

                                     Average years of leases        x      5.00
                                                                           ----

                                   Commission Cost, Rounded         =   $93,200

                                   Plus: Other (marketing, etc.)    +         0
                                                                              -

                                   Total Lease-up Costs             =    $93,200

  Total Replacement Cost New
   (Improvements, Profit & Land):  $3,608,000

Analysis of Depreciation

Introduction - Accrued Depreciation

      Accrued depreciation is a loss in value from the reproduction or replacement cost of improvements due to any cause as of the date of appraisal. The value difference may emanate from physical deterioration, functional obsolescence, external obsolescence, or any combination of these sources. A description of each of these forms of depreciation as they apply to the appraised property is detailed as follows:

Physical Deterioration

      Physical deterioration is the result of wear, tear and weathering. This form of depreciation can be divided into two categories - curable and incurable.

     Physical Curable:
        Description:          Refers to items of deferred maintenance which are
                              in need of repair on the date of the appraisal in order to restore occupancy or marketability.
                              Deferred maintenance includes minor refurbishing of painted, tiled or carpeted surfaces. It also includes deferred repairs of mechanical systems,


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 65

================================================================================

                              the building exterior roof cover and the parking areas.

        Subject Analysis:     Newly renovated property; no deferred maintenance.

     Physical Incurable:
        Description:          Involves an estimate of deterioration that is not
                              practical or currently feasible to correct. It pertains to structural elements that were not listed in the physically curable category.
                              Generally, incurable physical deterioration is a product of the aging of major structural components such as the foundation, framing, walls, plumbing, electrical, mechanical and roof systems.
                              In order to estimate the depreciation charged for this category, the physical age-life method is applied to the current reproduction or replacement cost of the entire structure less the components treated as curable.

        Subject Analysis:     The reader is directed to the Description of
                              Improvements Analysis for the analysis of effective age and economic life. Employing the physical age-life (straight line) method of estimating physical incurable deterioration, the calculations are made as follows:

                                Physical Incurable Calculations

                                      Actual Age                              9

                                      Effective Age                           9

                                      Divide by Economic Life                45
                                                                             --

                                      Incurable Physical %               20.00%

                                      Remaining Economic Life                36



                                  Calculations:

                                      Replacement Cost New           $3,328,062

                                      Less Physical Curable                   0
                                                                              -

                                      Subtotal                       $3,328,062

                                      Incurable Physical %                  20%
                                                                            --

                                      Incurable Physical Estimate      $665,612


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 66

================================================================================

Functional Obsolescence

      This is the adverse effect on value resulting from defects in design. It can also be caused by changes that, over time, have made some aspect of a structure, material or design obsolete by current standards. Functional obsolescence is generally attributable to deficiencies or superadequacies inherent in the improvements and the defect may be curable or incurable.

     Functional Curable
        Description:          To be curable, the cost of replacing the outmoded
                              or unacceptable aspect must be at least offset by the anticipated increase in value. The measure of curable functional obsolescence is the cost to effect the cure.

        Subject Analysis:     The physical inspection of the subject indicated
                              the property has no functional curable
                              obsolescence.

     Functional Incurable
        Description:          Involves an estimate of obsolescence that is not
                              practical or currently feasible to correct. It pertains to structural elements that were not listed in the functional curable category.
                              Capitalization of the net income loss is the commonly accepted approach to the measurement of incurable functional obsolescence.

        Subject Analysis:     The inspection of the subject property and a
                              review of the plans provided indicate that the two- story design of the subject improvements is functional. Therefore, no functional incurable obsolescence was noted in the subject property.

External Obsolescence

      External obsolescence, which is the result of the diminished utility of a structure due to negative influences from outside the site, is always incurable. It can be caused by a variety of factors - neighborhood decline, the property's location in a community, or market conditions. Only the portion of the loss that is applicable to the improvements is deducted from the current replacement cost since the effect of external influences on land value is calculated in the land valuation. In the absence of comparable sales subject to the same negative influence, the best method of measuring external obsolescence is by capitalization of the rent loss or discounting of the rent loss over the affected time period.

     Subject Analysis:        The subject has good access and conforms to
                              surrounding development. Considering the general market rent levels and high occupancy of the


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 67

================================================================================

                              neighborhood retail centers, no external obsolescence exits.

Accrued Depreciation Summary

                                Physical Curable                             $0

                                Physical Incurable                     $665,612

                                Functional Curable                           $0

                                Functional Incurable                         $0

                                External                                     $0
                                                                             --
                                  Total Accrued Depreciation           $665,612


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 68

COST APPROACH SUMMARY SHEET
================================================================================

Direct Costs                                                    Marshall Valuati
                                                                Cost Estimates
                                                                --------------

Structural Improvements
      Property Size     68,566  SF @      $37.53 /SF  =              $2,573,151

Special Tenant Improvements*
Bruno's (Food Worl      47,802  SF @       $0.00 /SF  =                      $0
Big 'B'/Revco Drugs     10,064  SF @       $0.00 /SF  =                      $0
Hale's                   5,600  SF @       $0.00 /SF  =                      $0
Movies and More          5,100  SF @       $0.00 /SF  =                      $0

Site Improvements
Asphalt Paving         180,000  SF @       $1.50 /SF  =     $270,000
Fence                       20  LF @      $13.00 /LF             260
Signage & Lighting:                                           10,000
Landscaping:                                                  10,000
Site Preparation                                                   0
Traffic Light Installation:                                        0
Additional Fees & Permits                                     20,000
                                                              ------
                       Subtotal Site Improvements:                      310,260
                                                                        -------

                       Total Direct Costs:                            $2,883,411

Indirect Costs

                       Land Loan Interest:                   $18,900
                       Lease-Up Costs:                        99,700
                       Professional Fees:                     30,000
                                                              ------

                        Total Indirect Costs:                           148,600
                                                                        -------

Total Direct and Indirect Costs:                                     $3,032,011

Entrepreneurial Profit as % of Direct/Indirect Costs,Rd.      10%       303,201
                                                                        -------

Total Cost New of Improvements and Profit:                           $3,335,212

Less: Accrued Depreciation                                             (667,042)
                                                                       --------

Depreciated Cost of Improvements:                                    $2,668,170

Plus: Estimated Land Value by Market Comparison:                        280,000
                                                                        -------

Value Indicated by the Cost Approach:                                $2,948,170

                        Stabilized Value Estimate, Rounded           $2,950,000
                        Less: Lease-Up Costs to Stabilization                 0
                                                                              -
                        Cost Approach As Is Value Estimate:          $2,950,000


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 69

                                                       SALES COMPARISON APPROACH
================================================================================

Introduction

      The application of this approach produces an estimate of value by comparing the subject with properties which recently sold or which are currently offered for sale in the same or competing areas. This approach is most viable when an adequate number of properties of similar type have been sold recently. The sales comparison approach is essential to almost every appraisal of real property.

      In applying the sales comparison approach, the appraiser must complete five steps:

      1. Seeks out similar properties for which pertinent sales, listings, offerings, and/or rental data are available.

      2. Ascertains the nature of the conditions of sale, including the price, terms, motivating forces, and its bona fide nature.

      3. Analyzes each of the comparable properties' important attributes with the corresponding ones of the property being appraised, under the general divisions of conditions of sale, financing terms, market conditions (time), location, physical characteristics and income characteristics.

      4. Considers the dissimilarities in the characteristics disclosed in Step 3, in terms of their probable effect on the sale price.

      5. Formulates, in light of the comparison thus made, an opinion of the relative value of the subject property as a whole, or where appropriate, by applicable units, compared with each of the similar properties.

      After completing the necessary research, the property sales on the following pages are considered the most comparable available transactions for analysis and comparison with the subject.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 70

================================================================================


                                                  Comparable Improved Sales Data
================================================================================


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 71

                                            RETAIL CENTER SALE COMPARABLE NO. 1:
================================================================================

PROJECT DATA

     Comp_Code:  220

  Project Name:  Southland Plaza Shopping Center

      Location:  Hwy. 31 South, Decatur, AL

        County:  Morgan

       Grantor:  JMC Properties, Inc.

       Grantee:  JDN Realty

PROPERTY DATA

 Net Rentable Area (SF):  123,031

              Land Size:  11.00 Acres

    Land/Building Ratio:  4:1

             Year Built:  1970 & 1996

              Occupancy:  97%

           Construction:  1-story masonry with brick veneer

              Condition:  Good

         Anchor Tenants:  Food World (41.6%)

Date of Sale:    02/01/97            Book/Page:           1643   /    0569

Map(s):          52-03-09-32             2

Parcel(s):       00-004

TRANSACTION DATA

Actual Consideration:   $6,800,000         Cash Equivalent:  $6,800,000

Financing:              All cash to seller

First Mortgage:         $0

Other Mortgages:        $0

Total Mortgages:        $0                 Actual Equity:         $6,800,000

Verified By:            Laurie Ferris (615-292-5288)


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 72

================================================================================

        OPERATING DATA:                      Total $       Per SF       % of GAI

   Gross Annual Income:                     $898,970        $7.31       100.00%

          Less Vacancy:                     ($28,000)      ($0.23)      -3.11%
                                           ---------       ------       ------

Effective Gross Income:                     $870,970        $7.08        96.89%

         Less Expenses:                    ($144,336)      ($1.17)      -16.06%
                                           ---------       ------       ------

  Net Operating Income:                     $726,634        $5.91        80.83%

          Debt Service:                          N/A        $0.00         0.00%
                                           ---------       ------       ------

             Cash Flow:                     $726,634        $5.91        80.83%

UNITS OF COMPARISON                          Actual

                GIM:                          7.56

      Effective GIM:                          7.81

       Overall Rate:                        10.69%

    Equity Dividend:                        10.69%

 Sales Price Per SF:                        $55.27

COMMENTS:   The Food World anchor building was recently completed in 1996. At the time of sale only 2,700 SF of local shop space was vacant. The
            Food World Grocery Store has 51,207 SF. Two of the other small tenants are Movie Galley & the state liquor store. The buyers expenses are based on taxes of $0.41/SF, insurance of $0.08/SF, CAM of $0.30/SF, Reserves of $0.10/SF and a management fee of 4%. The vacancy is based on 5% of local shop space. The gross annual income includes expense recovery income.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 73

                                            RETAIL CENTER SALE COMPARABLE NO. 2:
================================================================================

PROJECT DATA

     Comp_Code:  219

  Project Name:  Pine Valley Shopping Center

      Location:  3600 South College Road, Wilmington, NC

        County:  New Hanover

       Grantor:  Prime Properties Ventures, LLC

       Grantee:  Pine Valley Commercial Center Number One

PROPERTY DATA

 Net Rentable Area (SF):  60,000

              Land Size:  5.38

    Land/Building Ratio:  3.9:1

             Year Built:  1990

              Occupancy:  100%

           Construction:  1-story masonry with stucco cover

              Condition:  Good

         Anchor Tenants:  Food Lion and Revco (71%)

Date of Sale:    04/28/96            Book/Page:           2024   /    927

Map(s):           N/A

Parcel(s):        N/A

TRANSACTION DATA

Actual Consideration:   $4,400,000         Cash Equivalent:  $4,400,000

Financing:              All cash to seller.

First Mortgage:         $0

Other Mortgages:        $0

Total Mortgages:        $0                 Actual Equity:         $4,400,000

Verified By:            Phil Krauss


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 74

================================================================================

        OPERATING DATA:                      Total $       Per SF       % of GAI

   Gross Annual Income:                     $478,952        $7.98       100.00%

          Less Vacancy:                     ($14,369)      ($0.24)      -3.00%
                                           ---------       ------       ------

Effective Gross Income:                     $464,583        $7.74        97.00%

         Less Expenses:                     ($24,583)      ($0.41)      -5.13%
                                           ---------       ------       ------

  Net Operating Income:                     $440,000        $7.33        91.87%

          Debt Service:                           $0        $0.00         0.00%
                                           ---------       ------       ------

             Cash Flow:                     $440,000        $7.33        91.87%




UNITS OF COMPARISON                          Actual

                GIM:                          9.19

      Effective GIM:                          9.47

       Overall Rate:                         10.00%

    Equity Dividend:                         10.00%

 Sales Price Per SF:                        $73.33

COMMENTS:   This neighborhood center is in a good location in a growth corridor south of Wilmington. The buyer indicated that approximately 85% of the cash flow was derived from a credit tenant base. The buyer also indicated that the center was purchased on a 10% overall capitalization rate. The appraisers only had access to the NOI.
            Therefore, the appraisers have estimated the gross income, vacancy and expenses.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 75

                                            RETAIL CENTER SALE COMPARABLE NO. 3:
================================================================================

PROJECT DATA

     Comp_Code:  204

  Project Name:  North Nixson Marketplace Shopping Center

      Location:  Hixson Place and Camp Columbus Road, Chattanooga, TN

        County:  Hamilton

       Grantor:  North Nixson, LLC

       Grantee:  Amberjack, Ltd.

PROPERTY DATA

 Net Rentable Area (SF):  63,270

              Land Size:  9.24 acres

    Land/Building Ratio:  6.4:1

             Year Built:  1995

              Occupancy:  96%

           Construction:  1-story with split face block

              Condition:  Good

         Anchor Tenants:  Winn Dixie & Big "B" Drugs (83%)

Date of Sale:    03/15/96            Book/Page:              N   /    A

Map(s):           N/A

Parcel(s):        N/A

TRANSACTION DATA

Actual Consideration:   $4,760,000         Cash Equivalent:  $4,760,000

Financing:              All cash to seller.

First Mortgage:         $0

Other Mortgages:        $0

Total Mortgages:        $0                   Actual Equity:       $4,760,000

Verified By:            Dick Schmalz (205-871-23617)


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 76

================================================================================

        OPERATING DATA:                      Total $       Per SF       % of GAI

   Gross Annual Income:                     $623,083        $9.85       100.00%

          Less Vacancy:                     ($13,057)      ($0.21)      -2.10%
                                           ---------       ------       ------

Effective Gross Income:                     $610,026        $9.64        97.90%

         Less Expenses:                    ($127,697)      ($2.02)      -20.49%
                                           ---------       ------       ------

  Net Operating Income:                     $482,329        $7.62        77.41%

          Debt Service:                           $0        $0.00         0.00%
                                           ---------       ------       ------

             Cash Flow:                     $482,329        $7.62        77.41%

UNITS OF COMPARISON                          Actual

                GIM:                          7.64

      Effective GIM:                          7.80

       Overall Rate:                        10.13%

    Equity Dividend:                        10.13%

 Sales Price Per SF:                        $75.23

COMMENTS:   This is a one-story neighborhood shopping center with split-face conc. block exterior walls and synthetic stucco on a steel stud canopy. Other tenants are Movie Gallery and Sally's Beauty Salon.
            Tenant expenses are CAM, taxes and insurance. At the time of sale, there were two vacant local shops containing 2,400 SF. Expense contributions included in potential gross income and local vacancy.
            The vacancy is based on 10% of local shop income plus expense contributions. The expenses are based on 4% management, excluding contributions, $1.59/SF for taxes, CAM and insurance plus $0.10/SF for reserves. The estimated expenses were consistent with Grantor's proforma. Average local shop space rent for leased space was $10.45/SF.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 77

                                            RETAIL CENTER SALE COMPARABLE NO. 4:
================================================================================

PROJECT DATA

     Comp_Code:  203

  Project Name:  Village at Moody Shopping Center

      Location:  NEC of IH-20 and US Highway 411, Moody, AL

        County:  St. Clair

       Grantor:  FS Partnership, Ltd.

       Grantee:  Birmingham Realty

PROPERTY DATA

 Net Rentable Area (SF):  60,800

              Land Size:  8.43 acres

    Land/Building Ratio:  6:1

             Year Built:  1995

              Occupancy:  Good

           Construction:  1-story masonry

              Condition:  100%

         Anchor Tenants:  Winn Dixie (72.4%)

Date of Sale:    02/14/96            Book/Page:            261   /    313

Map(s):           59-26-2-10-           0-1

Parcel(s):        16.000

TRANSACTION DATA

Actual Consideration:   $4,485,000         Cash Equivalent:  $4,485,000

Financing:              Loan assumption.

First Mortgage:         $3,000,000

Other Mortgages:        $0

Total Mortgages:        $3,000,000           Actual Equity:       $1,485,000

Verified By:            Paul Spina (205-733-1131)


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 78

================================================================================

        OPERATING DATA:                      Total $       Per SF       % of GAI

   Gross Annual Income:                     $533,922        $8.78       100.00%

          Less Vacancy:                      ($9,920)      ($0.16)      -1.86%
                                           ---------       ------       ------

Effective Gross Income:                     $524,002        $8.62        98.14%

         Less Expenses:                     ($90,572)      ($1.49)      -16.96%
                                           ---------       ------       ------

  Net Operating Income:                     $433,430        $7.13        81.18%

          Debt Service:                           $0        $0.00         0.00%
                                           ---------       ------       ------

             Cash Flow:                     $433,430        $7.13        81.18%

UNITS OF COMPARISON                          Actual

                GIM:                          8.40

      Effective GIM:                          8.56

       Overall Rate:                          9.66%

    Equity Dividend:                           N/A

 Sales Price Per SF:                        $73.77

COMMENTS:   The in-line one-story masonry neighborhood shopping center has brick veneer on the front and sides. Concrete block covers the rear. At the time of sale, this center was less than one year old and did not have a complete year of operating history. Potential gross income includes contract rent plus estimated expense contributions. The expenses include a 4% management fee, taxes at $0.58/SF. This center is located at the northeast corner of IH-20 and US Highway 411 in Moody Alabama. This area is a rapidly growing commercial district in the Birmingham/Atlanta interstate corridor.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 79

                                            RETAIL CENTER SALE COMPARABLE NO. 5:
================================================================================

                               [GRAPHIC OMITTED]


PROJECT DATA

     Comp_Code:  221

  Project Name:  Oak Harbor Square

      Location:  200-214 E. Beach Blvd./ US-90, Long Beach, MS

        County:  Harrison

       Grantor:  Breslin Realty

       Grantee:  Realty Trust Group

PROPERTY DATA

 Net Rentable Area (SF):  129,000

              Land Size:  6.40 Acres

    Land/Building Ratio:  2.2:1

             Year Built:  1990

              Occupancy:  100%

           Construction:  Masonry

              Condition:  Good

         Anchor Tenants:  K-Mart & Sav-A-Center (95%)

Date of Sale:    09/19/96            Book/Page:           1348   /    391


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 80

================================================================================

Map(s):           62G-01

Parcel(s):        001.003

TRANSACTION DATA

Actual Consideration:   $6,000,000         Cash Equivalent:  $6,000,000

Financing:              All cash to seller.

First Mortgage:         $0

Other Mortgages:        $0

Total Mortgages:        $0                   Actual Equity:  $6,000,000

Verified By:            Andy Weigel (760-341-3166) and

        OPERATING DATA:                      Total $       Per SF       % of GAI

   Gross Annual Income:                     $807,000        $6.26       100.00%

          Less Vacancy:                      ($3,900)      ($0.03)      -0.48%
                                           ---------       ------       ------

Effective Gross Income:                     $803,100        $6.23        99.52%

         Less Expenses:                    ($254,000)      ($1.97)      -31.47%
                                           ---------       ------       ------

  Net Operating Income:                     $549,100        $4.26        68.05%

          Debt Service:                           $0        $0.00         0.00%
                                           ---------       ------       ------

             Cash Flow:                     $549,100        $4.26        68.05%

UNITS OF COMPARISON                          Actual

                GIM:                          7.43

      Effective GIM:                          7.47

       Overall Rate:                          9.15%

    Equity Dividend:                          9.15%

 Sales Price Per SF:                        $46.51

COMMENTS:   This transaction was a 1031 exchange. Other tenants are Super Video and Fantastic Sam's. This property is located on the north side of US-90, which runs parallel with the beach. Immediately south of US-90 is a pleasure boat marina. The owner provided limited data regarding income expenses, therefore, the appraiser estimated some of the operating data. The gross annual income includes the expense recovery. The taxes, insurance and CAM are based on the buyer's proforma $1.61/SF. The expense also includes 4% management, $0.10/SF reserves and $0.01/SF for administration. Vacancy is based on 5% of local shop income.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 81

                              ====================
                              COMPARABLE SALES MAP
                              ====================

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 82

                                            SALES COMPARISON APPROACH - ANALYSIS
================================================================================

Comparable Improved Sales Summary

================================================================================================
Sale No.           Subject             1             2              3            4             5
------------------------------------------------------------------------------------------------
Name/Address                   Southland   Pine Valley   North Nixson   Village at    Oak Harbor
                                   Plaza      Shopping    Marketplace        Moody        Square
                                Shopping       Center,       Shopping     Shopping      Shopping
                                 Center,   Wilmington,        Center,      Center,       Center,
                             Decatur, AL            NC   Chattanooga,    Moody, AL   Long Beach,
                                                                   TN                         MS
------------------------------------------------------------------------------------------------
Sale Date          Current      02/01/97      04/28/96       03/15/96     02/14/96      09/19/96
------------------------------------------------------------------------------------------------
Year Built            1988   1970 & 1996          1990           1995         1995          1990
------------------------------------------------------------------------------------------------
Occupancy             100%           97%          100%            96%         100%          100%
------------------------------------------------------------------------------------------------
Size(SF)            68,566       123,031        60,000         63,270       60,800       129,000
------------------------------------------------------------------------------------------------
% Credit/ Anchor       84%           42%           71%            83%          72%           95%
------------------------------------------------------------------------------------------------
SP/SF                  N/A        $55.27        $73.33         $75.23       $73.77        $46.51
------------------------------------------------------------------------------------------------
NOI/SF               $4.50         $5.91         $7.33          $7.62        $7.13         $4.26
------------------------------------------------------------------------------------------------
GIM                    N/A          7.56          9.19           7.64         8.40          7.43
------------------------------------------------------------------------------------------------
NOI/GPI             74.11%        80.83%        91.87%         77.41%       81.18%        68.05%
================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Introduction

      A search for comparable sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. Only one comparable shopping center sale was located in the general area, which was Sale No. 5 in Long Beach, Mississippi. Therefore, the research was expanded to similar locations of the southeast region of the country for relatively recent comparable sales. The sales used herein represent the most comparable data available at the time of the report.

Comparison of Important Factors Affecting SP/SF

      All property characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

Subject:
      Primary Negative Factors:      NOI/SF prior to adjustments
      Primary Positive Factors:      Percentage anchor tenants


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 83

================================================================================

Sale No. 1 - Southland Plaza Shopping Center, Decatur, AL:
     Inferior Factors
       Compared to Subject:   Lower percentage of anchor space
     Superior Factors
       Compared to Subject:   NOI/SF
     Overall Comparison
       to Subject:            Superior before adjustments; slightly inferior
                              after adjustments

Sale No. 2 - Pine Valley Shopping Center, Wilmington, NC:
     Inferior Factors
       Compared to Subject:   None
     Superior Factors
       Compared to Subject:   Superior market; NOI/SF
     Overall Comparison
       to Subject:            Superior before adjustment and similar after

Sale No. 3 - North Nixson Marketplace Shopping Center, Chattanooga, TN:
     Inferior Factors
       Compared to Subject:   None
     Superior Factors
       Compared to Subject:   Superior market; NOI/SF
     Overall Comparison
       to Subject:            Superior before adjustment and similar after

Sale No. 4 - Village at Moody Shopping Center, Moody, AL:
     Inferior Factors
       Compared to Subject:   None
     Superior Factors
       Compared to Subject:   Slightly newer center; NOI/SF
     Overall Comparison
       to Subject:            Superior before adjustment and similar after

Sale No. 5 - Oak Harbor Square Shopping Center, Long Beach, MS:
     Inferior Factors
       Compared to Subject:   None
     Superior Factors
       Compared to Subject:   Higher percentage of anchor space
     Overall Comparison
       to Subject:            Superior before adjustments and after

Most Comparable Sales:        Nos. 2, 3 and 4

      Comment: Sale Nos. 2, 3 and 4 have the most similar income and risk characteristics as the subject. This is primarily related to the percent of anchor space and the risk associated with the anchors. Sale No. 5, which is located along the Mississippi Gulf Coast, has a significantly superior anchor percentage of 95%. Kmart has had financial difficulties due to competition from stronger competitors and has undergone significant fiscal restructuring with the closing of several hundred stores in 1995 and 1996; however, discussions with brokers and investors indicate that Kmart is


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 84

================================================================================

no longer considered a high risk tenant because most store closings have been announced. Thus, despite its proximity to the subject, the anchor is considered inferior to the subject. Sale Nos. 3 and 4 both have Winn Dixie as anchor tenants. Thus, the adjusted price per square foot range of Sale Nos. 2, 3 and 4 are most comparable to the subject property and given most weight.

Sale Price Per Square Foot Method

Description:                        The Price Per Square Foot indicator is a
                                    general common denominator which encompasses all influences without specifically identifying their impact. It is most affected by location, size, age/condition, and existing leases at above or below market levels, if a rental property. This indicator is derived by dividing the sales price by the net rentable area.

NOI/SF Adjustment Technique:        A wide range produced by this method
                                    indicates that the comparable sales have varying income-producing capabilities attributable to differences in age, location, size and quality. In order to adjust for these differences, a multiplier is obtained by dividing the subject's NOI/SF by the NOI/SF of each comparable sale. The resulting multiplier is then applied to the sales price/SF of each comparable resulting in an indicated sale price/SF for the subject property. The following grid displays this technique.

NOI/SF Adjustment Analysis

            Sale No.       NOI/SF         SP/SF       Multiplier     Adj. SP/SF
            --------       ------         -----       ----------     ----------

             Subj.         $4.50           ----          ----           ----

               5           $4.26          $46.51        1.0564         $49.13

               1           $5.91          $55.27        0.7615         $42.09

               4           $7.13          $73.77        0.6312         $46.56

               2           $7.33          $73.33        0.6139         $45.02

               3           $7.62          $75.23        0.5906         $44.43

                  Note:  Above chart is sorted based on ascending NOI/SF's.

      Comments/Analysis: Additional subjective adjustments may be required based on unquantifiable factors not recognized in the NOI/SF adjustment. Examples are investment grade compared to owner occupancy, quality of tenants, conditions of sale and other intangible factors. Sale Nos. 2, 3 and 4 are the most similar to the subject in income producing ability, tenant mix, and location. Based on the adjusted sale price per square foot of the previously identified most comparable sales and considering the sale requiring the least adjustment the indicated market value per square foot range for the subject property is $44.50 to $46.50. The calculations are presented as follows.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 85

================================================================================

                            SP/SF Method Calculations

                                                           Value Est.,
                 Size                  SP/SF Est.            Rounded

          68,566      SF        x        $44.50      =      $3,050,000


          68,566      SF        x        $46.50      =      $3,190,000

Gross Income Multiplier Method

Description:                        The Gross Income Multiplier illustrates the
                                    relationship between the sales price and the revenue stream of a property. Investments are often acquired on the basis of a multiple either of their current or potential income flow. Because this indicator is a good reflection of the motives of purchasers, it is considered to be a realistic assessment of market tendencies.

NOI/Gross Potential Income
  Ratio Comparison of GIM's:        GIM's are typically influenced by the
                                    relationship between the net operating
                                    income and gross potential income as
                                    measured by the net operating income to
                                    gross income ratio (NOI/GPI ratio). The
                                    sales with the most similar NOI/GPI ratios are typically considered to be the most comparable to the appraised property all other factors being equal. The following chart summarizes the comparison of the GIM's to the comparable sales' NOI/GPI ratio as well as comparing the NOI/GPI ratio of the comparable sales to the subject's NOI/GPI ratio.

                            NOI/GPI to GIM Comparison

                  Sale No.        NOI/GPI %           GIM
                  --------        ---------           ---
                      5             68.05%            7.43
                    Subj.           74.11%            ----
                      3             77.41%            7.64
                      1             80.83%            7.56
                      4             81.18%            8.40
                      2             91.87%            9.19

                 Note:  Above chart is sorted based on ascending NOI/GPI's.

      Comment/Analysis: Sale No. 2's NOI/GPI % reflects the enclusion of the expense recovery in the gross income, which results in a higher GIM and higher NOI/GPI % as


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               age 86

================================================================================

compared tothe remaining sales and the subject, which do include the expense recovery in the gross rental income. Based on the comparison in the previous chart and considering the general characteristics of the transactions as compared to the subject previously discussed, the subject's GIM should be at or slightly below Sale No. 5 and at or slightly below Sale No. 3. Thus, the GIM range estimated for the subject is 7.40x to 7.60x after considering the factors noted above. The calculations for this method are presented below.

                                GIM Calculations

                                                        Value Est.,
            Gross Inc.              GIM Est.              Rounded

             $416,326        x        7.40        =      $3,080,000

             $416,326        x        7.60        =      $3,160,000

Sales Comparison Approach - Reconciliation

                             Summary of Value Ranges

              Method                   Value Range
                          -------------------------------------

              SP/SF:        $3,050,000      to     $3,190,000

              GIM:          $3,080,000      to     $3,160,000

      Comment/Analysis: Although all three of the sales have similar tenant mixes with small shop space, Sale Nos. 2, 3 and 4 have a slightly stronger income producing ability than the subject. This is most likely related to their locations in stronger markets which in turn promote a higher sales volume for the retailers. However, the NOI/SF adjustment utilized in the sales price per square foot technique recognizes these factors. With equal consideration placed upon the sales price per square foot method and GIM method, a value at the mid lower range of the sales price per square foot value range is reasonable.

      The value ranges previously derived represent an as stabilized value range for the subject property. Therefore, there are no deductions for the prospective value upon completion.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 87

================================================================================

                            Sales Comparison Approach
                              As Is Value Estimate

              Current Stabilized Value               $3,100,000
              Estimate

              Less: Deferred Maintenance                      0

              Less: Lease-Up Costs to
              Stabilization                                   0
                                                     ----------
              As Is Value Estimate                   $3,100,000
                                                     ==========

      As a result, the value estimate as indicated by the sale comparison approach, is reconciled as follows.

Sales Comparison Approach Value Estimate:     $3,100,000

      Implied SP/SF:                            $45.21

      Implied GIM:                                9.32


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 88

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Introduction

      The income capitalization approach is the procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present worth figure through the capitalization process.

      This approach, like the cost and sales comparison approaches, requires extensive market research. Specific areas that an appraiser investigates for this approach are the property's gross income expectancy, the expected reduction in gross income from lack of full occupancy and collection loss, the expected annual operating expenses, the pattern and duration of the property's income stream, and the anticipated value of the resale of other real property interest reversions. When accurate income and expense estimates are established, the income streams are converted into present value by the process of capitalization. The rates or factors used for capitalization are derived by the investigation of acceptable rates of return for similar properties.

      The income capitalization approach is generally applied in appraising income-producing properties. The quantity, quality and durability of the income stream must be considered in estimating the economic rent of an income-producing property.

      Quantity:         Rental comparables have been gathered from similar
                        properties to show current market rents.

      Quality: This is a measure of the strength of the tenant that could be expected to occupy the subject (i.e., AAA, regional, local, etc.).

      Durability:       This is reflected in the vacancy of the area.

      In order to analyze contractual rentals of the subject and determine the economic rent potential of the available space, a survey was conducted of similar developments.

      The pages which follow will summarize the comparable rental data utilized in the appraisal of the subject property. While this study does not include all competitive space, it is useful in determining patterns of occupancy and economic levels of rent.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 89

================================================================================


                                                 Comparable Improved Rental Data
================================================================================


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 90

                                                   RETAIL RENT COMPARABLE NO. 1:
================================================================================

                               [GRAPHIC OMITTED]

PROJECT DATA

  Project Name:  Delchamps Plaza Shopping Center

      Location:  4101-4227 Denny Avenue/US-90, Pascagoula, MS

        County:  Jackson

PROPERTY DATA

     Rentable Area (SF):  154,771

             Year Built:  1996 renovation

           Construction:  1-story masonry

             Bay Depths:  60'

         Anchor Tenants:  Delchamps, K&B Drugs and Wal-Mart*

RENTAL DATA

         Quoted Rate/SF:  $10.00 to $12.00

     Existing Rate Range

         Anchor Tenants:  N/A

             Spec Space:  N/A

       Restaurant Space:  N/A


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 91

================================================================================

LEASE TERMS

            Lease Basis:  Triple-net

     Typical Lease Term:  3 to 5 years

             CAM Charge:  $1.90

       Escalator Clause:  CPI

             Finish-Out:  $2.00

      Rental Concessions  None

Occupancy Rate:     100%                 Historical Occupancy Rate:  N/A

Verified By:        Debbie Rogers (800-864-2777)

Date:               08/21/97                             Comp_Code:  318

COMMENTS:   *The Wal-Mart store is separately owned parcel of property from the rest of the shopping center. The 154,771 SF does not include the Wal-Mart space. Other major tenants are Radio Shack, Northwest
            Financial, Friedman's Jewelers and Payless Shoes.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 92

                                                   RETAIL RENT COMPARABLE NO. 2:
================================================================================

                               [GRAPHIC OMITTED]

PROJECT DATA

  Project Name:  Chicot Crossing Shopping Center

      Location:  3419-3517 Denny Avenue/US-90, Pascagoula, MS

        County:  Jackson

PROPERTY DATA

     Rentable Area (SF):  122,360

             Year Built:  1996

           Construction:  1-story masonry

             Bay Depths:  62' to 100'

         Anchor Tenants:  Winn-Dixie, Harco and Goody's

RENTAL DATA

         Quoted Rate/SF:  $12.00

     Existing Rate Range

         Anchor Tenants:  $6.40 to $7.00/SF

             Spec Space:  N/A

       Restaurant Space:  N/A


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 93

================================================================================

LEASE TERMS

            Lease Basis:  Triple-Net

     Typical Lease Term:  5-years

             CAM Charge:  $0.69/SF

       Escalator Clause:  Negotiable

             Finish-Out:  None

      Rental Concessions  None

Occupancy Rate:     91%                  Historical Occupancy Rate:  N/A

Verified By:        Rob Newton

Date:               08/22/97                             Comp_Code:  323

COMMENTS:   This center is located at the northeast corner of Denny Avenue/US-90 and Chicot Road. Winn-Dixie is on an absolute-net lease. US-90 is a heavily trafficked four-lane highway with turn lanes and a two-way parallel service road.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 94

                                                   RETAIL RENT COMPARABLE NO. 3:
================================================================================

                            PHOTOGRAPH NOT AVAILABLE

PROJECT DATA

  Project Name:  Southgate Plaza Shopping Center

      Location:  3508 Main Street/SR-613, Moss Point, MS

        County:  Jackson

PROPERTY DATA

     Rentable Area (SF):  108,064

             Year Built:  1979

           Construction:  1-story masonry

             Bay Depths:  70'

         Anchor Tenants:  None; see comments

RENTAL DATA

         Quoted Rate/SF:  $5.00

     Existing Rate Range

         Anchor Tenants:  N/A

             Spec Space:  N/A

       Restaurant Space:  N/A


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 95

================================================================================

LEASE TERMS

            Lease Basis:  Gross

     Typical Lease Term:  1 to 3 years

             CAM Charge:  Gross

       Escalator Clause:  No

             Finish-Out:  Negotiable

      Rental Concessions  Negotiable

Occupancy Rate:     96%                  Historical Occupancy Rate:  N/A

Verified By:        Lee Farrio (601-497-2808)

Date:               08/21/97                             Comp_Code:  324

COMMENTS:   The anchor space used to be occupied by Winn-Dixie until they moved in March 1996. Winn-Dixie moved to a new location on Denny
            Avenue/US-90. Winn-Dixie still has time left on the lease term past
            2001. The parking lot has space for 561 automobiles. Some of the local shop space is located in a mini-mall within the property.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 96

                                                   RETAIL RENT COMPARABLE NO. 4:
================================================================================

                               [GRAPHIC OMITTED]

PROJECT DATA

  Project Name:  Deep South Shopping Center

      Location:  1604-1740 Denny Avenue/US-90, Pascagoula, MS

        County:  Jackson

PROPERTY DATA

     Rentable Area (SF):  60,000

             Year Built:  1961

           Construction:  1-story masonry

             Bay Depths:  100' to 150'

         Anchor Tenants:  Sav-Rex Drugs

RENTAL DATA

         Quoted Rate/SF:  $4.00 to $7.00/SF

     Existing Rate Range

         Anchor Tenants:  N/A

             Spec Space:  N/A

       Restaurant Space:  N/A


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 97

================================================================================

LEASE TERMS

            Lease Basis:  Triple-Net

     Typical Lease Term:  3 to 5 years

             CAM Charge:  $0.08/SF

       Escalator Clause:  None

             Finish-Out:  None

      Rental Concessions  None

Occupancy Rate:     90%                  Historical Occupancy Rate:  N/A

Verified By:        Nicky Vance

Date:               08/20/97                             Comp_Code:  321

COMMENTS:   This property's location can be further described as being at the southeast corner of Denny Avenue/US-90 and Market Street. Other major tenants are Family Dollar and Tower Loan.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 98

                                                   RETAIL RENT COMPARABLE NO. 5:
================================================================================

                               [GRAPHIC OMITTED]

PROJECT DATA

  Project Name:  Sea Shores Plaza Shopping Center

      Location:  3051 Bienville Blvd/US-90, Ocean Springs, MS

        County:  Jackson

PROPERTY DATA

     Rentable Area (SF):  207,572

             Year Built:  1983

           Construction:  1-story masonry

             Bay Depths:  60' (local space)

         Anchor Tenants:  Delchamps and Wal-Mart*

RENTAL DATA

         Quoted Rate/SF:  $8.00 to $12.00

     Existing Rate Range

         Anchor Tenants:  N/A

             Spec Space:  N/A

       Restaurant Space:  N/A


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 99

================================================================================

LEASE TERMS

            Lease Basis:  Triple-Net

     Typical Lease Term:  3 to 5 years

             CAM Charge:  $1.37/SF

       Escalator Clause:  5%

             Finish-Out:  Negotiable

      Rental Concessions  None

Occupancy Rate:     95%                  Historical Occupancy Rate:  N/A

Verified By:        Don Eder (800-662-8966)

Date:               08/19/97                             Comp_Code:  322

COMMENTS:   This property is located in the northwest quadrant of Ocean Springs
            Road and Bienville Blvd/US-90. *The Wal-Mart property is located next to and adjacent to this shopping center, but is not included with the 207,572 SF. The sub-anchor space known as Amber's Arts and Crafts was vacated as of June 1997 by the tenant, which has recently sublet the space.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 100

                               ===================
                               COMPARABLE RENT MAP
                               ===================

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 101

                                              ANALYSIS OF POTENTIAL GROSS INCOME
================================================================================

Current Subject Property Status

                       Subject Existing Rent Roll Summary

==================================================================================================
                                                             Lease
                                           Lease     Lease    Term              Lease
Suite #Tenant                Size (SF)     Begin       End  (Yrs.)     Rent/SF   Type  Annual Rent
--------------------------------------------------------------------------------------------------
  1    Bruno's (Food World)     47,802     03/88     04/13     25        $3.77    NNN     $180,000
--------------------------------------------------------------------------------------------------
  2    Big 'B'/Revco Drugs      10,064      ----      ----      8        $6.81    NNN      $68,536
--------------------------------------------------------------------------------------------------
  3    Hale's                    5,600     12/95     09/01      5        $7.25    NNN      $40,600
--------------------------------------------------------------------------------------------------
  4    Movies and More           5,100      ----      ----  M-T-M        $4.24    NNN      $21,600
--------------------------------------------------------------------------------------------------
Total/Average                   68,566     Square Feet                   $4.53            $310,736
==================================================================================================

      Note:  Vacant Space Current Rent/SF input at market rent estimates.

Tenancy:                      Multi-tenant
Square Feet Occupied:         68,566 SF
Square Feet Vacant - Shell:   0 SF
Square Feet Vacant -
  2nd Generation:             0 SF
Rent Trend:                   Stable
Historical Tenant Finish:
     New Lease:               None
     Refinish:                None

      Comments/Analysis: The most recent lease is Hale's in August of 1996 the rental rate is $7.25/SF for 5-years. The typical expense recovery for the center is the standard triple net lease in which taxes, insurance and common area maintenance (CAM) is recovered from the tenant. However, two tenants, Hale's and Movie's and More, does pay, in addition, their pro rata share of the management fee.

Special Tenant Situations
     Big B/Revco/CVS:         The lease space is currently vacant with the
                              tenant paying rent. The drugstore industry has been undergoing significant changes with numerous mergers and acquisitions as larger or financially stronger national drug companies acquire smaller companies, or financially strong companies acquire or swap stores in an effort to strengthen a regional presence. Revco had acquired Big B, a former Bruno's, Inc. subsidiary. By early spring
                              1997, CVS had acquired Revco. Each of these acquisitions resulted in improved credit ratings for the tenant. However, the opening of the store has been placed on hold subject to review by CVS as it determines its position in this market.
                              Given the credit of


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 102

================================================================================

                              CVS, this is not considered a risk to the tenant's future rental income. In addition, the location and influence of this space and tenant are not a significant influence on the marketability of the remaining local shop space.

     Movies and More:         This is a month-to-month lease that is currently
                              under negotiation. The $4.24/SF lease rate presented is the current rent the tenant is paying. However, as will be shown, the market rental rate for this space is higher. The landlord has proposed a rental rate of $8.50/SF. However, the tenant has indicated it cannot pay more than the current rent. Therefore, management is keeping
                              Movies and More on a month-to-month basis until another tenant is found. If Movies and More moves out, the 85' wide space with desirable 60' depth can easily be subdivided into multi-tenant space at much higher rental rates. The reader is referred to the Site Plan presented in the Description of Improvements section for a visual depiction of the space.

Comparable Rental Analysis/Subject Estimated Market Rents

Introduction

      In order to estimate market rent rates to apply to the subject, we surveyed similar properties in the subject neighborhood. Factors which typically influence rental rates include location, and physical attributes such as age, condition and design/appeal characteristics. The rent comparables presented in this report represent the most comparable properties to the subject with respect to age, quality of construction and location. The following chart summarizes the comparable improved rental data previously presented.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 103

================================================================================

Summary of Comparable Improved Rental Data

========================================================================================
Rent No.         Subject        1           2            3           4            5
----------------------------------------------------------------------------------------
                One Main    Delchamps     Chicot      Southgate               Sea Shores
                 Place        Plaza      Crossing      Plaza     Deep South     Plaza
Name/Address    Shopping     Shopping    Shopping     Shopping    Shopping     Shopping
                 Center       Center      Center       Center      Center       Center
----------------------------------------------------------------------------------------
Size(SF)         68,566      154,771     122,360      108,064      60,000      207,572
----------------------------------------------------------------------------------------
Year Built                      1996
                   1988   renovation        1996         1979        1961         1983
----------------------------------------------------------------------------------------
Occupancy          100%         100%         91%          96%         90%          95%
----------------------------------------------------------------------------------------
Quoted Rate/SF             $10.00 to                             $4.00 to     $8.00 to
                    N/A       $12.00      $12.00        $5.00    $7.00/SF       $12.00
----------------------------------------------------------------------------------------
Tenant Expenses     N/A   Triple-net  Triple-Net        Gross  Triple-Net   Triple-Net
----------------------------------------------------------------------------------------
CAM Charge          N/A        $1.90    $0.69/SF        Gross    $0.08/SF     $1.37/SF
----------------------------------------------------------------------------------------
Rental
Concessions         N/A         None        None   Negotiable        None         None
----------------------------------------------------------------------------------------
Effective Rate/SF          $10.00 to                             $4.00 to     $8.00 to
                    N/A       $12.00      $12.00        $5.00    $7.00/SF       $12.00
========================================================================================

      All property characteristics of the comparable rentals and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable rentals affecting rents as compared to the subject.

Comparison to Subject

Subject:
     Primary Negative Factors:      None
     Primary Positive Factors:      General location along a neighborhood
                                    traffic artery

Rent No. 1 - Delchamps Plaza Shopping Center:
     Inferior Factors
       Compared to Subject:         None
     Superior Factors
       Compared to Subject:         Visibility of tenants to drive by traffic;
                                    located along Denny Avenue/US-90; located
                                    next to a Wal- Mart
     Tenant Expenses:               Similar; no adjustment required
     Overall Comparison
       to Subject:                  Superior

Rent No. 2 - Chicot Crossing Shopping Center:
     Inferior Factors
       Compared to Subject:         None


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 104

================================================================================

     Superior Factors
       Compared to Subject:   Located along Denny Avenue/US-90
     Tenant Expenses:         Similar; no adjustment required
     Overall Comparison
       to Subject:            Superior

Rent No. 3 - Southgate Plaza Shopping Center:
     Inferior Factors
       Compared to Subject:   Older center; no anchor; design of structure;
                              poorly maintained
     Superior Factors
       Compared to Subject:   None
     Tenant Expenses:         None
     Overall Comparison
       to Subject:            Inferior

Rent No. 4 - Deep South Shopping Center:
     Inferior Factors
       Compared to Subject:   Older center; no anchor; design of structure
     Superior Factors
       Compared to Subject:   None
     Tenant Expenses:         Similar; no adjustment required
     Overall Comparison
       to Subject:            Inferior

Rent No. 5 - Sea Shores Plaza Shopping Center:
     Inferior Factors
       Compared to Subject:   Slightly older
     Superior Factors
       Compared to Subject:   Located next to a Wal-Mart
     Tenant Expenses:         Similar; no adjustment required
     Overall Comparison
       to Subject:            Similar

Most Comparable Rentals:      Nos. 1 & 5

      Conclusions/Analysis: A comparison of the comparable rental data indicates that some of the properties benefit from their Denny Avenue/US-90 location, the design of the improvements, age, condition and their tenant's visibility to drive-by traffic account for significant variances in rental rates. After reviewing the subject's leases as well as the rent comparable data, the following market lease rate ranges are supported for local shop space.

     Estimated Market Rate:
        <3,000 SF                         $10.00/SF
        Hale's (5,600 SF &
          70' depth):                     $7.50/SF
        Movies & More (5,100 SF
          & 60' Depth):                   $8.50/SF


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 105

================================================================================

      Comment: As previously noted, Movies & More could possibly be subdivided into smaller multi-tenant space. This size space would have a market rate of $10.00/SF if all of the space is less than 3,000 SF. However, management has indicated they are attempting to find a single tenant replacement for this space. Therefore, the proforma recognizes the $8.50/SF market rental rate.

     Expense Recoveries:
        Analysis:             All of the comparable retail lease rates were
                              based on a triple net basis. However, two tenants, Hale's and Movie's and More, does pay, in addition, their pro rata share of the management fee.

        Conclusion:           Market lease rates based on the following expense
                              recovery: Triple-net, plus management fee for local tenants and triple-net for the anchors.

      Inasmuch as the subject is an existing property with several leases in place, the existing contract rents and expense recoveries are utilized for occupied space are utilized in the Stabilized Operating Statement which follows the Analysis of Expenses, except Movies and More. Movies and More space is recognized at the market lease rate and expense recovery since it will eventually be replaced.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 106

                                                            ANALYSIS OF EXPENSES
================================================================================

Expense History

                  $/SF History Compared to Appraiser's Estimate

                  Expense Item              1996     Estimate
                  ------------              ----     --------

                  Management               $0.18       $0.23

                  Taxes :                  $0.68       $0.67

                  Insurance:               $0.10       $0.10

                  CAM:                     $0.38       $0.38

                  Administration:          $0.00       $0.01

                  Reserves:                $0.00       $0.10

                  Subtotal                 $1.35       $1.48

Vacancy & Collection Loss
     Expense Description:     Vacancy & collection loss is an allowance for
                              reductions in potential income attributable to vacancies, tenant turnover and nonpayment of rent.
                              The allowance is usually estimated as a percentage of potential gross income, which varies depending on the type and characteristics of the physical property, the quality of tenants, current and projected supply and demand, and general and local economic conditions. The percentage rate recognized reflects typical investor expectations over the specific holding period assumed or projected.

    Subject Data:
      Tenancy:                Multi-tenant
      Current Occupancy:      100%

    Market Data:

      Submarket:              95.6%
      Submarket Years Supply: Equilibrium

    Analysis:                 Based on a review of the market data above as well
                              as the subject's current vacancy, a vacancy and collection loss of 5% of local shop space is believed to appropriately recognize potential tenant turnover and collection loss over the holding period.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 107

================================================================================

     Estimated Vacancy &
       Collection Loss:       5% of local shop space

Management:
     Expense Description:     The subject must be considered as an investment
                              under prudent management. A charge is made to reflect either the owner's input of time and attention or that of a professional agent. The expense would include the collection of rents, supervision of all maintenance, etc.

     Analysis:                The proforma annual management fee for the subject
                              property is 4.0% of the Effective Gross Income.
                              This is consistent with local practices.

     Estimated Management:    4.0%

Real Estate Taxes:            See previously presented Real Estate Tax Analysis
                              for detailed analysis and expense history.

     Estimated Real Estate
        Taxes:                $45,794, or $0.67/SF

Insurance:
     Expense Description:     The subject property will be insured against
                              losses arising out of fire, casualty, and liability. Other various extended coverages are also provided for under this policy.

     Analysis:                The subject's expenses history reflects an expense
                              of $0.10/SF. Based on a competitive analysis of other retail centers and the subject's historical expense, an estimate of $0.10/SF annually is judged appropriate for the subject.

     Estimated Insurance:     $0.10/SF

Common Area Maintenance (CAM):
     Expense Description:     The common area maintenance charge covers all
                              trash removal, common area maintenance, certain recoverable administrative expenses, landscaping charges and common area utilities and any other common area expenses.

     Analysis:                The subject's expenses history reflects an expense
                              of $0.38/SF. Based on a competitive analysis of other retail centers and the subject's historical expense, an estimate of $0.38/SF annually is judged appropriate for the subject. Therefore, the CAM


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 108

================================================================================

                              expense estimate is based upon the 1996 proforma expenses.

     Estimated CAM:           $0.38/SF

Administration:
     Expense Description:     The administrative expense consists of non-
                              recoverable administrative expenses such as legal expenses and other miscellaneous expenses that are not passed through to the tenant in the common area expense recovery.

     Analysis:                The subject's expenses history reflects an expense
                              of $0.00/SF. Based on a competitive analysis of other retail centers and the subject's historical expense, an estimate of $0.01/SF annually is judged appropriate for the subject.

     Estimated
      Administration:         $0.01/SF

Reserves:
     Expense Description:     A reserves or replacement allowance provides for
                              the periodic replacement of building components that wear out more rapidly than the building itself and must be replaced periodically during the building's economic life. Examples of these components are roof cover, HVAC compressors, parking areas and other site improvements.

     Analysis:                The reserves expense estimate is based primarily
                              on the typical expense recognized by buyers as compared to a calculated type estimate Based upon the age and condition of the property and typical buyer actions, the reserves expense estimate is $0.10/SF.

     Estimated Reserves:      $0.10/SF


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 109

================================================================================

Estimated Expense Summary

                            Management           4.0%      EGI    =      $15,521

                            Taxes:              $0.67      /SF    =      $45,794

                            Insurance:          $0.10      /SF    =       $6,857

                            CAM:                $0.38      /SF    =      $26,055

                            Administration:     $0.01      /SF    =         $686

                            Reserves:           $0.10      /SF    =       $6,857
                                                ------                    ------

                     Subtotal Expenses:         $1.48      /SF    =     $101,769
                                                                        --------


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 110

================================================================================

STABILIZED OPERATING STATEMENT
================================================================================

Gross Rental Income Potential:

                                            Lease
                       Size (SF)             Rate
                       ---------             ----
      Anchors             57,866     @      $4.30 /SF       =          $248,536
      Local Shop Space    10,700     @      $7.85 /SF       =           $83,950
                          ------            -----                       -------
      Gross Rent Income   68,566     @      $4.85 /SF       =          $332,486
       (See Rent Roll for Allocation)

Plus: Expense Recovery
      Anchors @           Triple-net                                    $66,423
      Local Shop @        Triple-net, plus management                   $17,417
                                                                        -------
      Total Expense Recovery                                            $83,840

Total Income By Tenant Type Classification
      Anchors @                                                        $314,959
      Local Shop @                                                     $101,367
                                                                       --------
      Total Gross Annual Income:                                       $416,326

Less: Vacancy/Collection Loss
      Anchors @                                 0%                           $0
      Local Shop @                              0%                      ($5,068)
                                                                       --------

Effective Gross Income:                                                $411,257

Less Expenses

      Management        4.0%    EGI   =   $16,450
      Taxes:            $0.67   /SF   =   $45,794
      Insurance:        $0.10   /SF   =    $6,857
      CAM:              $0.38   /SF   =   $26,055
      Administration:   $0.01   /SF   =      $686
      Reserves:         $0.10   /SF   =    $6,857
                        -----              ------
Subtotal Expenses:      $1.50   /SF   =  $102,698                     ($102,698)
                                                                      ---------
Net Operating Income:                                                  $308,559
                                                                       ========

      NOI/SF:              $4.50
      NOI/Gross Income    74.11%


                            CAPITALIZATION TECHNIQUE
              =======================================================
                  NOI         /           OAR      =   Value Estimate
                $308,559      /          10.00%    =       $3,085,592

              Current Stabilized Value Estimate            $3,090,000
              Less: Deferred Maintenance                            0
              Less: Lease-Up Costs to Stabilization                 0
                                                                    -
              As Is Value Estimate                         $2,090,000


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 111

                                          ANALYSIS OF DIRECT CAPITALIZATION RATE
================================================================================

Introduction

      Direct capitalization is a method used to convert a single year's income estimate into a value indication. The capitalization rate utilized in the income capitalization approach combines input from the marketplace in conjunction with a review of mortgage/equity positions. Although the appraiser can estimate an overall capitalization rate by using various techniques, derivation of the rate from comparable sales is generally preferred when sufficient data are available from transactions of similar, competitive properties. In order to provide a consistent basis for comparison, the net operating income from each comparable is calculated and estimated in the same manner as that for the subject property. Additionally, the appraiser must conclude that neither non-market financing terms nor different market conditions have affected the transaction prices of the comparables. When these requirements are met, the appraiser estimates the overall rate by dividing each property's net operating income by its sale price.

Improved Sales' Overall Rate Summary


==================================================================================================
Sale No.           Subject             1             2              3            4             5
--------------------------------------------------------------------------------------------------
                               Southland    Pine Valley    North Nixson   Village at   Oak Harbor
                                 Plaza       Shopping       Marketplace     Moody       Square
Name/Address                   Shopping       Center,        Shopping      Shopping     Shopping
                                Center,     Wilmington,       Center,       Center,      Center,
                              Decatur, AL       NC         Chattanooga,   Moody, AL    Long Beach,
                                                               TN                          MS
--------------------------------------------------------------------------------------------------
Sale Date          Current      02/01/97      04/28/96       03/15/96     02/14/96      09/19/96
--------------------------------------------------------------------------------------------------
Year Built            1988   1970 & 1996          1990           1995         1995          1990
--------------------------------------------------------------------------------------------------
Occupancy             100%           97%          100%            96%         100%          100%
--------------------------------------------------------------------------------------------------
Size(SF)            68,566       123,031        60,000         63,270       60,800       129,000
--------------------------------------------------------------------------------------------------
% Credit/ Anchor       84%           42%           71%            83%          72%           95%
--------------------------------------------------------------------------------------------------
Overall Rate           N/A        10.69%        10.00%         10.13%        9.66%         9.15%
==================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Comparison of Important Factors Affecting OAR

      All property and conditions of sale characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 112

================================================================================

      Note: The reader is reminded that this is a comparison of overall rates and not the sales price per square foot. Therefore, the terms of comparison to the subject of each sale may be different than those used in the previously presented Sales Comparison Approach, which was based on the quantity of income and subsequent adjustments to the sales price per square foot. While the overall rate recognizes physical factors, intangible factors such as quality of tenants, conditions of sale, occupancy at time of sale, and investment quality tend to have stronger influence on the overall rate comparison. As an example, two properties with different locations and quality of improvements may have significantly different per square foot sales prices, but very similar overall rates. Thus, the comparison to the subject includes the intangible factors influencing overall rates.

Subject:
     Primary Negative Factors:      None
     Primary Positive Factors:      Anchor percentage and quality of anchor

Sale No. 1 - Southland Plaza Shopping Center, Decatur, AL:
     Inferior Factors
       Compared to Subject:         Lower percentage of anchor space
     Superior Factors
       Compared to Subject:         None
     Overall Comparison
       to Subject:                  Inferior


Sale No. 2 - Pine Valley Shopping Center, Wilmington, NC:
     Inferior Factors
       Compared to Subject:         None
     Superior Factors
       Compared to Subject:         None
     Overall Comparison
       to Subject:                  Similar

Sale No. 3 - North Nixson Marketplace Shopping Center, Chattanooga, TN:
     Inferior Factors
       Compared to Subject:         None
     Superior Factors
       Compared to Subject:         None
     Overall Comparison
       to Subject:                  Similar

Sale No. 4 - Village at Moody Shopping Center, Moody, AL:
     Inferior Factors
       Compared to Subject:         None
     Superior Factors
       Compared to Subject:         None
     Overall Comparison
       to Subject:                  Similar


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 113

================================================================================

Sale No. 5 - Oak Harbor Square Shopping Center, Long Beach, MS:
     Inferior Factors
       Compared to Subject:         None
     Superior Factors
       Compared to Subject:         95% anchors
     Overall Comparison
       to Subject:                  Superior

Most Comparable Sales:              Nos. 2, 3 and 4

      Comment/Analysis: All of the sales are community or neighborhood shopping centers with moderate to strong anchors, which for the most part dominate the overall physical size of each center. Sale No. 1 has the same anchor as the subject; however, it has a significantly smaller percent of anchor space. Sale No. 5 has a 95% anchor coverage of the space, far exceeding the subject property. Therefore, these two comparables are the least similar to the subject property. Analysis in the Sales Comparison Approach concluded that Sale Nos. 2, 3 and 4 are the most similar to the subject in the type of risk. Based on the relatively narrow range indicated by the most comparable sales, the appropriate overall rate for the subject is 10.00%.

Concluded OAR:                      10.00%

Analysis of Subject's Potential Mortgage Terms

Preliminary Analysis:               Several factors affect the potential real
                                    estate mortgage terms of any given property.
                                    These factors include, credit worthiness of the borrower, quality of tenants, length of term, amortization and other factors considered by lenders when analyzing the relative risk of a loan. However, lenders typically have general parameters or guidelines established for real estate loans. The appraisers have had discussions with local mortgage brokers about long-term financing terms and bank loan officers about short term financing.

     Long-Term Financing:           Institutional lenders are typically
                                    establishing interest rates on the basis of 200 to 250 basis points above the comparable term U.S. Treasury Bond with a 7 to 10 year term, 20 to 25 year amortization and 70% to 75% loan-to-value ratio. While these terms may vary from lender to lender, the ultimate test for a particular loan is the debt coverage ratio.

     Bank Short-Term
        Financing:                  Banks are typically utilizing the prime rate
                                    as the index for loans. Mortgage interest rates are typically 150+/- basis points above the prime rate. The mortgage terms are preferably a three year call based on a 20 to 25 year amortization and 70% to


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 114

================================================================================

                                    75% loan-to-value ratio; however, banks will provide a five year term in some situations.

     Summary of Subject's Potential Mortgage Terms

        Mortgage Type:              Long-term;
            Analysis:               This appraisal contemplates a typical
                                    long-term loan instead of a bank short-term loan. While the bank loan is common, a long-term loan is more consistent with the typical holding period for real estate.

        U.S. Treasury Bond
          10 Year Rate(1):          6.50%
        Loan Term:                  10 years
        Amortization:               25 years
        Loan-to-Value Ratio:        75%
        Approx. Interest Rate:      8.00%

Debt Coverage Ratio (DCR) Analysis:  A Test of Reasonableness

                                                                   Final Report
                                          Direct Cap Value                Value

Direct Capitalization Value                     $3,090,000           $3,050,000

Loan Amount @ L-to-V of      75%                $2,317,500           $2,287,500

Monthly Payment                                    $17,887              $17,655


Estimated NOI                                     $308,559             $308,559

Divided by Annual Payment                         $214,642             $211,864
                                                  --------             --------

Implied Debt Coverage Ratio                           1.44                 1.46


      Comment/Analysis: The implied debt coverage ratios for the direct capitalization method value estimate and the final report value (based on correlation of all three approaches) are acceptable and reasonable.

--------

      (1)Note: The rate is an approximation on a rounded basis due to the weekly change in the rate.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 115

                                                   DISCOUNTED CASH FLOW ANALYSIS
================================================================================

Introduction

      In a discounted cash flow analysis (DCF) the quantity, variability, timing and duration of the cash flows to a property are analyzed. Each cash flow is discounted to a present value and then all the present values are added to obtain the total value of the income to the real property interest being appraised. The future value of that interest, the reversion, is forecast at the end of the projection period and is also discounted.

      This method is particularly appropriate for properties with irregular cash flows. This is particularly appropriate in the case of properties with below stabilized occupancy, below or above market rental rates, and other unusual circumstances.

      In order to utilize this analysis, certain assumptions must be made. A summary of all such assumptions used as a basis for the DCF analysis will follow. Projections regarding market (economic) rental rates, occupancy levels, expenses and absorption rates are all market-derived and have been discussed in previous sections of this report. Consideration is also given to several investment surveys provided by regional/national research companies. These investor surveys included the Real Estate Investor Survey published by Peter F. Korpacz & Associates, Inc.. This report provides a summary of the expected rates of return, property selection criteria, and investment outlook of a representative sampling of large institutional investors in the United States.

      The DCF technique will follow the assumptions and forecasts listed below. This projected economic model carries no warranties, expressed or implied, that the scenario will actually be achieved by the subject property.

Assumptions & Forecasts

Projection Period:
     Analysis:                The appraisers have relied upon conversations with
                              market participants and a review of investor surveys to determine the appropriate holding period for the subject property. Additionally, significant consideration is given to the remaining economic life of the property, the current economic climate of the region and changes in the tax laws. Noting that investment properties have historically been held for a period of 7 to 15 years, and that the survey data provided by P.F. Korpacz indicate expectations of a similar time frame, a ten year investment period is projected. The cash flow for the subject is presented on a fiscal year with the first year beginning in the month of the effective date of appraisal (August 18, 1997).

     Estimate:                10 years

Gross Income Estimates:       Gross annual income is based on the contractual
                              income from the existing leases, and the market


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 116

================================================================================

                              rental rate on the vacant space. Existing leases are forecasted to roll over at market rates.

Market Rental Rates:          See Analysis of Potential Gross Income for details
                              and analysis.

     Market Rent:
        <3,000 SF             $10.00/SF
        Hale's (5,600 SF &
          70' depth):         $7.50/SF
        Movies & More (5,100
          SF & 60' Depth):    $8.50/SF

Expense Recovery:             Triple-net, plus management fee for just Hale's
                              and Movies and More; Triple-net for remaining tenants

Rent Appreciation:
     Description:             Support for the rental rate appreciation is based
                              upon several factors. Items to be considered include historical and forecasted consumer price index data, current supply and demand factors
                              (market vacancy & market rent trends), and investors' perceptions (investor surveys).

     CPI Index Recent
      History:                2% to 3%

     Economists' Consensus
        CPI Forecast:         3%+/- in short-term, moderate increase long-term
                              Under current Federal Reserve leadership, inflation is anticipated to be reasonably maintained and under control.

     General Occupancy Trends:
        Property Type:        Neighborhood shopping center

        Submarket:            95.6%

     Market Rent Trends:      Increasing

     Investor Surveys:
        Source:               Korpacz Real Estate Investor Survey; Second
                              Quarter 1997
        Property Type:        National Strip Shopping Center Market


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 117

================================================================================

     Rent Appreciation
           Range:

                             ===============================================
                              Key Indicators            Current Quarter
                             ===============================================

                              Market Rent Change Rate

                              Range                    0.00%        6.00%

                              Average                         2.83%

     DCF Rent Appreciation
        Forecast:
        Years 1-3:            3.00%
        Years 4-11:           4.00%

      Comments/Analysis: The market occupancy is strong; however, there is no evidence of enough demand to yield rent appreciation higher than anticipated inflation over the holding period. Thus, rent appreciation is forecasted to be at general inflationary rates.

Vacancy & Collection Loss:
     Analysis:                The subject will undergo a loss in potential gross
                              income attributable to lease-up, normal vacancy, collection losses, tenant default and turnover.
                              The appraisers have considered the historical performance of the subject, the amount of unleased space in the competitive market and planned new construction in the projection of vacancy over the holding period. The DCF analysis assumes competent and professional management of the property at the previously cited market rental rates.

     Subject Occupancy:       See Analysis of Expenses for details and analysis
        Current Occupancy:    100%

        Stabilized Vacancy:   5% (local shop space only)

     General Occupancy Trends:
        Property Type:        Neighborhood shopping center

        Submarket:            95.6%
        Submarket Years
          Supply:             Equilibrium

Tenant Turnover:
     Vacancy at Turnover:     4 months
     Probability of Renewal:  75%
     Special Existing Tenant
        Turnover Situations:  None


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 118

================================================================================

Operating Expenses
   Proforma Year 1:           $1.48/SF

Appreciation:                 As in the market rental rate appreciation
                              analysis, the appraiser must consider historical and forecasted CPI data and investors perceptions.

     CPI Data:                See Rent Appreciation analysis
Investor Surveys:
        Source:               Korpacz Real Estate Investor Survey; Second
                              Quarter 1997
        Property Type:        National Strip Shopping Center Market
        Expense Appreciation
           Range:

                             ===============================================
                              Key Indicators            Current Quarter
                             ===============================================

                              Expense Change Rate

                              Range                    0.00%        5.00%

                              Average                         3.58%


     DCF Expense Appreciation
        Forecast:
        Years 1-3:            3.00%
        Years 4-11:           4.00%

      Comments/Analysis: The investor survey expense change data actually reflects a stratified expense appreciation segregated into a low rate in the early years and higher rate in later years. For the subject property, the expense appreciation is anticipated to be highly similar to the general inflation rate and similar to the income appreciation.

Leasing Commissions:
     Analysis:                Leasing commissions are charged when any given
                              lease renews or if a new lease is signed for vacant or vacated tenant space. The leasing commission for new leases is different than renewal leases. As existing leases roll over, the discounted cash flow applies a blended or weighted average of the two leasing commissions based on the probability of renewal/vacating. Charged as capital expense below NOI.

                              Subject Broker & Outside Broker: The new tenant commission is based on a typical 4% commission when the only broker involved in the transaction is the subject's leasing agent. When an outside broker is utilized, the total commission is typically 6% with 4% paid to the outside broker and 2% to the


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 119

================================================================================

                              subject broker. Discussions with brokers indicated a 50% probability of an outside broker involvement is reasonable. The following table presents the calculations of the leasing commissions utilized in the discounted cash flow.

     DCF Leasing Commissions Calculations

================================================================================
New Lease Rate Calculations
================================================================================

                                                                   Weighted
                        % Comm.             Probability            Rate

w/ Outside Broker         6.00%       x          50%         =        3.00%

No Outside Broker         4.00%       x          50%         =        2.00%
                                                                      -----

Composite Rate                                                        5.00%

================================================================================
DCF Leasing Commission
Calculations
================================================================================

New Lease Rate            5.00%       x          25%         =        1.25%

Renewal Lease Rate        2.00%       x          75%         =        1.50%
                                                                      -----

Blended Leasing Rate                                                  2.75%



Tenant Improvements/Retrofit (TI's):
     Analysis:                As vacant space is leased and existing tenant
                              space rolls over, the landlord incurs a capital expense for tenant improvements. Different TI's/SF can be expected for two types of events - 1) renewal of existing tenant and 2) existing vacant or vacated lease space by a tenant The table presented below indicates the TI's/SF for the two events and the blended rate charged in the discounted cash flow.

DCF Tenant Improvement Calculations

  ==============================================================================
   Blended TI Calculations
  ==============================================================================

                                                                      Weighted
   Rollover Event          TI's/SF             Probability            $/SF

   Vacate                    $3.00       x          25%         =        $0.75

   Renewal                   $1.00       x          75%         =        $0.75
                                                                         -----

   Blended TI's/SF                                                       $1.50


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

                                          Discounted Cash Flow Analysis, cont'd.
================================================================================

Reversion:
     Description:             Income-producing properties typically provide two
                              types of financial benefits - periodic income and the future value obtained from sale of the property or reversion of the property interest at the end of the holding period. In the case of the subject, the appraisers have projected the reversion as the proceeds of resale, or the net difference between the transaction price and any selling expenses, which may include brokerage commissions, legal fees, title policies, surveys, fix-up costs and the like. The reversion value is calculated by applying an overall rate to the 11th year's NOI.

     Analysis:                The reversion overall rate is typically higher
                              than the going-in overall rate to reflect higher risk associated with a forecast in the extended future and to reflect the older age of the property. A review of the overall capitalization rates provided by the investor surveys cited previously indicated that terminal capitalization rates are typically projected at 50 to 100 basis points higher than the going-in cap rates. The typical reversion rate for a property with similar quality investment characteristics as the subject would be 50 basis points higher because of its current age.

     Estimated Reversion OAR: 10.50%

     Reversion Sales Costs:   4%

Yield or Discount Rate:
     Description:             The selection of the appropriate rate requires the
                              verification and interpretation of the attitudes and expectations of market participants including buyers, sellers, advisers and brokers. Although the actual yield on an investment cannot be calculated until the investment is sold, an investor may set a target yield for the investment before or during ownership. Historical yield rates derived from comparable sales may be relevant, but they reflect past, not future, benefits perceived by the investor and are not reliable indicators of current yield. Therefore, the selection of yield rates for discounting cash flows should focus on the prospective or forecast yield rates anticipated by typical buyers and sellers.

                              The appropriate yield or discount rate is based upon a combination of factors and considerations.


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

                                          Discounted Cash Flow Analysis, cont'd.
================================================================================

                              These include current mortgage interest rate levels, yield rates on government and corporate bonds, the anticipated rate of future inflation; the management, risk and illiquidity aspects of the subject property; and the expressed objectives of major investors in investment properties. Because of the importance of the proper selection of a yield rate in the DCF, the appraisers have attempted to estimate the rate by two independent techniques as follows:

     Build-up Method
        Introduction:         It is generally accepted that all investments are
                              predicated on the expectation of receiving a return on capital that represents the time value of money with an appropriate adjustment for perceived risk. In the build-up method the appraisers attempt to recognize the premiums attached to the yield rate of a real estate investment compared to a safer, more liquid and marketable investment. The minimum rate of return for invested capital is sometimes referred to as the "safe" or "riskless" rate. Theoretically, the difference between the yield rate applied to real estate and the safe rate may be considered a premium to compensate the investor for risk, anticipated inflation, the burden of management, and the illiquidity of invested capital.

        Safe Rate:            The safe rate used in this analysis is considered
                              the yield applicable to government securities for a comparable term as the subject investment.

        Illiquidity &
            Marketability
            Premiums:         There are several hypothetical measurements for
                              the add on premiums for illiquidity and risk, such as comparison of corporate bonds to government bonds. In our analysis, the premium for illiquidity and marketability is measured by the difference in yield rates depicted by government bonds and long term real estate mortgages. The more subjective adjustment for risk is based on this appraiser's interpretation of market expectations for this property type.


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

                                          Discounted Cash Flow Analysis, cont'd.
================================================================================

                              Illiquidity & Marketability Calculation

                              =============================================
                              Long-Term Mortgage Rates1              8.00%
                              ---------------------------------------------
                              10-Year Treasuries(1)                  6.50%
                              ---------------------------------------------
                              Spread (Premium for illiquidity &
                              marketability)                         1.50%
                              =============================================

                              (1)See Analysis of Direct Capitalization,
                              Subject's Potential Mortgage Terms for analysis and details.

                              The lender's return reflects less risk on the loan capital as compared to the total investment in a property because of the cushion provided in the loan-to-value ratio. The lower risk position is considered to best reflect illiquidity and marketability.

        Risk: As a correlation, the risk of the overall capital investment, above and beyond the safe rate and illiquidity and marketability premium, should be at or higher than the spread presented in the previous chart. Given the subject's age and quality of investment, the risk premium should be higher than the illiquidity and marketability risk.

        Concluded Risk
           Premium:           3.00%

        Build-up Method Calculation

                              Safe Rate - 10 Yr. Treasuries            6.50%

                              Plus:  Premium for Illiquidity and
                              Marketability                            1.50%

                              Plus:  Premium for Risk                  3.00%
                                                                       ----

                                Indicated Discount Rate               11.00%

                                Rounded,                              11.00%
                                                                      ======

     Investor Survey:
        Introduction:         The appraisers reviewed the investor surveys
                              provided by P.F. Korpacz. This is a nationally recognized research company that provide ex ante return expectations or goals of investors contemplating acquisitions of real estate. This


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 123

================================================================================

                              survey provides a timely insight into the yields, return criteria, and risk adjustments of national/institutional investors when making acquisition decisions. The general parameters depicted by the data are provided as follows:

        Source:               Korpacz Real Estate Investor Survey; Second
                              Quarter 1997
        Property Type:        National Strip Shopping Center Market
        IRR Range:

                              ================================================
                               Key Indicators             Current Quarter
                              ================================================

                               Free & Clear IRR

                               Range                    10.00%      14.00%

                               Average                        11.55%

        Analysis:             The subject does not fit the parameters of
                              investment grade property, particularly
                              considering that the property value is well below the typical $10,000,000 to $20,000,000 value range for properties desired by institutional investors.
                              Therefore, the subject property's discount rate should be at the middle to upper middle of the range.

        Investor Survey Discount Rate
           Conclusion:        11.50%

        Discount Rate
            Reconciliation:   The appraisers have given nearly equal weight to
                              the two techniques above in selecting the appropriate discount rate for the appraised property with least weight placed on the build-up method. Also considered in the analysis was the age and construction quality of the subject, the current occupancy, quality of tenants and the economic constraints of the submarket in which it competes.

        Discount Rate
           Conclusion:        11.50%

      The following discounted cash flow analysis is the summary of the individual tenant's income and the forecasted expenses to be incurred over the holding period. The


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

                                          Discounted Cash Flow Analysis, cont'd.
================================================================================

individual lease analysis and discounted cash flow program generated assumptions and forecasts are presented in the Addenda section of this report.

      The reader is directed to the Discounted Cash Flow Analysis located on the following pages.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 125

                                                    Discounted Cash Flow Summary
================================================================================

Software          :ARGUS Ver.7.0.01
File              :1Main_PL
Property Type     :Retail
Portfolio         :Merrill Lynch Mortgage Capital

                         One Main Place Shopping Center
                           5500 Telephone Road/SR-613
                          Pascgoula, Mississippi 39581
                       SCHEDULE OF PROSPECTIVE CASH FLOW
           In Inflated Dollars for the Fiscal Year beginning 8/1/1997


                                      Year 1       Year 2       Year 3       Year 4       Year 5       Year 6       Year 7
For the Year Ending                 Jul-1998     Jul-1999     Jul-2000     Jul-2001     Jul-2002     Jul-2003     Jul-2004
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------
POTENTIAL GROSS REVENUE
  Base Rental Revenue               $323,434     $322,486     $332,486     $322,486     $338,814     $349,793     $361,715
  Absorption & Turnover Vacancy       (3,613)                                             (4,016)     (24,060)
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------

  Scheduled Base Rental Revenue      319,821      332,486      332,486      332,486      334,798      325,733      361,715

  Expense Reimbursement Revenue
    Management Fee:                   16,531       16,993       17,133       17,232       17,556       17,126       18,415
    Real Estate Taxes:                45,517       47,178       48,711       50,545       52,218       52,613       56,856
    Property Insurance                 6,815        7,064        7,294        7,568        7,817        7,879        8,513
    CAM - Common Area Mainenance      25,897       26,843       27,715       28,758       29,710       29,934       32,349
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------

  Total Reimbursement Revenue         94,760       98,078      100,853      104,103      107,301      107,552      116,133


TOTAL POTENTIAL GROSS REVENUE        414,581      430,564      433,339      436,589      442,099      433,285      477,848
  General Vacancy                       (846)      (4,963)      (4,984)      (5,010)      (1,305)                   (5,903)
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------

EFFECTIVE GROSS REVENUE              413,735      425,601      428,355      431,579      440,794      433,285      471,945
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------

OPERATING EXPENSES
  Management Fee:                     16,549       17,024       17,134       17,263       17,632       17,331       18,878
  Real Estate Taxes:                  45,794       47,168       48,583       50,526       52,547       54,649       56,835
  Property Insurance                   6,857        7,062        7,274        7,565        7,868        8,182        8,510
  CAM - Common Area Mainenance:       26,055       26,837       27,642       28,748       29,897       31,093       32,337
  Administration:                        686          706          727          757          787          818          851
  Reserves:                            6,857        7,062        7,274        7,565        7,868        8,182        8,510
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------

TOTAL OPERATING EXPENSES             102,798      105,859      108,634      112,424      116,599      120,255      125,921
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------
NET OPERATING INCOME                 310,937      319,742      319,721      319,155      324,195      313,030      346,024
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------

LEASING & CAPITAL COSTS
  Tenant Improvements                 15,300                                               8,032       45,444
  Leasing Commissions                  5,961                                               6,627       23,157
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------
TOTAL LEASING & CAPITAL COSTS         21,261                                              14,659       68,601
                                   ---------    ---------    ---------    ---------    ---------    ---------    ---------
CASH FLOW BEFORE DEBT SERVICE       $289,676     $319,742     $319,721     $319,155     $309,536     $244,429     $346,024
 & INCOME TAX                      =========    =========    =========    =========    =========    =========    =========

                                     Year 8       Year 9      Year 10    Year 11
For the Year Ending                Jul-2005     Jul-2006     Jul-2007   Jul-2008
                                  ---------    ---------    ---------  ---------

POTENTIAL GROSS REVENUE
  Base Rental Revenue              $361,715     $361,715    $369,545   $379,930
  Absorption & Turnover Vacancy                               (4,886)   (18,782)
                                  ---------    ---------    --------   --------

  Scheduled Base Rental Revenue     361,715      361,715     364,659    361,148

  Expense Reimbursement Revenue
    Management Fee:                  19,056       19,173      19,612     19,430
    Real Estate Taxes:               59,130       61,496      63,530     64,848
    Property Insurance                8,853        9,207       9,512      9,709
    CAM - Common Area Mainenance     33,643       34,989      36,147     36,897
                                  ---------    ---------    --------   --------

  Total Reimbursement Revenue       120,682      124,865     128,801    130,884


TOTAL POTENTIAL GROSS REVENUE       482,397      486,580     493,460    492,032
  General Vacancy                    (5,938)      (5,971)     (1,470)
                                  ---------    ---------    --------   --------

EFFECTIVE GROSS REVENUE             476,459      480,609     491,990    492,032
                                  ---------    ---------    --------   --------

OPERATING EXPENSES
  Management Fee:                    19,058       19,224      19,680     19,681
  Real Estate Taxes:                 59,108       61,473      63,932     66,489
  Property Insurance                  8,850        9,204       9,572      9,955
  CAM - Common Area Mainenance:      33,631       34,976      36,375     37,830
  Administration:                       885          920         957        996
  Reserves:                           8,850        9,204       9,572      9,955
                                  ---------    ---------    --------   --------

TOTAL OPERATING EXPENSES            130,382      135,001     140,088    144,906
                                  ---------    ---------    --------   --------
NET OPERATING INCOME                346,077      345,608     351,902    347,126
                                  ---------    ---------    --------   --------

LEASING & CAPITAL COSTS
  Tenant Improvements                                          9,773     18,265
  Leasing Commissions                                          8,062     12,439
                                  ---------    ---------    --------   --------
TOTAL LEASING & CAPITAL COSTS                                 17,835     30,704
                                  ---------    ---------    --------   --------
CASH FLOW BEFORE DEBT SERVICE      $346,077     $345,608    $334,067   $316,422
 & INCOME TAX                     =========    =========    ========   ========


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 126

                                          Discounted Cash Flow Reversion Summary
================================================================================

Software          :ARGUS Ver.7.0.01
File              :1Main_PL
Property Type     :Retail
Portfolio         :Merrill Lynch Mortgage Capital

                         One Main Place Shopping Center
                           5500 Telephone Road/SR-613
                          Pascgoula, Mississippi 39581
                           PROSPECTIVE PROPERTY RESALE

                             Year 1     Year 2     Year 3     Year 4     Year 5
For the Year Ending        Jul-1998   Jul-1999   Jul-2000   Jul-2001   Jul-2002
                          ---------  ---------  ---------  ---------  ---------
RESALE AMOUNT
 Gross Proceeds from Sale
 Commissions & Other Costs
                          ---------  ---------  ---------  ---------  ---------
NET PROCEEDS FROM SALE
                          =========  =========  =========  =========  =========

                             Year 6     Year 7     Year 8     Year 9    Year 10
For the Year Ending        Jul-2003   Jul-2004   Jul-2005   Jul-2006   Jul-2007
                          ---------  ---------  ---------  ---------  ---------
RESALE AMOUNT
 Gross Proceeds from Sale                                            $3,305,962
 Commissions & Other Costs                                             (132,238)
                          ---------  ---------  ---------  ---------  ---------
NET PROCEEDS FROM SALE                                               $3,173,724
                          =========  =========  =========  =========  =========


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 127

                                              Discounted Cash Flow Value Summary
================================================================================

Software          :ARGUS Ver.7.0.01
File              :1Main_PL
Property Type     :Retail
Portfolio         :Merrill Lynch Mortgage Capital

                         One Main Place Shopping Center
                           5500 Telephone Road/SR-613
                          Pascgoula, Mississippi 39581
                            PROSPECTIVE PRESENT VALUE
               Cash Flow Before Debt Service plus Property Resale
  Discounted Annually (End-point on Cash Flow & Resale) over a 10-Year Period

For the     Discounted     Discounted Resale       Total       Total       Cash Flow         Resale
Discount     Cash Flow       @ 10.50% Cap       Discounted     Value      Contribution    Contribution
 Rates      Before Debt       Before Debt          Value      per SqFt     Before Debt    Before Debt
--------    -----------    -----------------    ----------    --------    ------------    ------------
  11.50%     $1,809,547           $1,068,613    $2,878,160      $41.98          62.87%          37.13%


--------------------------------------------------------------------------------

(C) 1997 Huber & Lamb Appraisal Group, Inc.                             Page 128

                                                INCOME CAPITALIZATION APPROACH -
                                                                  RECONCILIATION
================================================================================

Introduction

      The direct capitalization and discounted cash flow analysis are the two most frequently utilized methods in appraisal practice. The Direct Capitalization Method represents the more traditional method and the Discounted Cash Flow Analysis Method is the more current for investment grade property.

Direct Capitalization         $3,090,000

      The Direct Capitalization Method utilized stabilized gross income based on existing lease income (if any) and vacant lease space at market rates. Appropriate deductions from the gross income, including vacancy & credit loss and expenses, were analyzed and supported from available data. The resulting net operating income was capitalized based on an overall rate derived from comparable sales presented in the Sales Comparison Approach.

Discounted Cash Flow          $2,878,000

      The Discounted Cash Flow model takes into account the actual cash flows that will result from the current leases (if any) as well as the future income to the property based on current and expected future market rental rates. The analysis also recognizes current investor perceptions of future appreciation rates and economic factors as well as current investors' required rates of return on invested capital. This technique is particularly useful in valuing investment grade, multi-tenant, and/or properties with below stabilized occupancies. The discounted cash flow analysis is less reliable for owner-occupied properties and small income properties which are typically purchased by less sophisticated buyers.

Reconciliation

Value Estimate Summary by Method:
      Direct Capitalization:                           $3,090,000
      Discounted Cash Flow Analysis:                   $2,878,000
            Variance:                                       7.37%

      The two methods utilized indicated a relatively narrow value range and are generally supportive of each other. The subject's investment grade quality is good with the most probable buyer being a sophisticated regional or national investor. Recent investor trends reflect a tendancy of investors to focus on the direct capitalization approach while utilizing the discounted cash flow for additional support. In addition, a sufficient number of recent sales of similar properties is available to derive an overall capitalization rate. Thus, most consideration is given the direct capitalization approach.

      Therefore, the estimated value of the subject property by the income capitalization approach, as of August 18, 1997, as follows:

Value Indicated by the Income Capitalization Approach                $3,050,000

      Implied OAR:          10.12%


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 129

                                         CORRELATION AND FINAL ESTIMATE OF VALUE
================================================================================

Introduction:

      The three indications utilized in the appraisal of the subject property falls within an acceptable range. In the final analysis, the strengths and weaknesses of each approach must be considered and most weight must be given to the approach or approaches with the greatest quantity and quality of supporting data. Since market value is being sought, all three approaches rely heavily upon supporting data from the marketplace.

Cost Approach:                $2,950,000

General Description:          The cost approach is most applicable when a
                              property is new or proposed and represents the highest and best use of the site. Land values are documented in the marketplace and cost estimates are readily supported. The inherent weakness of this approach is that it gives no consideration to the income-producing capability of a property.

Analysis:                     Given the age of the subject property, estimation
                              of remaining economic life is difficult.

Weighted Consideration:       Limited

Sales Comparison Approach:    $3,100,000

General Description:          The sales comparison approach is utilized in the
                              valuation of the subject. The appraisal utilizes the best available and verifiable Neighborhood shopping center property sales located in the southeastern region of the country. This approach utilized two methods to estimate a value range for the subject - 1) sales price per square foot and
                              2) the gross income multiplier (GIM). The adjusted selling price per square foot of building area and GIM of each comparable is utilized in comparison to the subject property. After appropriate adjustments, these sales were generally similar to the subject in quality, design, location and age.

Analysis:                     A sufficient quantity and quality of comparable
                              sales was available to compare to the subject.
                              Since the subject's most probable buyer is a regional operator, this approach is considered most reflective of a regional or nationally owned
                              Neighborhood shopping centers.

Weighted Consideration:       Significant


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 130

================================================================================

Income Capitalization
      Approach:               $3,050,000

General Description:          The income capitalization approach involved the
                              analysis of the existing rent as compared with market rent for the subject space. Additionally, a stabilized operating statement was developed. The net operating income was capitalized by the appropriate capitalization rate which was derived by sales comparison.

Analysis:                     A sufficient quantity and quality of comparable
                              rental and sale data was available to compare to the subject. Since the subject's most probable buyer is a regional or national operator, this approach is considered most reflective of a regional or nationally owned Neighborhood shopping centers this is considered a reasonable method of estimating value.

Weighted Consideration:       Significant

Summary of Value Indications

      Cost Approach                                         $2,950,000
      Sales Comparison approach                             $3,100,000
      Income Capitalization Approach                        $3,050,000

Final Conclusions of Value

      In view of the previous analyses, the most weight has been placed on the sales comparison approach and income capitalization approach. The cost approach value indication is supportive of the other two approaches. Slightly more weight is placed on the lower value of the income capitalization approach to recognize the Movies and More lease which has a lower actual rate than the market and will require some tenant finish. The income recognized in the stabilized income was the higher market rate. However, the income capitalization approach is a reconciled value which recognizes the discounted cash flow to some degree. Thus, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, as of August 18, 1997, is estimated to be:

                      Three Million Fifty Thousand Dollars
                                  ($3,050,000)

Marketing Period

Analysis:                     The appraisers are required to clearly state the
                              estimated marketing period required for the sale of the subject property. As discussed in the Highest and Best Use Analysis, the subject property is generally well suited as a Neighborhood shopping


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 131

================================================================================

                              center property. The property is located in a developed retail area with average income demographics for Jackson County surrounding the commercial neighborhood. Occupancies in the area are in excess of 90%. As evidenced in the sales comparison approach, several transactions have occurred within the past 12 months indicating buyer interest in the subject property type.

Conclusion:                   Based on discussions with local brokers and other
                              market evidence, it is the appraisers' opinion that an approximate 12 month period of time would be required to sell the property, if subjected to a typical marketing program and if the property were listed at a price based on the conclusion of value presented above.


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 132

                                                          CERTIFICATION OF VALUE
================================================================================

We certify that, to the best of our knowledge and belief, . . .

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. Craig A. Johnson made a personal inspection of the property that is the subject of this report. James E. Lamb, MAI did not inspect the subject property.

9. No one provided significant professional assistance to the person(s) signing this report.

10. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

11. The market value of the leased fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, as of August 18, 1997 is estimated to be:

                      Three Million Fifty Thousand Dollars
                                  ($3,050,000)


/s/ James E. Lamb                                 /s/ Craig A. Johnson

James E. Lamb, MAI                                Craig A. Johnson
Review Appraiser                                  Associate Appraiser
State Certified General Real                      State Certified General Real
      Estate Appraiser                                  Estate Appraiser
Licensee #CG-557 (Tennessee)                      Licensee #TG-431 (Mississippi)


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 133

                                                                    APPRAISAL OF
                                              THE ONE MAIN PLACE SHOPPING CENTER
                                                       ASSUMING A PORTFOLIO SALE
================================================================================


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 134

                                                                 INTRODUCTION TO
                                           PORTFOLIO SALE MARKET VALUE ESTIMATES
================================================================================

INTRODUCTION

      This analysis is presented in a brief format in order that descriptions and analysis is not replicated from the previous section representing the appraisal report of the total shopping center. The following analysis relies heavily on the data and analysis previously presented and must remain a part of the total shopping center appraisal report to be fully understood by the reader.

      In addition to the appraisal of the subject previous market value estimate, the client has requested a value estimate assuming the subject property is part of a defined portfolio sale of 18 retail properties included in the client's loan package. Since all 18 properties are in the client's loan package, the portfolio valuation assumption requested is reasonable, particularly in assisting the client in the underwriting process. A summary of the 18 properties is provided as an exhibit to this report section.

      The reader should note that Huber & Lamb has only completed appraisals on seven of the properties, which include the following:

      1.    Brownsville Plaza
      2.    Hollywood Video, Paducah, KY
      3.    Delchamps Plaza
      4.    Chicot Crossing
      5.    One Main Place
      6.    Eckerds, Franklin, TN
      7.    Hollywood Video/Jiffy Lube, Franklin, TN

      The appraiser has been provided the rentrolls for the remaining 11 properties. Since the appraiser has not appraised or inspected the remaining 11 properties, it must be assumed that these 11 properties are at least the same general quality of investment as the six properties appraised by Huber & Lamb. We have had discussions with the appraiser of the remaining 11 properties, which tends to support this assumption.

      The only reliable technique and approach to value is considered to be the direct capitalization approach of the income capitalization approach to value. This is the only approach that can adequately address the financial issues involved in the specialized value requested.

FACTORS EFFECTING PORTFOLIO VALUATIONS

      The appraisers have had numerous conversations with institutional lenders, brokers and retail investors to determine if a portfolio purchase could have an effect on individual property overall rates as compared to the individual, non-portfolio sales of similar properties. The question presented to each was "Does a portfolio purchase have an effect on the overall rate as compared to individual property transactions?" The surveyed individuals included the following:


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 135

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
--------------------------------------------------------------------------------

Institutional Lenders:                      Prudential Insurance, Vice President
                                            of Comptrollers and Valuation,
                                            Newark, NJ office

                                            New York Life, Regional Appraiser -
                                            Southeast Region

Broker: Cushman & Wakefield, Atlanta - broker specializing in shopping center sales and portfolio transactions

Investor:                                   Highwoods REIT, Vice President -
                                            primarily office and industrial
                                            investor in the southeast region of
                                            the US

                                            Itochu International, New York
                                            Office Vice President - Japanese
                                            investor representative and
                                            consultant with significant
                                            background in portfolio investments
                                            and consultations

      The following summary of general factors effecting portfolio valuations represent the general consensus of the people surveyed.

      1.    Geographic Dispersion

            Portfolios with properties in the same geographical region are preferred. However, for retail portfolios, dispersion in various locations within the region is preferred to spread out the potential risks of swings in local economies and retail markets.

      2.    Quality of Properties in the Portfolio

            The people surveyed indicated this factor can have a significant effect on the portfolio valuation. If all properties are low quality, riskier properties, the portfolio overall rates could very well be higher than the overall rate for individual property sales. However, if the quality of properties is good (i.e., well anchored centers with 10+ year remaining terms, age, location within their markets), the portfolio overall rate will be positively effected as compared to the overall rate for individual property sales.

      3.    Total Dollar of Portfolio Investment

            Assuming favorable geographic dispersion and quality of properties, the total dollar amount of the portfolio investment must be large enough to attract investors that would be willing to pay a premium for overall investment. Those surveyed respondents that indicated a dollar amount indicated the total portfolio investment would probably have to exceed $25 million.

      All of the respondents generally indicated that their opinions are based on the current market conditions. One gave the example that the same scenario approximately five years ago, during a real estate recession, would probably yield a discount on value (i.e., a higher overall rate). However, current and recent market conditions over the past two years have been very strong.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 136

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
--------------------------------------------------------------------------------

      SUBJECT PORTFOLIO CONCLUSIONS: The general portfolio was described to each person surveyed including type of shopping center, general locations, percentage of anchor, remaining term of anchors and potential minimum of total dollar investment for the 18 property portfolio. All of the persons surveyed indicated that based on the information provided, the subject portfolio appears to be a good quality investment portfolio based on the primary criteria previously described.

SURVEYED RESPONDENTS INDICATION OF PORTFOLIO EFFECT ON THE OAR

      The respondents all tended to agree that, based upon the description of the subject portfolio, the overall rate of a portfolio purchase should have a positive effect as compared to the individual property overall rates. The institutional lender respondents tended to be more vague in their responses. The two respondents that appeared to have the most experience in this matter and provided more detailed responses were the Cushman & Wakefield broker and the Itochu investor/consultant. The most active portfolio buyers are currently Real Estate Investment Trusts (REITs); however, other national investor types such as pension funds, life companies and foreign investors are also active in portfolio purchases. The following summarizes their individual assessments.

CUSHMAN & WAKEFIELD BROKER:                 The broker discussed potential
                                            effects on the overall rate in a
                                            broad and somewhat vague ranges. He
                                            indicated this was intentional
                                            because so many factors must be
                                            considered. One important factor is
                                            the motivation of the buyer.

                                            The broker indicated very generally
                                            that a portfolio purchase can
                                            definitely have a 25 basis point
                                            positive effect (i.e., reduction) on
                                            overall rates. If the portfolio
                                            ranks well in the quality of
                                            properties category previously
                                            discussed, it is the brokers opinion
                                            that the reduction in overall rate
                                            range is 50 basis points to about
                                            100 basis points.

ITOCHU INVESTOR/CONSULTANT:                 A true portfolio analysis truly
                                            consolidates the cash flows of all
                                            properties in the portfolio into one
                                            cash flow analysis. The consolidated
                                            cash flow analysis should probably
                                            yield an annual cash flow
                                            appreciation of 2% to 4%. This will
                                            accommodate the analysis of a true
                                            internal rate of return for the
                                            overall portfolio in total.

                                            The investor would be looking for a
                                            true internal rate of return of
                                            approximately 20% to 25%. Based on
                                            the description of the subject
                                            portfolio, a 20% internal rate of
                                            return would be the most probable
                                            targeted rate. The analysis should
                                            be based upon a hypothetical "loan"
                                            at an interest rate reflective of
                                            alternative cost of funds. This
                                            could be either 130(plus or minus)
                                            basis points above 10 year
                                            treasuries or 175(plus or minus)
                                            basis points above LIBOR.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 137

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
--------------------------------------------------------------------------------

                                            Based on the respondents experience,
                                            this will probably have an
                                            approximate 50(plus or minus) to
                                            100(plus or minus) basis point
                                            reduction in the overall rate as
                                            compared to individual property
                                            overall rates.

                                            Since the appraisers did not
                                            appraise all 18 properties in the
                                            subject portfolio, we have applied
                                            these criteria to the individual
                                            subject property cash flow. The
                                            implied alternative cost of funds,
                                            or hypothetical interest rate range
                                            equates to 7% to 7.5% and the
                                            hypothetical loan was derived based
                                            upon a 1.15 debt coverage ratio.
                                            This discounted cash flow analysis
                                            values under these two scenarios
                                            ranged from 8.83% to 9.16%. This
                                            compares to the original individual
                                            property sale valuation overall rate
                                            of 10.00%. Thus, a 100 basis point
                                            reduction appears to be justified.

CONCLUSION

      Obviously, it is difficult to utilize matched pairs comparison to determine the effect of portfolio investments on the overall rate because it can be highly subjective what the overall rate should have been assuming properties sold on an individual basis. Therefore, the appraiser had to rely on the opinions of real estate professionals experienced in this type of transaction. All persons surveyed suggested that a portfolio similar in quality to the subject portfolio should generate a lower overall rate than the overall rate assuming the properties sold individually. The two most reliable sources tended to suggest ranges of a 50+ to 100(plus or minus) basis point lower overall rate on a portfolio sale. Only one source provided a solid mathematical calculation to estimate the overall rate range. Based on the previous analysis, the most probable effect on the subject's overall rate is a 100 basis point reduction of the original individual property sale valuation overall rate of 10.00%, or 9.00%.

      The Stabilized Operating Statement net operating income utilized in the following calculation is the same as the original net operating income presented earlier in this report.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 138

                                            PORTFOLIO SALE MARKET VALUE ESTIMATE
--------------------------------------------------------------------------------

                             ESTIMATED SUBJECT VALUE
                            ASSUMING A PORTFOLIO SALE

              =====================================================
                 NOI           /       OAR      =    Value Estimate
              -----------------------------------------------------
               $308,559        /      9.00%     =      $3,428,436
              -----------------------------------------------------

              -----------------------------------------------------
              Portfolio Sale Value Estimate            $3,430,000
              =====================================================

FINAL CONCLUSIONS OF ASSUMED PORTFOLIO SALE VALUE

      In view of the previous analyses, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, and particularly assuming the subject is part of a sale of the defined portfolio of properties, as of August 18, 1997, is estimated to be $3,430,000.

      SPECIAL LIMITING CONDITION: The reader is reminded that the a true portfolio valuation typically derives a value estimate based on the combined cash flows of all properties within the portfolio. The total value estimate is sometimes allocated to individual properties within the portfolio and sometimes not allocated. As a result, portfolio valuation can have varying effects on individual property values within the portfolio to a minor degree in a positive or negative direction. The estimated subject portfolio sale value represents the most probable overall effect on the subject property value, within reasonable parameters, and in conjunction with the overall portfolio, given the information available and stated herein.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 139

                                           PORTFOLIO SALE MARKET VALUE ESTIMATES
--------------------------------------------------------------------------------

NOM Shopping Center Portfolio Summary

                                                                                                                      Years
Name                    Location          Size (GLA)    Anchor         Anchor Size (GLA)   % Anchor   Expiration   Remaining
----                    --------          ----------    ------         -----------------   --------   ----------   ---------
Brownsville Place       Brownsville, TN       76,762    Wal-Mart                 54,962      71.6%    4/17/10            13    54962

Greenbrier Station      Anniston, AL          62,540    Winn Dixie               44,900      71.8%    1/28/17            20
                                                        Revco Drugs               9,240      14.8%    1/31/12            15
                                                                                 ------      -----
                                                        Total Anchor             54,140      86.6%                             54140

59 West                 Bessemer, AL          95,591    Winn Dixie               44,090      46.1%   07/31/16
                                                        Drugs For Less           18,000      18.8%    8/31/11
                                                                                 ------      -----
                                                        Total Anchor             62,090      65.0%                             62090

Clanton Marketplace     Clanton, AL           57,150    Winn Dixie               35,000      61.2%    3/10/13            16
                                                        Harco Drugs               8,450      14.8%    3/20/06             9
                                                                                 ------      -----
                                                        Total Anchor             43,450      76.0%                             43450

Betts Crossing          Opelika, AL           58,400    Winn Dixie               44,000      75.3%    12/1/16            19    44000

Opp Marketplace         Opp, AL               25,350    B.C. Moore               16,900      66.7%     8/2/06             9
                                                        Harco                     8,450      33.3%   11/15/08            11
                                                                                 ------      -----
                                                        Total Anchor             25,350     100.0%                             25350

Russell Crossing        Phenix City, GA       72,312    Winn Dixie               45,500      62.9%    12/7/08            11
                                                        Big B Drugs               9,000      12.4%   11/28/03             6
                                                                                 ------      -----
                                                                                 54,500      75.4%                             54500

Parker Shopping Center  Pensacola, FL         68,680    Winn Dixie               44,000      64.1%    6/25/17            20
                                                        Scotty's                 19,880      28.9%    2/28/06             9
                                                                                 ------      -----
                                                                                 63,880      93.0%                             63880

The Y                   Panama City,          64,848    Winn Dixie               46,422      71.6%   11/30/14            17
                                                        Eckerd Drugs             10,354      16.0%    7/28/09            12
                                                                                 ------      -----
                                                                                 56,776      87.6%                             56776

29 North                Pensacola             58,040    Winn Dixie               44,000      75.8%   11/30/17            20
                                                        Big B                     9,240      15.9%   11/30/12            15
                                                                                  -----      -----
                                                                                 53,240      91.7%                             53240

Nine Mile Plaza         Pensacola            191,787    Winn Dixie               46,372      24.2%   08/29/06             9
                                                        Eckerds                   8,640       4.5%   09/30/05             8
                                                        TJX                      78,000      40.7%   10/31/12            15
                                                                                 ------      -----
                                                                                133,012      69.4%                            133012

Hollywood Video         Paducah, KY            7,488    Hollywood Video           7,488     100.0%   09/26/12            15

Mandeville Marketplace  Mandeville, LA        77,785    Winn Dixie               53,986      69.4%    9/30/16            19
                                                        FNBC                     10,500      13.5%    9/11/03             6
                                                                                 ------      -----
                                                                                 64,486      82.9%                             64486

Delchamps Plaza         Long Beach, MS        62,859    Delchamps                35,059      55.8%    7/31/09            12
                                                        Big B Drugs               9,000      14.3%    7/31/99             2
                                                                                  -----      -----
                                                                                 44,059      70.1%                             44059

Chicot Crossing         Pascagoula, MS       122,360    Winn Dixie               47,300      38.7%    3/24/16            19
                                                        Harco                    10,125       8.3%    1/31/11            14
                                                        Goody's                  27,435      22.4%    3/31/06             9
                                                                                 ------      -----
                                                                                 84,860      69.4%                             84860

One Main Place          Pascagoula, MS        68,566    Brunos (Food World)      47,802      69.7%    4/30/13            16
                                                        Big B/Revco              10,064      14.7%    8/31/05             8
                                                                                 ------      -----
                                                                                 57,866      84.4%                             57866

Hollywood Video/Jiffy Lu  Franklin, TN         9,305    Hollywood Video           7,488      80.5%    8/31/12            15
                                                        Jiffy Lube                1,817      19.5%    8/31/05            20
                                                                                 ------      -----
                                                                                  9,305     100.0%                              9305

Eckerd                  Franklin, TN          10,908    Eckerd                   10,908     100.0%   11/30/17            20    10908
                                              -------                            ------     ------

Total Portfolio GLA                        1,190,731                            916,884      77.0%                       13  916,884

  No. of Properties                               18


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 140

                                         CERTIFICATION OF VALUE - PORTFOLIO SALE
================================================================================

We certify that, to the best of our knowledge and belief,...

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. Craig A. Johnson made a personal inspection of the property that is the subject of this report. James E. Lamb, MAI did not inspect the subject property.

9. No one provided significant professional assistance to the person(s) signing this report.

10. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

11.   MARKET VALUE OF SHOPPING CENTER ASSUMING PORTFOLIO SALE

      The market value of the leased fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, particularly assuming the subject is sold as part of the 18 property portfolio described in the attached report, as of August 18, 1997 is estimated to be:

               THREE MILLION FOUR HUNDRED THIRTY THOUSAND DOLLARS
                                  ($3,430,000)


/s/ James E. Lamb                                 /s/ Craig A. Johnson

James E. Lamb, MAI                                Craig A. Johnson
Review Appraiser                                  Associate Appraiser
State Certified General Real                      State Certified General
  Estate Appraiser                                  Real Estate Appraiser
Licensee #CG-557 (Tennessee)                      Licensee #TG-431 (Mississippi)


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 141

                                                       SUMMARY OF QUALIFICATIONS
                                                              JAMES E. LAMB, MAI
================================================================================

EDUCATION

Attended the University of North Alabama, Fall 1977 through Spring 1979. Graduate of the University of Mississippi, BBA Banking and Finance, May, 1981; MBA Finance, August, 1982.

PROFESSIONAL AFFILIATIONS

The Appraisal Institute, The Volunteer State Chapter; MAI Designation - Certification No. 8254. Continuing education completion status - through December 31, 1997

The National Association of Realtors, Member; local affiliation - Nashville Board of Realtors.

STATE CERTIFICATIONS

State of Tennessee Certified General Real Estate Appraiser - Licensee #CG-557

ACCREDITED APPRAISAL COURSES
   THE APPRAISAL INSTITUTE:

     Course    101    Introduction to Appraising Real Property
     Course    1A-1   Real Estate Appraisal Principles
     Course    1A-2   Basic Valuation Procedures
     Course    1B-A   Capitalization Theory and Techniques, Part A
     Course    1B-B   Capitalization Theory and Techniques, Part B
     Course    2-1    Case Studies In Real Estate Valuation
     Course    2-2    Valuation Analysis and Report Writing
     Course           Standard of Professional Practice, Part A
     Course           Standard of Professional Practice, Part B
     Seminar          Hazardous Materials in Real Property
     Seminar          Persuasive Styles in Narrative Report Writing
     Seminar          Advanced Income Capitalization Overview

  OTHER

     Real Estate Principles
     Real Estate Finance
     Commercial and Investment Real Estate
     Project Seminar

PROFESSIONAL EXCHANGE TO FOREIGN COUNTRIES

Participated as a delegate of People to People International's Citizen Ambassador Program - Real Estate Delegation to Russia and Lithuania. Discussions focused on the privatization of real estate in these countries as they converted real estate ownership from the government to the private sector. Issues specific to this process included real estate law fundamentals, real estate tax issues, real estate valuation and attracting foreign real estate investment.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 142

                                                       Summary Of Qualifications
                                                              JAMES E. LAMB, MAI
--------------------------------------------------------------------------------

PROFESSIONAL EXPERIENCE

Appraisal experience includes retail, industrial, office, multi-family, mixed-use land developments and special-purpose properties. Special-purpose property assignments include hotels, manufacturing facilities, restaurants, right-of-ways and retirement facilities. Appraisals have been utilized for mortgage loans, eminent domain, feasibility analyses, gift and estate tax, and corporate management decisions.

EXPERT WITNESS

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee, East Tennessee and West Tennessee federal bankruptcy courts. Also, Mr. Lamb has qualified as an expert in federal bankruptcy court in Pennsylvania (Philadelphia) and Georgia (Atlanta).

Mr. Lamb has appeared before an Administrative Judge for the State of Tennessee State Board of Equalization.

EMPLOYMENT HISTORY

Currently employed with Huber & Lamb Appraisal Group, Inc., and is a principle in the company. Mr. Lamb is the principle in charge of the commercial real estate division of the company and is the managing partner of the firm.

Previously employed as Vice President and primary MAI with Dengel, Lamb & Huber prior to purchasing the assets and operations of DLH in October 1991.

Previously employed by Crosson Dannis, Inc., a Dallas, Texas appraisal firm from March 1983 through June 1987 as a staff appraiser.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 143

                                                       SUMMARY OF QUALIFICATIONS
                                                                CRAIG A. JOHNSON
================================================================================

EDUCATION

Attended Lincoln Land Community College of Springfield, Illinois 1973 through
1975

PROFESSIONAL AFFILIATIONS

         International Association of Assessing Officers
         Certified Illinois Assessing Officer
         Registered Agent with the Tennessee State Board of Equalization Licensed Certified General Appraiser with the Tennessee State Board of Real Estate Appraisers
         Institute of Property Taxation
         State of Tennessee Certified General Real Estate Appraiser -
                Licensee #CG-1200

APPRAISAL COURSES

         INTERNATIONAL ASSOCIATION OF ASSESSING OFFICERS:
                Fundamentals of Real Property Appraisal
                Income Approach Valuation
                Development and Analysis of Narrative Appraisal Reports Assessment Administration
                Valuation of Machinery and Equipment

         APPRAISAL INSTITUTE
                Capitalization Theory and Techniques, Part A
                Industrial Valuation
                Standards of Professional Practice, Part A

         ILLINOIS PROPERTY ASSESSMENT INSTITUTE
                I-A    Rural and Residential Workshop (1978)
                I-A    Rural and Residential Workshop (1980)
                Basic Assessment Practices
                Masters-Cost, Market & Income Approaches to Value
                Assessment Procedures and the Law
                Adventures in Appraising & Real Estate Investment Analysis

PROFESSIONAL EXPERIENCE

Currently employed with Huber & Lamb Appraisal Group, Inc. as an Associate Appraiser.

Appraisal experience includes industrial, agricultural, multi-family, hotel/motel, urban renewal and special properties in 33 states throughout the nation. Appraisals have been utilized in tax assessment and tax consultation, loan application, relocation, urban renewal, legal purposes and condemnation.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 144

                                                                CRAIG A. JOHNSON
--------------------------------------------------------------------------------

EXPERT WITNESS

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee federal bankruptcy court.

EMPLOYMENT HISTORY SUMMARY

Hollingsworth Group, Inc., in Nashville, Tennessee as an Executive Vice President, specializing in running daily operations of appraisal, real and personal property tax consulting firm.

Property Assessment Advisers, Inc., in Chicago, Illinois as a Tax Consultant, specializing in personal and real property taxes, appeals, filing returns and negotiating reductions.

DuCharme, McMillen & Associates, Inc., in Fort Wayne, Indiana as a Senior Staff Appraiser specializing in commercial and industrial narrative appraisals.

Charles R. Johnson, MAI, in Springfield, Illinois as an Associate Appraiser specializing in residential and commercial narrative appraisals.

Illinois Department of Revenue, in Springfield Illinois as Staff Appraiser specializing in commercial and industrial narrative appraisals.

Sangamon County Supervisor of Assessments Office, in Springfield, Illinois specializing in real estate appraisals.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 145

                                                                Craig A. Johnson
================================================================================

                                                 APPRAISER

                                                 Name:       CRAIG ALAN JOHNSON
                                                             -------------------

                                                 Address:    109 WESTPARK DRIVE
                                                             -------------------
         [GRAPHIC OMITTED]                                   SUITE 320
                                                             -------------------
                                                             BRENTWOOD, TN 37027
                                                             -------------------

                                                 Licensing state:  TENNESSEE

                                                 License Number:   CC-1200

                                                 /s/ Craig Alan Johnson
                                                 ----------------------------
                                                 Signature of Appraiser


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 146

                                                                         ADDENDA
================================================================================

Contents

Exhibit 1                     Engagement Letter
Exhibit 2                     Subject Metes & Bounds Description
Exhibit 3                     Discounted Cash Flow Supporting Schedules
Exhibit 4                     Historical & Supporting Operating Statement Data


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 147

                                                                       Exhibit 1
                                                               Engagement Letter
================================================================================



--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 148

July 31, 1997

                                                                          NEWTON
                                                                         OLDACRE
VIA FEDERAL EXPRESS                                                     MCDONALD

Mr. Jimmy Lamb
HUBER & LAMB
109 Westpark Drive, Suite 320
Brentwood, TN 37027

Re:  New Appraisals

Dear Mr. Lamb,

Per Tom Newton's request, enclosed please find the information you have requested on the following centers:

      Brownsville Place
      Brownsville, TN

      Chicot Crossing
      Pascagoula, MS

      Delchamps Plaza
      Long Beach, MS

      One Main Place
      Moss Point, MS

Attached to this letter is a listing of the exact items included as well as an additional Federal Express tube containing drawings. The financial information will not be available until the first of next week due to our Controller being on vacation.

If you are in need of any additional information, please feel free to give me a call. Sincerely,


/s/ Terry C. Templeton

Terry C. Templeton

                                                 Newton Oldacre McDonald, L.L.C.
                                                          P. 0. Box 680176 36068
TCT:slw                                              250 Washington Street 36067
                                                             Prattville, Alabama
enclosure                                                         (334) 361-8500
                                                              FAX (334) 365-4183

                                                                       Exhibit 2
                                              Subject Metes & Bounds Description
================================================================================


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 149

STATE OF MISSISSIPPI
COUNTY OF JACKSON

                                  WARRANTY DEED

      FOR AND IN CONSIDERATION of the sum of ten dollars, cash in hand paid, and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the undersigned,

                       GULF VILLAGE SHOPPING CENTER, INC.

                    does hereby sell, convey and warrant unto

                         ONE MAIN PLACE PARTNERS, LTD.,
                         an Alabama Limited partnership
                         qualified to do business in the
                              State of Mississippi

the following described real property, together with all improvements thereon, located in the City of Pascagoula, County of Jackson, State of Mississippi, and more particularly described as follows, to wit:

            A tract of land situated in Section 36, Township 7 South, Range 6 West, Jackson County, Mississippi, and more particularly described as follows:

            Commencing at the NE corner of Section 36; thence South along the line dividing Ranges 5 and 6 West for a distance of 3392.19 feet to the South margin of Jefferson Street; thence West along the South margin of Jefferson Street 767.64 feet to the Point of Beginning; thence South 00(degree)34'52" East for a distance of 478.42 feet; thence West for a distance of 376.63 feet; thence North 09(degree)24'20" West for a distance of 36.93 feet; thence South 87(degree)32'54" West for a distance of 201.51 feet to the East Right-of-Way line of Telephone Road; thence North 10(degree)47'22" West for a distance of 388.64 feet along said Right-of-Way; thence North 73(degree)42'44" East for a distance of 13.93 feet; thence North 1001810011 West for a distance of 66.00 feet to the South Right-of-Way line of Jefferson Street; thence East along said South Right-of-Way for a distance of 650.32 feet back to the Point of Beginning. Containing 6.66 acres, more or less.

      THIS CONVEYANCE is subject to all restrictions, reservations and easements affecting said property on file and of record in the Office of the Chancery Clerk of Jackson County, Mississippi.

      AD VALOREM TAXES for the year 1995 have been prorated between the parties hereto and the obligation to pay same is assumed by the Grantee herein upon acceptance of this deed.

                                                                       Exhibit 3
                                       Discounted Cash Flow Supporting Schedules
================================================================================



--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 150

File            :1 Main-PL                                        Time : 2:43 pm
Property Type   :Retail                                           Ref# : AAA
Portfolio       :Merrill Lynch Mortgage Capital                   Page : 2


                         One Main Place Shopping Center
                           5500 Telephone Road/SR-613
                          Pascgoula, Mississippi 39581
                   SCHEDULE OF EXPENSE REIMBURSEMENT REVENUE
    Fiscal Year Reimbursable Operating Expenses Adjusted for Actual Occupancy

                                     Year 1     Year 2     Year 3       Year 4     Year 5     Year 6     Year 7     Year 8
For the Years Ending               Jul-1998   Jul-1999   Jul-2000     Jul-2001   Jul-2002   Jul-2003   Jul-2004   Jul-2005
                                   --------   --------   --------     --------   --------   --------   --------   --------
REIMBURSABLE EXPENSES
Management Fee:                     $16,548    $17,023    $17,133      $17,262    $17,631    $17,330    $18,877    $19,057
Real Estate Taxes:                   45,794     47,168     48,583       50,526     52,547     54,649     56,835     59,108
Property Insurance:                   6,857      7,062      7,274        7,565      7,868      8,182      8,510      8,850
CAM - Common Area Maintenance:       26,055     26,837     27,642       28,748     29,897     31,093     32,337     33,631
                                    -------    -------   --------     --------   --------   --------   --------   --------
TOTAL REIMBURSABLE EXPENSES         $95,254    $98,090   $100,632     $104,101   $107,943   $111,254   $116,559   $120,646
                                    =======    =======   ========     ========   ========   ========   ========   ========

                         Calendar Year Reimbursable Operating Expenses used for Reimbursement Calculations

For the Years Ending               Dec-1997   Dec-1998   Dec-1999     Dec-2000   Dec-2001   Dec-2002   Dec-2003   Dec-2004
                                   --------   --------   --------     --------   --------   --------   --------   --------
REIMBURSABLE EXPENSES
Management Fee:                     $16,274    $16,891    $17,065      $17,181    $17,269    $17,963    $17,649    $18,962
Real Estate Taxes:                   45,016     46,366     47,757       49,393     51,368     53,423     55,560     57,782
Property Insurance:                   6,740      6,942      7,151        7,395      7,691      7,999      8,319      8,652
CAM - Common Area Maintenance:       25,612     26,381     27,172       28,103     29,227     30,396     31,612     32,876
                                    -------    -------   --------     --------   --------   --------   --------   --------
TOTAL REIMBURSABLE EXPENSES         $93,642    $96,580    $99,145     $102,072   $105,555   $109,781   $113,140   $118,272
                                    =======    =======   ========     ========   ========   ========   ========   ========

                                    Resulting Fiscal Year Property Expense Reimbursement Revenue

                                     Year 1     Year 2     Year 3       Year 4     Year 5     Year 6     Year 7     Year 8
For the Years Ending               Jul-1998   Jul-1999   Jul-2000     Jul-2001   Jul-2002   Jul-2003   Jul-2004   Jul-2005
                                   --------   --------   --------     --------   --------   --------   --------   --------
EXPENSE REIMBURSEMENTS
Management Fee:                     $16,531    $16,993    $17,133      $17,232    $17,556    $17,126    $18,415    $19,056
Real Estate Taxes:                   45,517     47,178     48,711       50,545     52,218     52,613     56,856     59,130
Property Insurance:                   6,815      7,064      7,294        7,568      7,817      7,879      8,513      8,853
CAM - Common Area Maintenance:       25,897     26,843     27,715       28,758     29,718     29,934     32,349     33,643
                                    -------    -------   --------     --------   --------   --------   --------   --------
TOTAL EXPENSE REIMBURSEMENT         $94,760    $98,078   $100,853     $104,103   $107,301   $107,552   $116,133   $120,682
                                    =======    =======   ========     ========   ========   ========   ========   ========

                             Percentage of Reimbursable Expenses Collected as Expense Reimbursement

                                      Year 1     Year 2     Year 3       Year 4     Year 5     Year 6     Year 7     Year 8
For the Years Ending                 Jul-1998   Jul-1999   Jul-2000     Jul-2001   Jul-2002   Jul-2003   Jul-2004   Jul-2005
                                     --------   --------   --------     --------   --------   --------   --------   --------
EXPENSE REIMBURSEMENTS
Management Fee:                       99.90%     99.82%   100.00%        99.83%     99.57%     98.82%     97.55%     99.99%
Real Estate Taxes:                    99.40%    100.02%   100.26%       100.04%     99.37%     96.27%    100.04%    100.04%
Properly Insurance:                   99.39%    100.03%   100.27%       100.04%     99.35%     96.30%    100.04%    100.03%
CAM - Common Area Maintenance:        99.39%    100.02%   100.26%       100.03%     99.37%     96.27%    100.04%    100.04%
                                    -------    -------   --------     --------   --------   --------   --------   --------
TOTAL EXPENSE REIMBURSEMENT           99.48%     99.99%   100.22%       100.00%     99.41%     96.67%     99.63%    100.03%
                                    =======    =======   ========     ========   ========   ========   ========   ========

                                     Year 9  Year 10    Year 11
For the Years Ending               Jul-2006 Jul-2007   Jul-2008
                                   -------- --------   --------
REIMBURSABLE EXPENSES
Management Fee:                     $19,223  $19,678    $19,680
Real Estate Taxes:                   61,473   63,632     66,489
Property Insurance:                   9,204    9,572      9,955
CAM - Common Area Maintenance:       34,976   36,375    133,954
                                   -------- --------    -------
TOTAL REIMBURSABLE EXPENSES        $124,876 $129,557    $133954
                                   ======== ========    =======

Calendar Year Reimbursable Operating Expenses used for Reimbursement
  Calculations

For the Years Ending               Dec-2005 Dec-2006   Dec-2007
                                   -------- --------   --------
REIMBURSABLE EXPENSES
Management Fee:                     $19,126  $19,208    $20,124
Real Estate Taxes:                   60,094   62,497     64,997
Property Insurance:                   8,998    9,358      9,732
CAM - Common Area Maintenance:       34,191   35,559     36,981
                                   -------- --------    -------
TOTAL REIMBURSABLE EXPENSES        $122,409 $126,622   $131,834
                                   ======== ========    =======

          Resulting Fiscal Year Property Expense Reimbursement Revenue

                                     Year 9  Year 10    Year 11
For the Years Ending               Jul-2006 Jul-2007   Jul-2008
                                   -------- --------   --------
EXPENSE REIMBURSEMENTS
Management Fee:                     $19,173  $19,612    $19,430
Real Estate Taxes:                   61,496   63,530     64,848
Property Insurance:                   9,207    9,512      9,709
CAM - Common Area Maintenance:       34,989   36,147     36,897
                                   -------- --------    -------
TOTAL EXPENSE REIMBURSEMENT        $124,865 $128,801   $130,884
                                   ======== ========    =======

     Percentage of Reimbursable Expenses Collected as Expense Reimbursement

                                      Year 9   Year 10   Year 11
For the Years Ending                 Jul-2006 Jul-2007  Jul-2008
                                     -------- --------  --------
EXPENSE REIMBURSEMENTS
Management Fee:                       99.74%   99.66%     98.73%
Real Estate Taxes:                   100.04%   99.37%     97.53%
Properly Insurance:                  100.03%   99.37%     97.53%
CAM - Common Area Maintenance:       100.04%   99.37%     97.53%
                                   -------- --------    -------
TOTAL EXPENSE REIMBURSEMENT          99.99%    99.42%     97.71%
                                   ======== ========    =======

File            :1 Main-PL                                        Time : 2:43 pm
Property Type   :Retail                                           Ref# : AAA
Portfolio       :Merrill Lynch Mortgage Capital                   Page : 5

                         One Main Place Shopping Center
                           5500 Telephone Road/SR-613
                          Pascgoula, Mississippi 39581
                            PROPERTY SUMMARY REPORT

TIMING & INFLATION
   Analysis Period:              August 1, 1997 to July 31, 2007; 10 years
   Inflation Method:             Fiscal
   General Inflation Rate:       3.00% for 2 years
                                 4.00% thereafter

PROPERTY SIZE & OCCUPANCY
   Properly Size:                68,566 Square Feet
   Alternate Size:               1 Square Foot
   Number of rent roll tenants:  4
   Total Occupied Area:          68,566 Square Feet, 100.00%, during first month
                                      of analysis

GENERAL VACANCY
   Method:                       Percent of Revenue
   Excludes Tenant Group:        Anchors
   Amount:                       5.00%

PROPERTY PURCHASE & RESALE
   Purchase Price:               -
   Resale Method:                Capitalize Net Operating Income
   Cap Rate:                     10.50%
   Cap Year:                     Year 11
   Commission/Closing Cost:      4.00%
   Net Cash Flow from Sale:      $3,173,724

PRESENT VALUE DISCOUNTING
   Discount Method:              Annually (End-point on Cash Flow & Resale)
   Unleveraged Discount Rate:    11.50%
   Unleveraged Present Value:    $2,878,160 at 11.50%

File            :1 Main-PL                                        Time : 2:43 pm
Property Type   :Retail                                           Ref# : AAA
Portfolio       :Merrill Lynch Mortgage Capital                   Page : 1


                         One Main Place Shopping Center
                           5500 Telephone Road/SR-613
                          Pascgoula, Mississippi 39581
                                Input Assumptions

PROPERTY DESCRIPTION                                  PROPERTY TIMING
Name:          One Main Place Shopping Center        Analysis Start Date:  8/97
Address:       5500 Telephone Road/SR-613            First Year Ends:      7/98
City:          Pascgoula,                            Years of Analysis:    10
State:         Mississippi
Zip:           39581
Portfolio:     Merrill Lynch Mortgage Capital
Property Type: Retail

        Area Measures
      Label       Area
-----------------------------
Property Size          68566
Alt. Prop. Size            1
Net Rentable           68566

GENERAL INFLATION
Inflation Method:       Fiscal
Reimbursement Method:   Calendar reimbursement using fiscal Inflation

      Year 1     Year 2     Year 3     Year 4     Year 5     Year 6    Year 7     Year 8    Year 9    Year 10    Year 11   Year 12
Rate:      0          3          3          4          4          4         4          4         4          4          4         4

REIMBURSABLE EXPENSES

Name                            Acct Code         Amount  Units      Area          Frequency       %Fixed     Inflation    Ref Acct
----------------------------    ---------         ------  -----      ----          ---------       ------     ---------    --------
Management Fee:                                        4  % of EGR
Real Estate Taxes:                            0.66788204  $/Area     Property Size   /Year            100
Property Insurance:                                  0.1  $/Area     Property Size   /Year            100
CAM - Common Area Maintenance:                      0.38  $/Area     Property Size   /Year            100

Gross Up for Reimbursement: No

NON-REIMBURSABLE EXPENSES

Name                            Acct Code         Amount  Units      Area          Frequency       %Fixed     Inflation    Ref Acct
----------------------------    ---------         ------  -----      ----          ---------       ------     ---------    --------
Administration:                                   0.01   $/Area      Property Size   /Year            100
Reserves:                                          0.1   $/Area      Property Size   /Year            100

GENERAL VACANCY
  Option:                    Percent of Revenue from all Tenants Except:
  Percent Based on Revenue Minus Absorption and Turnover Vacancy: No Reduce General Vacancy Result by Absorption & Turnover Vacancy: Yes
  Rate:                        5
  Excluded Tenant Group:       Anchors


RENT ROLL

    Tenant Name/             Lease   Total  Start Term/  Base/Min     Unit of    Rent   Rtl         Reimbur-       Rent  Leasing
No. Description        Suite  Type    Area  Date  Expir    Rent       Measure    Chng   Sls          sements   Abatemnt   Cost
--- -----------        ----- -----  ------- ----- ------ --------     --------   -----  ----   --------------  --------  -------
1   Bruno's (Food World)   1   Retail 47,802   3/88   4/13  3.76553282  $/SqFt/Yr                        Net
2   Big 'B'/Revco Drugs    2   Retail 10,064  12/95   2/03        6.81  $/SqFt/Yr                        Net
3   Hale's                 3   Retail  5,600  12/95   9/01        7.25  $/SqFt/Yr             Triple-Net+man
4   Movies and More        4   Retail  5,100  12/95  12/97        4.24  $/SqFt/Yr             Triple-Net+man

    Tenant Name/         Market                  Upon         Rnwl  More/
No. Description          Leasing                 Expiration   Prob  Notes
--- -----------          ---------------------   ----------   ----  -----
1 Bruno's (Food World)   1 Bruno's (Food W       Market
2 Big "B"/Revco Drugs    2 Big 'B'/Revco Drugs   Market
3 Hale's                 3 Hale's                Market
4 Movies and More        4 Movies and More       Market

                            (continued on next page)

File            :1 Main-PL                                        Time : 2:43 pm
Property Type   :Retail                                           Ref# : AAA
Portfolio       :Merrill Lynch Mortgage Capital                   Page : 2


                         One Main Place Shopping Center
                           5500 Telephone Road/SR-613
                          Pascgoula, Mississippi 39581
                                Input Assumptions
                         (continued from previous page)

Tenant Groups

Group: Anchors
  Bruno's (Food World)        1
  Big 'B'/Revco Drugs         2

DETAILED REIMBURSEMENT METHODS

Category: Triple-Net + man

Reimbursable        Reimbursable                       Pro-   Area          Area   Reimburse Charg-  Reimb.   Min.   Max   % Rent
Expenses            Method                    Amount   rata   Measure       Minimum After      able  Minimum  Growth Growth  Offset
------------------  ------------------------ -------- ------- ------------- ------- ---------- ----  -------  ------ ------ -------
Management Fee:     Net (Pays Pro Rata Share)         Natural Property Size                   100
Real Estate Taxes:  Net (Pays Pro Rata Share)         Natural Property Size                   100
Property Insurance: Net (Pays Pro Rata Share)         Natural Property Size                   100
CAM - Common Area   Net (Pays Pro Rata Share)         Natural Property Size                   100
Group               Not Available

Number of terms to apply method: 1
Gross up Expenses: Global

Category: Triple Net excl

Reimbursable        Reimbursable                       Pro-   Area          Area   Reimburse Charg-  Reimb.   Min.   Max   % Rent
Expenses            Method                    Amount   rata   Measure       Minimum After      able  Minimum  Growth Growth  Offset
------------------  ------------------------ -------- ------- ------------- ------- ---------- ----  -------  ------ ------ -------
Management Fee:     Not Reimbursed (Exclude)
Real Estate Taxes:  Net (Pays Pro Rata Share)         Natural Property Size                   100
Property Insurance: Net (Pays Pro Rata Share)         Natural Property Size                   100
CAM - Common Area   Net (Pays Pro Rata Share)         Natural Property Size                   100
Group               Not Available

Number of terms to apply method: 1
Gross up Expenses: Global

MARKET LEASING ASSUMPTIONS

Category: Bruno's (Food W

                            New Market   Renewal Mkt   Term 2   Term 3   Term 4

  Renewal Probability                            75
  Market Rent                   3.77           3.77
  Months Vacant                    4              0
  Tenant Improvements           3.00           1.00
  Leasing Commissions              4              2
  Rent Abatements                  0
NON-WEIGHTED ITEMS
  Rent Changes                    No
  Retail Sales                    No
  Reimbursements                 Net
  Term Lengths                     5

                            (continued on next page)

File            :1 Main-PL                                        Time : 2:43 pm
Property Type   :Retail                                           Ref# : AAA
Portfolio       :Merrill Lynch Mortgage Capital                   Page : 3


                         One Main Place Shopping Center
                           5500 Telephone Road/SR-613
                          Pascgoula, Mississippi 39581
                                Input Assumptions
                         (continued from previous page)


Category: Big 'B'/Revco

                            New Market   Renewal Mkt   Term 2   Term 3   Term 4

  Renewal Probability                            75
  Market Rent                    6.81          6.81
  Months Vacant                     4             0
  Tenant Improvements            2.00          1.00
  Leasing Commissions               4             2
  Rent Abatements                   0
NON-WEIGHTED ITEMS
  Rent Changes                     No
  Retail Sales                     No
  Reimbursements                  Net
  Term Lengths                      5

Category: Hale's
                            New Market   Renewal Mkt   Term 2   Term 3   Term 4

  Renewal Probability                            75
  Market Rent                    7.50          7.50
  Months Vacant                     4             0
  Tenant Improvements            2.00          1.00
  Leasing Commissions               5             2
  Rent Abatements                   0
NON-WEIGHTED ITEMS
  Rent Changes                     No
  Retail Sales                     No
  Reimbursements       Triple-Net+man
  Term Lengths                      5


PROPERTY RESALE
Initial Purchase Price:   0
Option:                   Capitalize Net Operating Income
Cap Rate:                 0.105
Resale Commission (%):    4
Apply Rate to following year income: Yes
Calculate Resale for All Years: No

                      PRESENT VALUE DISCOUNTING
                     Unleveraged Discount Range
                       Low Discount Rate:           11.5
                     Discount Method: Annually (End-point on Cash Flow & Resale)

                                                                       Exhibit 4
                                Historical & Supporting Operating Statement Data
================================================================================


--------------------------------------------------------------------------------

(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 151

                            ONE MAIN PLACE RENT ROLL

                                                                         8/14/97

----------------------------------------------------------------------------------------------------------------------------
                                                                                     PERCENTAGE RENT
----------------------------------------------------------------------------------------------------------------------------
SHOP #       TENANT            SQ.FT. GLA%   RENT PSF  BASE RENT  TERM  EXPIRATION  RATE    SALES BASE   TAXES   INSURANCE
----------------------------------------------------------------------------------------------------------------------------
Anchor  Bruno's (Food World)  47,602  69.72%  $ 3.77  $ 180,000    25    4/30/13      1%    18,000,000    yes       yes
----------------------------------------------------------------------------------------------------------------------------
Anchor  Big B/Revco ***       10,064  14.59%  $ 6.81  $  68,535     8       ***       2%     3,019,200    yes       yes
----------------------------------------------------------------------------------------------------------------------------
        Hale's                 5,600   8.12%  $ 7.25  $  40,600     5     9/30/01    n/a        n/a       yes       yes
----------------------------------------------------------------------------------------------------------------------------
        Movies and More        5,100   7.39%  $ 4.24  $  21,600             MTM      n/a        n/a       yes       yes
----------------------------------------------------------------------------------------------------------------------------
                              68,566                  $ 310,732
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
        *** Rent based on 8 year average. Tenant
        has not opened for business, so expiration date is
        not determinable
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                REIMBURSABLES                RENT     INCREASES   RENEWAL    OPTIONS
----------------------------------------------------------------------------------------------------
SHOP #       TENANT            CAM   MGMT FEE    RESERVE     DATE      AMOUNT     PERIODS   RATE/CAP
----------------------------------------------------------------------------------------------------
Anchor  Bruno's (Food World)   yes      no          no                            4 for 5
----------------------------------------------------------------------------------------------------
Anchor  Big B/Revco ***        yes      no          no     Yr2/Yr3-8 $6.50/$7.00  3 for 5     $7.00
----------------------------------------------------------------------------------------------------
        Hale's                 yes      yes         no
----------------------------------------------------------------------------------------------------
        Movies and More        yes      yes         no
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
        *** Rent based on 8 year average. Tenant
        has not opened for business, so expiration date is
        not determinable
----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                 1996
--------------------------------------------------------------------------------
               CENTER/LOCATION              PROPERTY TAXES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                1,742.45
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               13,667.88
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                1,111.68
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           BROWNSVILLE PLACE                   34,371.84
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           CHICOT CROSSING                     51,873.74
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               18,245.80
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           DELCHAMPS PLAZA                     52,875.84
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           purchased in `97
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                2,080.65
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               74,845.86
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               86,305.47
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               46,790.79
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           OPP MARKETPLACE                      7,177.70 (A)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               13,775.93
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               44,606.36
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                               17,134.33
--------------------------------------------------------------------------------
           (A) revised to exclude Winn-Dixie
--------------------------------------------------------------------------------

                                                                          NEWTON
                                                                         OLDACRE
July 30, 1997                                                           MCDONALD


For the years 1996 and 1997, Newton Oldacre McDonald (NOM) properties have been consolidated onto master policies for insurance coverage. The 1997 policies are held by The Travelers and The Fireman's Fund through Palomar Insurance Agency in Montgomery, Alabama. All NOM properties subject to the forthcoming appraisal are included in these two comprehensive policies except Parker Center in Parker, Florida and an additional windstorm policy which was purchased for The Wye Shopping Center in Panama City Beach, Florida.

Since the final Fireman's Fund policy for 1997 is pending, included are annual 1996 insurance premiums for those centers which were operating throughout 1996. Property limits and coverages for these properties are broken down in the following pages. Per our two master policies for 1997, general liability Limits per location are as follows:

                                  Limits of Liability

                 General Aggregate                    $2,000,000
                 Products/Completed Operations        $2,000,000
                 Personal and Advertising Injury      $1,000,000
                 Each Occurrence                      $1,000,000
                 Fire Damage (Any One Fire)           $  300,000
                 Medical Expense (any One Person)     $    5,000

                                                        Newton Oldacre McDonald.
                                                          L.L.C. P.O. Box 680176
                                                     250 Washington Street 36067
                                                             Prattville, Alabama
                                                                   (334)361-8500
                                                              FAX (334) 365-4183

--------------------------------------------------------------------------------
                                                 1996
--------------------------------------------------------------------------------
               CENTER/LOCATION                INSURANCE
--------------------------------------------------------------------------------
                                            ANNUAL PREMIUM
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          under construction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                            open August '96
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                             open Dec. '96
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           BROWNSVILLE PLACE                 3,764.13 (1)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           CHICOT CROSSING                    9,674.84
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              4,883.20
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           DELCHAMPS PLAZA                    8,039.98
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                          under construction
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                            open Jan. '97
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                             16,226.46
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           21,989.94 (2)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           ONE MAIN PLACE                     6,666.67
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              3,777.36
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                             14,820.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                              6,460.07
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           22,320.29 (3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
           (l) does not include Wal-Mart (self-insured)
--------------------------------------------------------------------------------
           (2) plus $4,147.65 fire protection & parking lot light tax
--------------------------------------------------------------------------------
           (3) additional windstorm premium - $7,990.00 (Hutt Insurance - Panama
               City)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Location 2        One Main Place - Jackson County
                  5500 Telephone Road
                  Pascagoula, MS

            62,838 Square Feet Leaseable
            227,270 Square Feet Parking (358 spaces)

            PC Class 6, NCII Construction, Sprinklered

            Building Limit          $2,500,000 @ 90% Coinsurance
            Deductible              $2,500
            Valuation               Replacement Cost
            Causes of Loss          Special

            Rental Income Limit     Actual Loss Sustained

            Mortgagee               Protective Life Insurance Company
                                    c/o Byars & Company
                                    P.O. Box 530310
                                    Birmingham, AL 35253

            Add'l Named Insured     One Main Place Partners, Ltd.

Location 3        Chicot Crossing - Jackson County
                  3419-3517 Denny Avenue
                  Pascagoula, MS

            112,083 Square Feet Leaseable
            400,610 Square Feet Parking (673 spaces)

            PC Class 6, NCII Construction, Sprinklered

            Building Limit          $2,593,860 @ 990% Coinsurance
            Deductible              $10,000
            Valuation               Replacement Cost
            Causes of Loss          Special
            Rental Income Limit     Actual Loss Sustained

            Mortgagee               Regions Bank
                                    Attn.: James R. Beaird
                                    417 North 20TH Street
                                    Birmingham, AL 35203

            Add'l Named Insured     Pascagoula Properties Ltd.

                            1997 EXPENSE PROJECTIONS
                            NEWTON OLDACRE MCDONALD

--------------------------------------------------------------------------------------------------------------------------
ITEM                               Anniston      Beck & 23rd     Bessemer      Brownsville    Cantonmont      Clanton
==========================================================================================================================
                                    NOTE 1          NOTE 1        NOTE 1                        NOTE 1
--------------------------------------------------------------------------------------------------------------------------
GLA'S (Sq.Ft.)                        82,840         56,900         95,591         76,762         58,040         56,550
--------------------------------------------------------------------------------------------------------------------------
(GLA less Anchor if net lease)        18,640         12,900         51,591                        14,040         11,050
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
EXPENSES:
--------------------------------------------------------------------------------------------------------------------------
CAM EXPENSES
--------------------------------------------------------------------------------------------------------------------------
Utilities                                                                       (1,548.91)                    (3,214.07)
--------------------------------------------------------------------------------------------------------------------------
Parking Lot Maintenance                                                        (10,970.00)                    (7,652.50)
--------------------------------------------------------------------------------------------------------------------------
Non-Parking Public Areas                                                        (1,200.00)                    (1,330.00)
--------------------------------------------------------------------------------------------------------------------------
Light Repairs                                                                                                   (356.11)
--------------------------------------------------------------------------------------------------------------------------
Landscaping                                                                     (9,732.00)                   (11,874.00)
--------------------------------------------------------------------------------------------------------------------------
Other CAM                         (31,105.80)    (14,998.84)    (47,998.84)                   (22,594.97)
--------------------------------------------------------------------------------------------------------------------------
  CAM TOTALS                      (31,105.80)    (14,998.84)    (47,998.84)    (23,450.91)    (22,594.97)    (24,426.68)
--------------------------------------------------------------------------------------------------------------------------
  (CAM EXPENSES/SF)             $     0.4950   $     0.2636   $     0.4950   $     0.3055   $     0.3893   $     0.4319
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
BUILDING MAINTENANCE
--------------------------------------------------------------------------------------------------------------------------
  (Estimated @ $.10/SF)            (1,884.00)     (1,290.00)     (5,159.10)     (7,676.20)     (1,404.00)     (1,105.00)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
GENERAL EXPENSES
--------------------------------------------------------------------------------------------------------------------------
  Real Estate Taxes               (26,392.80)    (15,032.98)    (40,148.22)    (34,372.00)    (29,687.46)    (18,245.60)
--------------------------------------------------------------------------------------------------------------------------
  (RE TAX/SF)                   $     0.4200   $     0.2642   $     0.4200   $     0.4476   $     0.5115   $     0.3226
--------------------------------------------------------------------------------------------------------------------------
  Insurance                        (5,341.40)    (11,949.00)     (8,125.24)     (3,700.00)     (6,384.40)     (4,800.00)
--------------------------------------------------------------------------------------------------------------------------
  (INSURANCE/SF)                $     0.0850   $     0.2100   $     0.0850   $     0.0482   $     0.1100   $     0.0849
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSES
--------------------------------------------------------------------------------------------------------------------------
  Management Fees                 (19,718.80)    (13,992.00)    (33,125.00)    (13,788.88)    (18,520.40)    (18,969.40)
--------------------------------------------------------------------------------------------------------------------------
  Other Administrative Exp.          (200.00)       (200.00)       (200.00)       (200.00)       (200.00)       (200.00)
--------------------------------------------------------------------------------------------------------------------------
  TOTAL ADMIN. EXPENSES           (19,918.80)    (14,192.00)    (33,325.00)    (13,988.88)    (18,720.40)    (19,169.40)
--------------------------------------------------------------------------------------------------------------------------
  (ADMIN. EXPENSES/SF)          $     0.3170   $     0.2494   $     0.3486   $     0.1822   $     0.3225   $     0.3390
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                  $  84,642.80   $  57,462.82   $ 134,075.11   $  83,187.99   $  78,791.23   $  67,746.88
==========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES/SF               $     1.3470   $     1.0099   $     1.4026   $     1.0837   $     1.3575   $     1.1960
--------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
ITEM                             Long Beach    Kanderville     Nine Mile       One Main       Oppellics        Opp
=========================================================================================================================
                                                                 NOTE 1                         NOTE 1
-------------------------------------------------------------------------------------------------------------------------
GLA'S (Sq.Ft.)                       52,859         77,823       164,534          68,566         58,400         25,350
-------------------------------------------------------------------------------------------------------------------------
(GLA less Anchor if net lease)                                                                   14,400
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
EXPENSES:
-------------------------------------------------------------------------------------------------------------------------
CAM EXPENSES
-------------------------------------------------------------------------------------------------------------------------
Utilities                         (3,228.11)     (7,485.97)                    (3,024.42)                    (2,814.40)
-------------------------------------------------------------------------------------------------------------------------
Parking Lot Maintenance           (5,909.00)    (11,289.55)                   (10,153.50)                    (2,886.66)
-------------------------------------------------------------------------------------------------------------------------
Non-Parking Public Areas          (1,271.13)
-------------------------------------------------------------------------------------------------------------------------
Light Repairs                     (2,179.11)     (1,975.00)                    (3,383.09)
-------------------------------------------------------------------------------------------------------------------------
Landscaping                       (3,666.00)    (21,938.61)                      (830.00)                    (1,466.24)
-------------------------------------------------------------------------------------------------------------------------
Other CAM                           (225.00)     (5,236.61)    (71,848.00)                   (17,841.20)
-------------------------------------------------------------------------------------------------------------------------
  CAM TOTALS                     (16,700.35)    (47,905.74)    (71,848.00)    (17,391.01)    (17,841.20)     (7,167.30)
-------------------------------------------------------------------------------------------------------------------------
  (CAM EXPENSES/SF)                  0.2657   $     0.6156   $     0.3693   $     0.2536   $     0.3055   $     0.2827
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
BUILDING MAINTENANCE
-------------------------------------------------------------------------------------------------------------------------
  (Estimated @ $.10/SF)           (6,285.80)     (7,782.30)    (18,453.40)     (6,856.60)     (1,440.00)     (2,535.00)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
GENERAL EXPENSES
-------------------------------------------------------------------------------------------------------------------------
  Real Estate Taxes              (52,975.84)    (74,845.86)    (94,380.32)    (46,790.79)    (18,839.64)    (31,662.40)
-------------------------------------------------------------------------------------------------------------------------
  (RE TAX/SF)                         0.8428   $     0.9617   $     0.5115   $     0.6824   $     0.3226   $     1.2486
-------------------------------------------------------------------------------------------------------------------------
  Insurance                       (6,179.00)    (18,265.00)    (21,990.00)     (6,552.00)     (4,958.16)     (3,713.00)
-------------------------------------------------------------------------------------------------------------------------
  (INSURANCE/SF)                     0.0963   $     0.2347   $     0.1192   $     0.0956   $     0.0849   $     0.1465
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSES
-------------------------------------------------------------------------------------------------------------------------
  Management Fees                (19,640.48)    (40,723.88)    (47,462.60)    (12,450.40)    (18,422.00)     (5,915.00)
-------------------------------------------------------------------------------------------------------------------------
  Other Administrative Exp.         (200.00)       (200.00)       (200.00)       (200.00)       (200.00)       (200.00)
-------------------------------------------------------------------------------------------------------------------------
  TOTAL ADMIN. EXPENSES          (19,840.48)    (40,923.88)    (47,662.60)    (12,650.40)    (18,622.00)     (6,115.00)
-------------------------------------------------------------------------------------------------------------------------
  (ADMIN. EXPENSES/SF)               0.3156   $     0.5259   $     0.2583   $     0.1638   $     0.3189   $     0.2412
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                   101,981.57   $ 189,722.78   $ 254,334.32   $  90,195.80   $  61,701.20   $  51,182.70
=========================================================================================================================

-------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES/SF                    1.6224   $     2.4379   $     1.3783   $     1.3155   $     1.0565   $     2.0190
-------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
ITEM                                Parker       Pascagoula    Phenix City         V           TOTALS
=========================================================================================================

---------------------------------------------------------------------------------------------------------
GLA'S (Sq.Ft.)                     68,680           122,560         72,312         64,848      1,212,415
---------------------------------------------------------------------------------------------------------
(GLA less Anchor if net lease)     24,680            75,060         26,612
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
EXPENSES:
---------------------------------------------------------------------------------------------------------
CAM EXPENSES
---------------------------------------------------------------------------------------------------------
Utilities                                         (9,942.81)     (6,400.38)     (7,221.97)    (44,861.04)
---------------------------------------------------------------------------------------------------------
Parking Lot Maintenance                           (3,942.81)    (10,674.00)     (6,598.57)    (69,561.78)
---------------------------------------------------------------------------------------------------------
Non-Parking Public Areas                                         (1,350.00)       (700.00)     (5,851.13)
---------------------------------------------------------------------------------------------------------
Light Repairs                                     (2,240.69)                                  (10,134.00)
---------------------------------------------------------------------------------------------------------
Landscaping                                       (1,845.45)       (445.00)     (1,675.00)    (53,694.30)
---------------------------------------------------------------------------------------------------------
Other CAM                         (18,104.00)                                     (900.00)   (230,171.97)
---------------------------------------------------------------------------------------------------------
  CAM TOTALS                      (18,104.00)    (17,458.95)    (18,869.38)    (17,095.54)   (414,274.22)
---------------------------------------------------------------------------------------------------------
  (CAM EXPENSES/SF)             $     0.2636   $     0.1427   $     0.2609   $     0.2636
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
BUILDING MAINTENANCE
---------------------------------------------------------------------------------------------------------
  (Estimated @ $.10/SF)            (2,468.00)     (7,506.00)     (2,681.20)     (6,484.60)    (81,011.50)
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
GENERAL EXPENSES
---------------------------------------------------------------------------------------------------------
  Real Estate Taxes                18,148.00     (50,243.04)    (44,605.36)    (17,134.33)   (577,201.84)
---------------------------------------------------------------------------------------------------------
  (RE TAX/SF)                   ($    0.2642)  $     0.4106   $     0.5169   $     0.2642
---------------------------------------------------------------------------------------------------------
  Insurance                       (14,820.00)     (9,510.00)     (8,350.00)    (21,940.00)   (154,577.20)
---------------------------------------------------------------------------------------------------------
  (INSURANCE/SF)                $     0.2158   $     0.0777   $     0.0878   $     0.3383
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSES
---------------------------------------------------------------------------------------------------------
  Management Fees                 (20,938.64)    (33,437.44)    (22,216.68)    (16,522.00)   (355,798.60)
---------------------------------------------------------------------------------------------------------
  Other Administrative Exp.          (200.00)       (200.00)       (200.00)       (200.00)     (3,200.00)
---------------------------------------------------------------------------------------------------------
  TOTAL ADMIN. EXPENSES           (21,138.64)    (33,637.44)    (22,416.68)    (16,722.00)   (358,998.60)
---------------------------------------------------------------------------------------------------------
  (ADMIN. EXPENSES/SF)          $     0.3078   $     0.2749   $     0.3100   $     0.2579
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                  $  38,384.64   $11,835,343.00 $  94,923.62   $  79,923.62   $  79,376.67
=========================================================================================================

---------------------------------------------------------------------------------------------------------
TOTAL EXPENSES/SF               $     0.5689   $     0.9673   $     1.3127   $     1.2240
---------------------------------------------------------------------------------------------------------

NOTE 1: These properties have not been in operation for a full year. Therefore, certain expenses have been estimated.
--------------------------------------------------------------------------------

                                                                       Exhibit 5
                                                             Insurance Valuation
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.

Insurance Valuation

The insurance valuation utilizes the basic cost estimates presented in the Cost Approach. However, certain cost items must be excluded as well as the land value estimate.

Cost Items Excluded

1. Basement Excavation
2. Foundations Below Ground
3. Piping Below Ground
4. Architects' Fees

Source: Marshall Valuation Service, Marshall & Swift
        Section 96, Pages 1-2

Depreciation Items Excluded

      Given the nature and purpose of the valuation, any external obsolescence is excluded as a deprecation item. In addition, functional incurable resulting from basic design parameters such as the site plan/layout of the improvements is excluded. However, functional incurable obsolescence from certain cost components may be included. All other forms of depreciation are included.

      The cost summary for insurance valuation purposes is presented on the following page.


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(C)1997 Huber & Lamb Appraisal Group, Inc.

INSURANCE VALUATION - COST APPROACH SUMMARY

Property:     One Main Place Shopping Center
Address:      5500 Telephone Road/SR-613
City:         Pascagoula
State:        Mississippi
--------------------------------------------------------------------------------

Direct Costs                                                  Marshall Valuation
                                                              Cost Estimates
                                                              --------------
Structural Improvements
      Property Size     68,566 SF  @     $37.53 /SF  =             $2,573,151

Special Tenant Improvements*
Bruno's (Food Worl      47,802 SF  @      $0.00 /SF  =                     $0
Big `B'/Revco Drug      10,064 SF  @      $0.00 /SF  =                     $0
Hale's                   5,600 SF  @      $0.00 /SF  =                     $0
Movies and More          5,100 SF  @      $0.00 /SF  =                     $0

Site Improvements
Asphalt Paving         180,000 SF  @      $1.50 /SF  =  $270,000
Fence                       20 LF  @     $13.00 /LF  =       260
Signage & Lighting:                                       10,000
Landscaping:                                              10,000
Site Preparation                                               0
Traffic Light Installation:                                    0
Additional Fees & Permits                                 20,000
                                                        --------
               Subtotal Site Improvements:                            310,260
                                                                   ----------
               Total Direct Costs:                                 $2,883,411
               Indirect Costs

               Land Loan Interest:                       $18,900
               Lease-Up Costs:                            99,700
               Professional Fees:                         30,000
                                                        --------
                 Total Indirect Costs:                                148,600
                                                                   ----------
Total Direct and Indirect Costs:                                   $3,032,011

Entrepreneurial Profit as % of Direct/Indirect Costs, Rd.      0%           0
                                                                   ----------
Total Cost New of improvements and Profit                          $3,032,011

Less: Accrued Depreciation (Note Recognized In Insurable Value)             0
                                                                   ----------
Depreciated Cost of Improvements:                                  $3,032,011

Less: Insurance Exlcusions
Basement Excavation*                0.0%                      $0
Foundations Below Ground*           3.4%                $103,088
Architects' Fees**                  5.7%                $172,825
Site Work & improvements                                $310,260
                                                        --------
  Total insurance Exclusions
                                                                     (586,173)
                                                                   ----------
Insurance Valuation by Cost Approach                               $2,445,838

               Insurance Value Estimate, Rounded                   $2,446,000

*Source: Marshall Valuation Service, Section 96
**Source: Marshall Valuation Service, Section 99